                                                    Filed Pursuant to Rule 424b5
                                                Registration File NO: 333-113543

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 10, 2005)

                                  $984,804,000
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-HE3
                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2005-HE3
                                    ISSUER

                       MORGAN STANLEY ABS CAPITAL I INC.
                                   DEPOSITOR

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                    SERVICER

                          HOMEQ SERVICING CORPORATION
                                   SERVICER

     THE FOLLOWING CLASSES OF CERTIFICATES ARE BEING OFFERED PURSUANT TO THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

                                ORIGINAL CLASS
               CLASS         CERTIFICATE BALANCE     PASS-THROUGH RATE
          ---------------   ---------------------   ------------------
            CLASS A-1SS          $283,769,000            VARIABLE
            CLASS A-1MZ          $ 70,943,000            VARIABLE
            CLASS A-2A           $280,000,000            VARIABLE
            CLASS A-2B           $ 95,831,000            VARIABLE
            CLASS A-2C           $ 69,000,000            VARIABLE
            CLASS M-1            $ 37,976,000            VARIABLE
            CLASS M-2            $ 34,384,000            VARIABLE
            CLASS M-3            $ 20,527,000            VARIABLE
            CLASS M-4            $ 18,475,000            VARIABLE
            CLASS M-5            $ 16,935,000            VARIABLE
            CLASS M-6            $ 16,935,000            VARIABLE
            CLASS B-1            $ 15,396,000            VARIABLE
            CLASS B-2            $ 13,343,000            VARIABLE
            CLASS B-3            $ 11,290,000            VARIABLE

--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-8 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 7 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER
THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND ARE NOT
INTERESTS IN OR OBLIGATIONS OF ANY OTHER PERSON.

NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR
GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

--------------------------------------------------------------------------------

THE TRUST FUND --

o    THE TRUST FUND CONSISTS PRIMARILY OF TWO GROUPS OF FIXED AND ADJUSTABLE
     RATE, FIRST-LIEN AND SECOND-LIEN MORTGAGE LOANS SECURED BY RESIDENTIAL REAL
     PROPERTIES.

THE CERTIFICATES --

o    THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE ASSETS OF THE TRUST
     FUND, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT; AND

o    THE CERTIFICATES WILL ACCRUE INTEREST AT A RATE EQUAL TO ONE-MONTH LIBOR
     PLUS A RELATED FIXED MARGIN, SUBJECT TO CERTAIN CAPS, AS DESCRIBED IN THIS
     PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT --

o    SUBORDINATION AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION
     OF THE CERTIFICATES -- PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES";

o    OVERCOLLATERALIZATION AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER
     "DESCRIPTION OF THE CERTIFICATES -- OVERCOLLATERALIZATION PROVISIONS"; AND

o    EXCESS INTEREST AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER
     "DESCRIPTION OF THE CERTIFICATES -- OVERCOLLATERALIZATION PROVISIONS".

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     MORGAN STANLEY ABS CAPITAL I INC. WILL NOT LIST THE CERTIFICATES ON ANY
SECURITIES EXCHANGES OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PURCHASED BY
MORGAN STANLEY & CO. INCORPORATED, COUNTRYWIDE SECURITIES CORPORATION AND
UTENDAHL CAPITAL PARTNERS, L.P. AND OFFERED FROM TIME TO TIME TO THE PUBLIC IN
NEGOTIATED TRANSACTIONS OR OTHERWISE AT VARYING PRICES TO BE DETERMINED AT THE
TIME OF SALE. PROCEEDS TO THE DEPOSITOR FROM THE SALE OF THE OFFERED
CERTIFICATES ARE ANTICIPATED TO BE APPROXIMATELY $981,849,588 BEFORE THE
DEDUCTION OF EXPENSES PAYABLE BY THE DEPOSITOR, ESTIMATED TO BE APPROXIMATELY
$800,000. THE OFFERED CERTIFICATES WILL BE AVAILABLE FOR DELIVERY TO INVESTORS
IN BOOK ENTRY FORM THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY,
CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE
EUROCLEAR SYSTEM, ON OR ABOUT JULY 21, 2005.

MORGAN STANLEY
                      COUNTRYWIDE SECURITIES CORPORATION
                                                 UTENDAHL CAPITAL PARTNERS, L.P.

JULY 19, 2005

           IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING
PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN
THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2005-HE3
in any state where the offer is not permitted.

     FOR 90 DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS
SELLING CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS
REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

     We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

     Morgan Stanley ABS Capital I Inc.'s principal offices are located at 1585
Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                                      S-2

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
                                                                           -----

   Assignment or Delegation of Duties by the Master Servicer;

   Servicing and Trustee Fees and Other Compensation and Payment of

   Certain Matters Regarding the Depositor, the Servicers, the

   Hypothetical Available Funds and Supplemental Interest Rate Cap

                                       S-3

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER
IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY TO UNDERSTAND ALL OF THE
TERMS OF THE OFFERING OF THE CERTIFICATES.

THE OFFERED CERTIFICATES

     The Morgan Stanley ABS Capital I Inc. Trust 2005-HE3 will issue the
Mortgage Pass-Through Certificates, Series 2005-HE3. Fourteen classes of the certificates-the Class A-1ss certificates, the Class A-1mz certificates, the
Class A-2a certificates, the Class A-2b certificates, the Class A-2c certificates, the Class M-1 certificates, the Class M-2 certificates, the Class
M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the
Class M-6 certificates, the Class B-1 certificates, the Class B-2 certificates and the Class B-3 certificates - are being offered to you by this prospectus supplement. The Class A-1ss and the Class A-1mz certificates generally represent interests in the group I mortgage loans, and the Class A-2a, Class A-2b and
Class A-2c certificates generally represent interests in the group II mortgage loans. The Class M certificates and the Class B certificates represent interests in all of the mortgage loans.

THE OTHER CERTIFICATES

     The trust will also issue three other classes of certificates - the Class
X, Class P and Class R certificates - which will not be offered under this prospectus supplement.

     The Class X certificates will have an initial aggregate principal balance of approximately $41,568,175, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class
X certificates initially evidence an interest of approximately 4.05% of the aggregate scheduled principal balance of the mortgage loans in the trust.

     The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The
Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The certificates will represent fractional undivided interests in the assets of the trust, which will consist primarily of the mortgage loans.

CLOSING DATE

     On or about July 21, 2005.

CUT-OFF DATE

     July 1, 2005.

DISTRIBUTIONS

     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in August 2005, to the holders of record on the preceding record date.

     The record date for the offered certificates will be the business day preceding the related distribution date, unless the offered certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

PAYMENTS OF INTEREST

     The pass-through rates for each class of offered certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, from and including the closing date) through the day before the current distribution date.

PAYMENTS OF PRINCIPAL

     Principal will be paid on the certificates on each distribution date as described under "Description of the Certificates--Distributions of Interest and
Principal" in this prospectus supplement.

                                       S-4

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

     o    the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization;

     o    the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and

     o    the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

INTEREST RATE CAP AGREEMENTS

     The offered certificates will have the benefit of interest rate cap agreements provided by Morgan Stanley Capital Services Inc., as cap provider, to cover certain shortfalls in interest that may result from the pass-through rates on those classes of certificates being limited by the caps on those pass-through rates. All obligations of the trust under the interest rate cap agreements will be paid on or prior to the closing date. For further information regarding these interest rate cap agreements, see "Description of the Certificates--Interest
Rate Cap Agreements" in this prospectus supplement.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust will be primarily fixed and adjustable rate subprime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from Decision One Mortgage
Company LLC, WMC Mortgage Corp. (which in turn acquired them from brokers and correspondent lenders), NC Capital Corporation (which in turn acquired them from
New Century Mortgage Corporation), Accredited Home Lenders, Inc. and Fremont
Investment & Loan. Decision One Mortgage Company LLC, WMC Mortgage Corp., NC
Capital Corporation, Accredited Home Lenders, Inc. and Fremont Investment & Loan
have each made or will make certain representations and warranties relating to the mortgage loans.

     On the closing date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date will be approximately $1,026,372,175. Approximately 15.30% of these mortgage loans are fixed rate and approximately 84.70% are adjustable rate.
Approximately 94.23% of the mortgage loans are first-lien mortgage loans, and approximately 5.77% of the mortgage loans are second-lien mortgage loans.

     The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and assumes that the mortgage loans have no delinquencies, defaults or prepayments from June 1, 2005 through the cut-off date.

     The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 348 months and have the following approximate characteristics as of the cut-off date:

Range of interest rates:...................................    4.890% to 13.750%
Weighted average interest rate:............................               7.224%
Range of gross margins of adjustable rate mortgage
   loans:..................................................     4.000% to 9.490%
Weighted average gross margin of adjustable rate
   mortgage loans:.........................................               6.383%
Range of minimum interest rates of adjustable rate
   mortgage loans:.........................................    4.890% to 12.700%
Weighted average minimum interest rate of adjustable
   rate mortgage loans:....................................               7.008%
Range of maximum interest rates of adjustable rate
   mortgage loans:.........................................   10.890% to 19.700%
Weighted average maximum interest rate of adjustable
   rate mortgage loans:....................................              13.516%
Range of principal balances:...............................   $5,719 to $848,225
Average principal balance:.................................             $166,538
Range of combined original loan-to-value ratios:...........     7.04% to 100.00%

                                       S-5

Weighted average combined original loan-to-value ratio:....               82.64%
Weighted average next adjustment date of adjustable
   rate mortgage loans:....................................             May 2007

     For purposes of calculating principal distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the offered certificates, in each case as described in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and "group II mortgage loans."
The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac and Fannie Mae guidelines. The group II mortgage loans will consist of all other remaining mortgage loans.
Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Loan Pool" in this prospectus supplement.

     After an initial fixed rate period, the interest rate on all of the adjustable rate mortgage loans will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The
Index" in this prospectus supplement.

     For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after initial periods of approximately two, three or five years, as more fully described under "The Mortgage Loan Pool" in this prospectus supplement. For additional information regarding the mortgage loans, see "The
Mortgage Loan Pool" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS AND SECURITIES ADMINISTRATION

     The primary servicing of substantially all of the mortgage loans will be performed by HomEq Servicing Corporation and Countrywide Home Loans Servicing
LP. HomEq Servicing Corporation will act as servicer with respect to approximately 50.70% of the mortgage loans. Countrywide Home Loans Servicing LP will act as servicer with respect to approximately 49.28% of the mortgage loans.
Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

     As master servicer, Wells Fargo Bank, National Association will be required to monitor the performance of Countrywide Home Loans Servicing LP pursuant to the pooling and servicing agreement. As securities administrator, Wells Fargo
Bank, National Association will be required to act as paying agent, transfer agent and certificate registrar. See "The Master Servicer" and "The Securities
Administrator" in this prospectus supplement.

OPTIONAL TERMINATION OF THE TRUST

     Subject to the satisfaction of the conditions described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement, any servicer individually, or all of the servicers together may, at their option, purchase the mortgage loans on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on the distribution date of the final distribution on the certificates and a termination of the trust.

ADVANCES

     Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans serviced by it, unless the applicable servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. The master servicer acting as backup servicer will advance its own funds to make advances if the applicable servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement.
These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

                                       S-6

FEDERAL TAX ASPECTS

     Cadwalader, Wickersham & Taft LLP is acting as tax counsel to Morgan
Stanley ABS Capital I Inc. and is of the opinion that:

     o    portions of the trust will be treated as two real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and

     o    the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

LEGAL INVESTMENT

     None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal
Investment" in this prospectus supplement and in the prospectus.

RATINGS

     In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc., and Moody's Investors Service,
Inc.:

CLASS    S&P   FITCH   MOODY'S
-----   ----   -----   -------
A-1ss    AAA    AAA      Aaa
A-1mz    AAA    AAA      Aaa
 A-2a    AAA    AAA      Aaa
 A-2b    AAA    AAA      Aaa
 A-2c    AAA    AAA      Aaa
 M-1     AA+    AA+      Aa1
 M-2     AA      AA      Aa2
 M-3     AA      AA      Aa3
 M-4     AA-    AA-       A1
 M-5     A+      A+       A2
 M-6      A      A        A3
 B-1     A-      A-      Baa1
 B-2    BBB+   BBB+      Baa2
 B-3     BBB    BBB      Baa3

     A security rating is not a recommendation to buy, sell or hold securities.
These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreements.

                                       S-7

                                  RISK FACTORS

     In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is July 1, 2005. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from June 1, 2005 through the cut-off date.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR
DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

     The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers. The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY
RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

     Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

     In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

     Group I mortgage loans

CALIFORNIA   FLORIDA   ILLINOIS
----------   -------   --------
  19.87%      8.13%      5.89%

     Group II mortgage loans

CALIFORNIA   FLORIDA   NEW YORK
----------   -------   --------
  43.52%      8.00%      6.87%

     Because of the relative geographic concentration of the mortgaged properties within these states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after

                                       S-8

the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

EFFECT ON YIELDS CAUSED BY PREPAYMENTS, DEFAULTS AND LOSSES.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

     o    If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o    If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o    The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed rate mortgage loans, the fixed rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed rate mortgage loans may decrease.

     o    The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable rate mortgage loans. The adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     o    Approximately 77.01% of the group I mortgage loans and approximately
          77.15% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

     o    Each of the original loan sellers (WMC Mortgage Corp., Decision One
          Mortgage Company LLC, NC Capital Corporation, Accredited Home Lenders,
          Inc. or Fremont Investment & Loan, as the case may be) may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

     o    Any servicer individually, or all of the servicers together, may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

     o    As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.

     o    The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the

                                       S-9

          overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

     o    The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the
          Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in August 2008. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and
          Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. The weighted average lives of the Class M and
          Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

     o    If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

     o    Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. All of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

     o    The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the
          Class A certificates, and to a limited extent, the holders of the
          Class M certificates and, to a lesser degree, the holders of the Class
          B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

     o    If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN THE
REQUIRED LEVEL OF OVERCOLLATERALIZATION.

     The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by

                                      S-10

the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk
Factor, will affect the amount of excess interest that the mortgage loans will generate:

     o    Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o    Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

     o    If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

     o    Substantially all of the adjustable rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 0.02% of the adjustable rate mortgage loans will not occur until six months after the date of origination, the first adjustment of the interest rates for approximately 92.23% of the adjustable rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 5.47% of the adjustable rate mortgage loans will not occur until three years after the date of origination, and the first adjustment of the interest rates for approximately 2.28% of the adjustable rate mortgage loans will not occur until five years after the date of origination. As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the offered certificates cannot exceed the weighted average coupon of the mortgage loan pool, less fees and expenses.

     o    If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

     o    Investors in the offered certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF INTEREST RATES ON THE MORTGAGE LOANS AND OTHER FACTORS ON THE
PASS-THROUGH RATES OF THE OFFERED CERTIFICATES.

     The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the offered certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust.

     A variety of factors, in addition to those described in the previous Risk
Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

     o    The interest rates on the fixed rate mortgage loans will not adjust, and the interest rates on the adjustable rate mortgage loans are based on a six-month LIBOR index. All of the adjustable rate mortgage loans have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the previous Risk Factor, most of the adjustable rate mortgage loans will not have the first adjustment to their interest rates until six months, two years, three years or five years after the origination of those mortgage

                                      S-11

          loans. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

     o    The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

     o    The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans do not adjust.
          Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

     o    If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

     o    If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of one of the two loan groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by the offered certificates may also be covered by amounts payable under the interest rate cap agreements relating to such certificates.
          However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION
OF INTEREST ON YOUR CERTIFICATES.

     When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for the amount of shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls do not exceed the servicing fee for that distribution date payable to that servicer.

     If the applicable servicer fails to make such payments or the shortfall exceeds the servicing fee payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

                                      S-12

RISKS RELATING TO THE SUBORDINATION OF THE CLASS A-1MZ CERTIFICATES TO THE CLASS
A-1SS CERTIFICATES.

     The Class A-1mz certificates are entitled to receive distributions of interest concurrently with the Class A-1ss certificates on a pro rata basis. In addition, the Class A-1mz certificates are supported by the subordination of the
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
Class B-2 and Class B-3 certificates. However, the Class A-1mz certificates will not receive any principal distributions until the class principal balance of the
Class A-1ss certificates has been reduced to zero, if:

     o    with respect to any distribution date occurring before August 2007, the aggregate amount of realized losses on the mortgage loans since the cut-off date, as a percentage of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date, exceeds 1.50%,
          or

     o    with respect to any distribution date occurring in or after August
          2007, delinquencies and/or cumulative realized losses on the mortgage loans exceed certain specified levels further described as "Trigger
          Events" in this prospectus supplement.

     The allocation described above will increase the risk that shortfalls in principal and realized losses on the mortgage loans will be borne by the Class
A-1mz certificates. If such shortfalls or realized losses are borne by the Class
A-1mz certificates, the yield to investors in that class of certificates will be adversely affected.

ADDITIONAL RISKS ASSOCIATED WITH THE CLASS M AND CLASS B CERTIFICATES.

     The weighted average lives of, and the yields to maturity on, the Class
M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2
and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4,
Class M-3, Class M-2 and Class M-1 certificates, in that order. As a result of this reduction, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on the liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under
"Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least August 2008 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels.
As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

     In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the

                                      S-13

mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
THE MORTGAGE LOAN BALANCE.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this prospectus supplement are insufficient to cover the loss.

A PORTION OF THE MORTGAGE LOANS ARE SECURED BY SUBORDINATE MORTGAGES; IN THE
EVENT OF A DEFAULT, THESE MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES.

     Approximately 6.04% of the group I mortgage loans and approximately 5.56%
of the group II mortgage loans are secured by second-lien mortgages, which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under any senior mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

     An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

     Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below.
Approximately 40.48% of the group I mortgage loans and approximately 34.75% of the group II mortgage loans had loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80.00% but not more than 100.00%. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY
RESULT IN INCREASED DELINQUENCIES AND LOSSES.

     Approximately 20.19% of the group I mortgage loans and approximately 29.96%
of the group II mortgage loans have an initial interest-only period of up to five years after the date of origination. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled

                                      S-14

monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by excess interest or overcollateralization, will be allocated to the offered certificates in reverse order of seniority.

     Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

PAYMENTS IN FULL OF A BALLOON LOAN DEPEND ON THE BORROWER'S ABILITY TO REFINANCE
THE BALLOON LOAN OR SELL THE MORTGAGED PROPERTY.

     Approximately 4.42% of the group I mortgage loans and approximately 6.52%
of the group II mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    the level of available interest rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition of the mortgagor;

     o    tax laws;

     o    prevailing general economic conditions; and

     o    the availability of credit for single family real properties generally.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE
MORTGAGE LOANS.

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the
U.S. Department of Justice, the U.S. Department of Housing and Urban Development
and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators.
In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

                                      S-15

     o    the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o    the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
          Credit Protection Act, in the extension of credit; and

     o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

     Each of WMC Mortgage Corp., Decision One Mortgage Company LLC, NC Capital
Corporation, Accredited Home Lenders, Inc. and Fremont Investment & Loan has
represented or will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations. In addition, each of WMC Mortgage Corp., Decision One Mortgage Company LLC, NC
Capital Corporation, Accredited Home Lenders, Inc. and Fremont Investment & Loan
has also represented or will represent that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is
classified as a "high cost home," "threshold," "covered," "high risk home" or
"predatory" loan under any other applicable federal, state or local law. In the event of a breach of any of such representations, the related selling party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

THE INTEREST RATE CAP AGREEMENTS ARE SUBJECT TO COUNTERPARTY RISK.

     The assets of the trust include interest rate cap agreements that will require the cap provider to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the securities administrator under the interest rate cap agreements, the ability of the securities administrator to make such payments on such classes of certificates will be subject to the credit risk of the cap provider.

WMC MORTGAGE CORP., DECISION ONE MORTGAGE COMPANY LLC, NC CAPITAL CORPORATION,
ACCREDITED HOME LENDERS, INC. OR FREMONT INVESTMENT & LOAN MAY NOT BE ABLE TO
REPURCHASE DEFECTIVE MORTGAGE LOANS.

     WMC Mortgage Corp., Decision One Mortgage Company LLC, NC Capital
Corporation, Accredited Home Lenders, Inc. and Fremont Investment & Loan have made or will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the
Certificates--Representations and Warranties Relating to the Mortgage Loans" in
this prospectus supplement.

     If WMC Mortgage Corp., Decision One Mortgage Company LLC, NC Capital
Corporation, Accredited Home Lenders, Inc. or Fremont Investment & Loan fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, then WMC Mortgage Corp., Decision
One Mortgage Company LLC, NC Capital Corporation, Accredited Home Lenders, Inc.
or Fremont Investment & Loan, as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that WMC Mortgage
Corp., Decision One Mortgage Company LLC, NC Capital Corporation, Accredited
Home Lenders, Inc. or Fremont Investment & Loan may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of WMC Mortgage Corp., Decision One Mortgage
Company LLC, NC Capital Corporation, Accredited Home Lenders, Inc. or Fremont
Investment & Loan to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher

                                      S-16

rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

EXTERNAL EVENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS.

     In response to previously executed and threatened terrorist attacks in the
United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the original loan sellers, the depositor, any underwriter, the trustee, the servicers, the master servicer, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest
and Principal" in this prospectus supplement and "Material Legal Aspects of the
Loans--Servicemembers Civil Relief Act and the California Military and Veterans
Code" in the prospectus.

DRUG, RICO AND MONEY LAUNDERING VIOLATIONS COULD LEAD TO PROPERTY FORFEITURES.

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY.

     The certificates will not represent an interest in or obligation of the depositor, the servicers, the master servicer, the securities administrator, WMC
Mortgage Corp., Decision One Mortgage Company LLC, NC Capital Corporation,
Accredited Home Lenders, Inc., Fremont Investment & Loan, the trustee or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicers, the master servicer, the securities administrator, the trustee or any of their respective affiliates.
Proceeds of the assets included in the trust (including the interest rate cap agreements for the benefit of the offered certificates) will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the servicers, the master servicer, the securities administrator, WMC
Mortgage Corp., Decision One Mortgage Company LLC, NC Capital Corporation,
Accredited Home Lenders, Inc., Fremont Investment & Loan, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

YOUR INVESTMENT MAY NOT BE LIQUID.

     The underwriters intend to make a secondary market in the offered certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                      S-17

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     None of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities"
will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See "Legal
Investment" in this prospectus supplement and in the prospectus.

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN.

     Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

THE OFFERED CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS.

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                      S-18

                              TRANSACTION OVERVIEW

PARTIES

     The Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation.
The principal executive office of the depositor is located at 1585 Broadway, New
York, New York 10036, and its telephone number is (212) 761-4000.

     The Original Loan Sellers.

     o    WMC Mortgage Corp., a California corporation. The principal executive office of WMC Mortgage Corp. is located at 3100 Thornton Avenue,
          Burbank, California 91504, and its telephone number is (800) 736-5000.

     o    Decision One Mortgage Company LLC, a North Carolina limited liability company. The principal executive office of Decision One Mortgage
          Company LLC is located at 6060 J.A. Jones Boulevard, Suite 1000,
          Charlotte, North Carolina, and its telephone number is (704) 887-2664.

     o    Fremont Investment & Loan, a California state-chartered industrial bank. The principal executive office of Fremont Investment & Loan is located at 2727 East Imperial Highway, Brea, California and its
          telephone number is (714) 961-5000.

     o    Accredited Home Lenders, Inc., a California corporation. The principal executive office of Accredited Home Lenders, Inc. is located at 15090
          Avenue of Science, San Diego, California 92128, and its telephone number is (858) 676-2100.

     o    NC Capital Corporation, a California corporation. The principal executive office of NC Capital Corporation is located at 18400 Von
          Karman, Suite 1000, Irvine, California 92612, and its telephone number is (949) 440-7030.

     See "The Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

     The Master Servicer and Securities Administrator.

     o    Wells Fargo Bank, National Association, a national banking association. The master servicing office of Wells Fargo Bank, National
          Association is located at 9062 Old Annapolis Road, Columbia, Maryland
          21045, Attn: MS 2005-HE3 and its telephone number is (410) 884-2000.

     The Servicers.

     o    HomEq Servicing Corporation, a New Jersey corporation. The principal executive office of HomEq Servicing Corporation is located at 1620
          East Roseville Parkway, Suite 210, Second Floor, Roseville, California
          95661, and its telephone number is (916) 339-6267.

     o    Countrywide Home Loans Servicing LP, a Texas limited partnership. The principal executive office of Countrywide Home Loans Servicing LP is located at 7105 Corporate Drive, Plano, Texas 75024 and its telephone number is (972) 526-6285.

     For a description of the servicers, see "The Servicers" in this prospectus supplement.

     The Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East
St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration
MS05H3, and its telephone number is (714) 247-6000. For a description of the trustee, see "The Trustee" in this prospectus supplement.

                                      S-19

     The Custodians.

     o    Wells Fargo Bank, National Association, a national banking association. The principal executive office of Wells Fargo Bank,
          National Association is located at 24 Executive Park, Suite 100,
          Irvine, California 92614, and its telephone number is (949) 757-5100.

     o    LaSalle Bank National Association, a national banking association. The principal executive office of LaSalle Bank National Association is located at 2571 Busse Road, Suite 200, Elkgrove Village, Illinois
          60007 and its telephone number is (847) 766-6429.

     The Cap Provider. Morgan Stanley Capital Services Inc., a Delaware
corporation. The principal executive office of the cap provider is located at
1585 Broadway, New York, New York 10036, and its telephone number is (212)
761-4000. See "Description of the Certificates--Interest Rate Cap Agreements" in
this prospectus supplement.

     The Rating Agencies. Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc. ("FITCH") and Moody's Investors
Service, Inc. ("MOODY'S") will issue ratings with respect to the certificates.

THE TRANSACTION

     Issuance of the Certificates. Morgan Stanley ABS Capital I Inc. Trust
2005-HE3 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of July 1, 2005 by and among the depositor, the servicers, the master servicer, the securities administrator, WMC Mortgage Corp., Decision One Mortgage Company LLC, NC Capital
Corporation, Accredited Home Lenders, Inc., the custodians and the trustee.

                             THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is July 1, 2005. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from June 1, 2005 through the cut-off date. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

GENERAL

     The trust will primarily consist of approximately 6,163 conventional, subprime, adjustable and fixed rate, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance
(after giving effect to scheduled payments due on such date) of approximately
$1,026,372,175. The mortgage loans in the trust were acquired by Morgan Stanley
Mortgage Capital Inc., an affiliate of the depositor, from WMC Mortgage Corp.,
Decision One Mortgage Company LLC, NC Capital Corporation, Accredited Home
Lenders, Inc. and Fremont Investment & Loan, each of whom originated or acquired the mortgage loans.

     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See
"--Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to

                                      S-20

experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     Approximately 1,859 (or approximately 15.30%) of the mortgage loans in the trust are fixed rate mortgage loans and approximately 4,304 (or approximately
84.70%) are adjustable rate mortgage loans, as described in more detail under
"--Adjustable Rate Mortgage Loans" below. Substantially all of the mortgage loans have scheduled monthly payment due dates on the first day of the month.
Interest on substantially all of the mortgage loans accrues on the basis of a
360-day year consisting of twelve 30-day months.

     Approximately 20.19% of the group I mortgage loans and approximately 29.96%
of the group II mortgage loans are interest-only until five years after the date of origination.

     All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first-liens or second-liens on residential properties consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 37.29% of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80.00%. None of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of
100.00%. The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to
(a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The "COMBINED LOAN-TO-VALUE RATIO"
of a mortgage loan at any time is the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

     Approximately 0.75% of the mortgage loans in the final mortgage loan pool were more than 30 days but less than 60 days Delinquent (as defined in this prospectus supplement) with respect to their scheduled monthly payments.

     Approximately 94.41% of the mortgage loans are fully amortizing, and approximately 5.59% of the mortgage loans are balloon mortgage loans that have substantial principal payments due on their stated maturity dates. Approximately
25.62% of the mortgage loans are interest-only for a period of time.

PREPAYMENT PREMIUMS

     Approximately 77.08% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment
Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment
Premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

                                      S-21

     The applicable servicer may waive (or permit a subservicer to waive) a
Prepayment Premium in accordance with the pooling and servicing agreement if (i)
such waiver relates to a default or reasonably foreseeable default and would, in the applicable servicer's reasonable judgment, maximize recoveries on the related mortgage loan, (ii) the Prepayment Premium may not be collected under applicable federal, state or local law or regulation, or (iii) the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

ADJUSTABLE RATE MORTGAGE LOANS

     All of the adjustable rate mortgage loans provide for semi-annual adjustment of the related interest rate based on the Loan Index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE").

     The first adjustment of the interest rates for approximately 0.02% of the adjustable rate mortgage loans will occur after an initial period of approximately six months following origination, in the case of approximately
92.23% of the adjustable rate mortgage loans, approximately two years following origination (the "2/28 ADJUSTABLE RATE MORTGAGE LOANS"), in the case of approximately 5.47% of the adjustable rate mortgage loans, approximately three years following origination (the "3/27 ADJUSTABLE RATE MORTGAGE LOANS") or in
the case of approximately 2.28% of the adjustable rate mortgage loans, approximately five years following origination (the "5/25 ADJUSTABLE RATE
MORTGAGE LOANS").

     On each Adjustment Date for an adjustable rate mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the "GROSS
MARGIN"); provided, that, in the substantial majority of cases, the interest rate on each such adjustable rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 0.500% to 3.000%) specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum interest rate over the life of such mortgage loan (the
"MAXIMUM RATE") or be less than a specified minimum interest rate over the life of such mortgage loan (the "MINIMUM RATE"). The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"); the
Initial Caps range from 1.000% to 5.000% for the adjustable rate mortgage loans.
Effective with the first monthly payment due on each adjustable rate mortgage loan after each related Adjustment Date or, with respect to the adjustable rate interest-only mortgage loans - which have initial periods in which payments of only interest are required to be made - following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps, and Maximum Rates, the interest rate on each such adjustable rate mortgage loan, as adjusted on any related
Adjustment Date, may be less than the sum of the Loan Index and the related
Gross Margin, rounded as described in this prospectus supplement. See "--The
Index" below. The adjustable rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

THE INDEX

     With respect to all of the adjustable rate mortgage loans, the loan index used in determining the related interest rates is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "LOAN INDEX"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment
Date occurs, as specified in the related mortgage note.

                                      S-22

UNDERWRITING GUIDELINES

     WMC Mortgage Corp.

     Approximately 33.33% of the mortgage loans were acquired from WMC Mortgage
Corp. ("WMC") (which in turn acquired them from brokers and correspondent lenders) under the following guidelines.

     General. The information set forth in the following paragraphs has been provided by WMC and relates solely to the mortgage loans acquired from WMC. None of the depositor, the underwriters, the servicers, the master servicer, the securities administrator, the custodians, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     WMC is a mortgage banking company incorporated in the State of California.
Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC
Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

     Until March 2000, WMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC changed its business model to underwrite and process 100% of its loans on the Internet via
"WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In
April 2005, WMC's headquarters relocated to Burbank, California from Woodland
Hills, California. A majority of its business operations are presently conducted at Burbank. WMC also has nine (9) regional offices in Dallas, Texas, Orangeburg,
New York, Orange County, California, San Ramon, California, Woodland Hills,
California, Jacksonville, Florida, Woburn Massachusetts, Schaumburg, Illinois,
and Bellevue, Washington. WMC's originations come primarily through its broker relationships. As of May 16, 2005, WMC had approximately 2250 employees, including approximately 534 business development representatives and associates who are responsible for recruiting and managing the independent broker network.

     Underwriting Standards. The mortgage loans have been originated generally in accordance with the underwriting guidelines established by it (collectively, the "WMC UNDERWRITING GUIDELINES"). WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, which mortgage loans are not included among those sold to the trust as described herein. The WMC Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception.
Compensating factors may include, but are not limited to, low debt-to-income ratio ("DEBT RATIO"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

     The mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation,
Full-Alternative Documentation, Limited Documentation, Lite Documentation,
Stated Income Documentation and Stated Income/Verified Assets (Streamlined)
Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by
WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the WMC Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000. However,
WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

                                      S-23

     Under the WMC Underwriting Guidelines, WMC verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the WMC Underwriting Guidelines. The WMC
Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to
Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC's in-house collateral auditors
(who may be licensed appraisers), which audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

     The WMC Underwriting Guidelines permit mortgage loans with LTVs and CLTVs
(in the case of mortgaged properties which secure more than one mortgage loan)
of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the WMC Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

     All mortgage loans originated or purchased under the WMC Underwriting
Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC

     The WMC Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full
Documentation category, the WMC Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and one or two years of tax returns or W-2s, (3) verification of deposits and/or (4)
bank statements) and telephonic verification. Under the Full-Alternative
Documentation category, only one or two years of bank statements are required
(depending upon the LTV) and telephonic verification of employment, under the
Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite
Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated
Income/Verified Assets (Streamlined) Documentation categories, the WMC
Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

      The general collateral requirements in the WMC Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than
"average." Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the WMC Underwriting
Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city

                                      S-24

or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

     The WMC Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the WMC Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and
Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The WMC
Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

     WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for some piggyback second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property.
Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property.
In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

     Risk Categories. Under the WMC Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's
Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more
(or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category
(but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The WMC
Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis.
In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of
$650,000 and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620, a maximum Debt Ratio of
50% and who satisfy other requirements as set forth in the WMC Underwriting
Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

     Risk Category "AA".

     Maximum loan amount:

     o    $650,000 for Full Documentation, Full-Alternative Documentation, and
          Limited Documentation (owner-occupied mortgaged property);

     o    $550,000 for Lite Documentation (owner-occupied mortgaged property);

     o    $500,000 for Stated Income Documentation (Self-Employed) and Stated
          Income Documentation (Wage Earner) (owner-occupied mortgaged property);

     o    $550,000 for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property);

     o    $500,000 for Limited Documentation (non-owner-occupied mortgaged property);

     o    $450,000 for Lite Documentation (non-owner-occupied mortgaged property); and

                                      S-25

     o    $400,000 for Stated Income Documentation (Self-Employed) and Stated
          Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

     Mortgage payment history: No delinquency during the preceding 12 months.

     Consumer credit history: Minimum Credit Score of 640, minimum 2 year credit history with activity on at least one trade account in the last 12 months.

     Liens/charge-offs: If any derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

     Notice of default ("NOD")/foreclosures: Permitted if discharged or cured two years or more prior to loan application.

     Maximum LTV:

     o    100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above
          (owner-occupied mortgaged property);

     o    100% for Limited Documentation, Lite Documentation and Express
          Documentation with a maximum loan amount of $333,700 and a Credit
          Score of 640 and above (owner-occupied mortgaged property);

     o    100% for Stated Income Documentation (Self-Employed) and Stated Income
          Documentation (Wage Earner) with a maximum loan amount of $333,700 and a Credit Score of 660 and above (owner-occupied mortgaged property);

     o    95% for Full Documentation, Full-Alternative Documentation, Limited
          Documentation and Lite Documentation with a maximum loan amount of
          $650,000 and a minimum Credit Score of 640 (owner-occupied mortgaged property);

     o    95% for Stated Income Documentation (Self-Employed) and 80% for Stated
          Income Documentation (Wage Earner) with a maximum loan amount of
          $500,000 and a minimum Credit Score of 640 (owner-occupied mortgaged property);

     o    90% for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property);

     o    85% for Limited Documentation (non-owner-occupied mortgaged property);
          and

     o    80% for Lite Documentation and Stated Income Documentation
          (Self-Employed).

     o    Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

     Maximum debt ratio: Limited to 55% for all documentation types except
Stated Income Documentation, which is limited to 50%.

     Risk Category "A".

     Maximum loan amount:

     o    $650,000 for Full Documentation and Full-Alternative Documentation
          (owner-occupied mortgaged property);

                                      S-26

     o    $550,000 for Limited Documentation (owner-occupied mortgaged property);

     o    $500,000 for Lite Documentation (owner-occupied mortgaged property);

     o    $450,000 for Stated Income Documentation (Self-Employed) and Stated
          Income Documentation (Wage Earner) (owner-occupied mortgaged property);

     o    $375,000 for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property);

     o    $325,000 for Limited Documentation (non-owner-occupied mortgaged property);

     o    $300,000 for Lite Documentation, non-owner-occupied mortgaged property
          (non-owner-occupied mortgaged property); and

     o    $200,000 for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     o    Stated Income (Wage Earner) Documentation is not permitted for non-owner-occupied mortgaged property.

     Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months
(no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater).

     Consumer credit history: Minimum Credit Score of 600, minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

     Liens/charge-offs: If any derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted).

     NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application.

     Maximum LTV:

     o    95% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation, (owner-occupied mortgaged property);

     o    90% for Lite Documentation, Stated Income Documentation
          (Self-Employed) (owner-occupied mortgaged property);

     o    80% Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

     o    85% for Full Documentation, Express Documentation, Full-Alternative
          Documentation and Limited Documentation (non-owner-occupied mortgaged property);

     o    80% for Lite Documentation (non-owner-occupied mortgaged property);
          and

     o    75% for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

     Maximum debt ratio: Limited to 55% (50% for Stated Income Documentation).

                                      S-27

     Risk Category "A-".

     Maximum loan amount:

     o    $650,000 for Full Documentation, Full-Alternative Documentation
          (owner-occupied mortgaged property);

     o    $475,000 for Limited Documentation (owner-occupied mortgaged property);

     o    $450,000 for Lite Documentation (owner-occupied mortgaged property);

     o    $400,000 for Stated Income Documentation (Self-Employed) and Stated
          Income Documentation (Wage Earner) (owner-occupied mortgaged property);

     o    $350,000 for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property);

     o    $300,000 for Lite Documentation (non-owner-occupied mortgaged property);

     o    $325,000 for Limited Documentation (non-owner-occupied mortgaged property); and

     o    $200,000 for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher.

     Consumer credit history: Minimum Credit Score of 580; minimum 2 year credit history with activity on at least one trade account in the last 12 months.

     Liens/charge-offs: If any derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

     NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

     Maximum LTV:

     o    95% for Full Documentation and Full-Alternative Documentation
          (owner-occupied mortgaged property);

     o    95% for Limited Documentation (owner-occupied mortgaged property);

     o    90% for Lite Documentation (owner-occupied mortgaged property);

     o    80% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

     o    70% for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

     o    80% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation (non-owner-occupied mortgaged property);

     o    80% for Lite Documentation (non-owner-occupied mortgaged property);
          and

     o    75% for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

                                      S-28

     o    Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

     Maximum debt ratio: Limited to 50%.

     Risk Category "B+".

     Maximum loan amount:

     o    $650,000 for Full Documentation, Express Documentation, and
          Full-Alternative Documentation (owner-occupied mortgaged property);

     o    $425,000 for Limited Documentation (owner-occupied mortgaged property);

     o    $375,000 for Lite Documentation (owner-occupied mortgaged property);

     o    $350,000 for Stated Income Documentation (Self Employed) and Stated
          Income Documentation (Wage Earner) (owner-occupied mortgaged property);

     o    $300,000 for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property);

     o    $250,000 for Limited Documentation (non-owner-occupied mortgaged property);

     o    $225,000 for Lite Documentation (non-owner-occupied mortgaged property); and

     o    $200,000 for Stated Income Documentation (Self-Employed)
          (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

     Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted.

     Consumer credit history: Minimum Credit Score of 550, minimum 2 year credit history with activity on at least one trade account in the last 12 months.

     Liens/charge-offs: If any derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

     NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

     Maximum LTV:

     o    90% for Full Documentation, Full-Alternative Documentation, and
          Limited Documentation (owner-occupied mortgaged property);

     o    80% for Lite Documentation (owner-occupied mortgaged property);

     o    75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

     o    70% Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

                                      S-29

     o    75% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation (non-owner-occupied mortgaged property);

     o    70% for Lite Documentation (non-owner-occupied mortgaged property);
          and

     o    65% for Stated Income Documentation and Stated Income/Verified Assets
          (Streamlined) Documentation (non-owner-occupied mortgaged property).

     Maximum debt ratio: Limited to 50%.

     Risk Category "B".

     Maximum loan amount:

     o    $500,000 for Full Documentation and Full-Alternative Documentation
          (owner-occupied mortgaged property);

     o    $375,000 for Limited Documentation (owner-occupied mortgaged property);

     o    $350,000 for Lite Documentation (owner-occupied mortgaged property);

     o    $335,000 for Stated Income Documentation (Self-Employed)
          (owner-occupied mortgaged property);

     o    $275,000 for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property);

     o    $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

     o    $200,000 for Lite Documentation and Stated Income Documentation
          (Self-Employed) (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

     Mortgage payment history: One 60-day delinquency during the preceding 12 months.

     Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%).

     Liens/charge-offs: If any derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

     NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

     Maximum LTV:

     o    80% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum
          Credit Score of 520) (owner-occupied mortgaged property);

     o    80% for Lite Documentation (owner-occupied mortgaged property);

     o    75% for Stated Income Documentation (Self-Employed) only
          (owner-occupied mortgaged property) (Stated Income Documentation (Wage
          Earner) is not permitted on owner-occupied mortgaged property);

                                      S-30

     o    70% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation (non-owner-occupied mortgaged property); and

     o    65% for Lite Documentation (non-owner-occupied mortgaged property).

     o    Stated Income Documentation (Self-Employed) and Stated Income
          Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

     Maximum debt ratio: Limited to 50%.

     Risk Category "C".

     Maximum Loan Amount:

     o    $500,000 for Full Documentation and Full-Alternative Documentation
          (owner-occupied mortgaged property);

     o    $335,000 for Limited Documentation, Lite Documentation and Stated
          Income Documentation (Self-Employed) (owner-occupied mortgaged property);

     o    $250,000 for Full Documentation and Full-Alternative Documentation
          (non-owner-occupied mortgaged property); and

     o    $200,000 for Limited Documentation and Lite Documentation
          (non-owner-occupied mortgaged property).

     o    No Stated Income Documentation (Wage Earner) or Stated Income/Verified
          Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

     Mortgage payment history: No more than two 60-day and one 90-day delinquencies are allowed in the preceding 12 months (rolling 30-day lates are accepted).

     Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

     Liens/charge-offs: If any derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

     NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

     Maximum LTV:

     o    85% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

     o    80% for Lite Documentation (owner-occupied mortgaged property),

     o    75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

     o    70% for Full Documentation, Full-Alternative Documentation and Limited
          Documentation (non-owner-occupied mortgaged property); and

     o    60% for Lite Documentation (non-owner-occupied mortgaged property).

                                      S-31

     o    No Stated Income Documentation (Wage Earner) or Stated Income/Verified
          Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

     Maximum debt ratio: Limited to 50%.

     The WMC Underwriting Guidelines described above are a general summary of
WMC's underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC

     Decision One Mortgage Company LLC

     Approximately 32.51% of the mortgage loans were originated by Decision One
Mortgage Company LLC under the following guidelines.

     General. The information set forth in the following paragraphs has been provided by Decision One Mortgage Company LLC ("DECISION ONE MORTGAGE") and
relates solely to the mortgage loans acquired from Decision One Mortgage. None of the depositor, the underwriters, the servicers, the master servicer, the securities administrator, the custodians, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     Decision One Mortgage is a wholly owned subsidiary of HSBC Group, a publicly traded company. Decision One Mortgage is a mortgage company that originates, purchases and sells first-lien and second-lien mortgage loans.
Decision One Mortgage emphasizes the origination of mortgage loans that are commonly referred to as non-conforming or subprime loans. Decision One Mortgage commenced lending operations in May 1996. It is headquartered in Charlotte,
North Carolina.

     Decision One Mortgage originates and purchases loans through its wholesale network of 19,000 independent mortgage brokers and through its network of 22 branch offices located in 18 states. Loans are processed, underwritten and closed through the 22 branch network. For the twelve months ending December 31,
2004, Decision One Mortgage's wholesale division originated $12.58 billion in mortgage loans. As of December 31, 2004, Decision One Mortgage employed 1,545
Associates nationwide.

     Underwriting Standards. Mortgage loans originated or acquired by Decision
One Mortgage as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the "DECISION ONE UNDERWRITING
GUIDELINES"). The following is a general summary of the Decision One
Underwriting Guidelines believed to be generally applied, with some variation, by Decision One Mortgage. This summary does not purport to be a complete description of the underwriting standards of Decision One Mortgage.

     The Decision One Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage loan pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While Decision One Mortgage's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, Decision
One Mortgage also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio, as well as the type and use of the mortgaged property.

     The mortgage loans will have been originated in accordance with the
Decision One Underwriting Guidelines. On a case by case basis, exceptions to the
Decision One Underwriting Guidelines are made where compensating factors exist.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Decision One Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area, and when

                                      S-32

deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

     The mortgage loans were originated consistent with and generally conform to the Decision One Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, Decision One Mortgage reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. The Decision One Underwriting
Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Decision One Mortgage's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is
$500,000. The Decision One Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 100% with respect to first-lien loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property.

     The Decision One Underwriting Guidelines require that the income of each applicant for a mortgage loan be verified. The specific income documentation required for Decision One Mortgage's various programs is as follows: under the full documentation program, applicants are required to submit one written form of verification from their employer of stable income for at least 24 months;
under the limited documentation program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application/form 1003 if the applicant meets certain criteria. All the above-mentioned programs require that, all salaried employees, have a telephone verification of the applicant's employment.

     In evaluating the credit quality of borrowers, Decision One Mortgage uses credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

     The Decision One Underwriting Guidelines are divided into three major matrices. Below is a description of each matrix and a summary of general underwriting procedures and credit risk management:

PREMIER CREDIT MATRIX

     o    minimum credit score tiers of 600, 620 and 640

     o    maximum late mortgage payments of 1x30 for the last 12 months

     o    document types allowed are full documentation, limited documentation and stated income

     o    maximum loan amount is $750,000

     o    maximum loan-to-value is 100%

     The Premier credit matrix offers a full range of refinance and purchase programs when risk is offset by higher tiered scores and credit depth.

PORTFOLIO PLUS CREDIT MATRIX

     o    minimum credit score tiers of 580 and above

                                      S-33

     o    maximum late mortgage payments of 1x30

     o    document types allowed are full documentation and stated income

     o    maximum loan amount is $500,000

     o    maximum loan-to-value is 100%

     The Portfolio Plus credit matrix offsets the risk of a minimum 580 credit score with a greater credit trade requirement. Higher credit scores are required to access 100% loan-to-value and stated income programs.

PROGRESSIVE CREDIT MATRIX

     o    minimum credit score tiers of 520 and above

     o    late mortgage payment tiers of 1x30(A) to 2x90(C)

     o    document types allowed are full documentation, limited documentation and stated income

     o    maximum loan amount is $500,000

     o    maximum loan-to-value is 100%

     The Progressive credit matrix offsets the credit risk by requiring lower loan-to-value ratios and fewer refinance cash-outs.

GENERAL UNDERWRITING PROCEDURES AND CREDIT RISK MANAGEMENT

     In addition to the credit requirements outlined in each matrix, the general underwriting procedures include:

     o    verbal verifications by a Decision One Mortgage employee of employer and home phone numbers;

     o    external data integrity score that validates name, address, employment and social security number; and

     o    automated valuation tools to ensure collateral and integrity of the appraisal.

     Each underwriter receives training in Fraud Detection, Red Flag Awareness and Investigation. Underwriters have access to internal and external resources to identify risk and confirm the integrity of data in areas of credit capacity and collateral.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service to income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years.

     Fremont Investment & Loan

     Approximately 18.73% of the mortgage loans were originated or acquired from
Fremont Investment & Loan ("FREMONT") under the following guidelines.

     General. The information set forth in the following paragraphs has been provided by Fremont and relates solely to the mortgage loans acquired from
Fremont. None of the depositor, the underwriters, the servicers, the master servicer, the securities administrator, the custodians, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

                                      S-34

     Fremont is a California state chartered industrial bank headquartered in
Brea, California. Fremont currently operates five wholesale residential real estate loan production offices located in Anaheim, California; Walnut Creek,
California; Oakbrook, Illinois; Westchester County, New York; and Tampa,
Florida. Fremont conducts business in 45 states and its primary source of originations is through licensed mortgage brokers.

     Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending.
Acquired in 1990, Fremont is an indirect subsidiary of Fremont General
Corporation, a financial services holding company listed on the New York Stock
Exchange. As of March 31, 2005, Fremont had approximately $10.82 billion in assets, approximately $9.50 billion in liabilities and approximately $1.32 billion in equity. For all of 2002, Fremont's sub-prime residential originations totaled approximately $6.94 billion; for all of 2003, Fremont's sub-prime residential originations totaled approximately $13.74 billion; for all of 2004,
Fremont's sub-prime residential originations totaled approximately $23.91 billion; and for the first quarter of 2005, Fremont's subprime residential originations totaled approximately $7.76 billion.

     Underwriting Standards. All of the mortgage loans that were originated or acquired by Fremont are generally in accordance with the underwriting criteria described in this section. The following is a general summary of the underwriting guidelines believed by the depositor to have been generally applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting standards of Fremont.

     Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

     Mortgage loans are underwritten in accordance with Fremont's current underwriting programs, referred to as the Scored Programs ("SCORED PROGRAMS"), subject to various exceptions as described in this section. Fremont's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default, by using Credit Scores (as described below under
"--Credit Scores") along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratio as an aid to, not a substitute for, the underwriter's judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.

     The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the
Scored Programs rely upon a borrower's Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower's likely future credit performance. Licensed mortgage brokers are able to access
Credit Scores at the initial phases of the loan application process and use the
Credit Score to determine the interest rates a borrower may qualify for based upon Fremont's Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.

     Under the Scored Programs, Fremont requires that the Credit Score of the primary borrower (the borrower with the highest percentage of total income) be used to determine program eligibility. Credit Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Scores are obtained from three credit repositories, the middle of the three scores is utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Score or the borrower is not eligible for a
Scored Program. Generally, the minimum applicable Credit Scores allowed is 500.

     All of the mortgage loans were underwritten by Fremont's underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable

                                      S-35

employment and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

     There are three documentation types. Full Documentation ("FULL
DOCUMENTATION"), Easy Documentation ("EASY DOCUMENTATION") and Stated Income
("STATED INCOME"). Fremont's underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant's line of work.

     Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold)
interest in the property. Fremont's underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

     Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.

     Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont's senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

     Second Lien Mortgage Loans. Fremont currently has three programs for the origination of second lien mortgage loans. Two are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien, while the third allows for "stand alone" originations. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with Credit Scores in excess of
550, credit grades of at least "C" and debt to income ratios not greater than
50%; however eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $5,000 to $25,000. The maximum term on these loans are 10 or 15 years; provided, that a 15 year amortization term is available only for Full
Documentation loans with an original loan balance in excess of $15,000. Loans under this program are available for "owner occupied" or "non-owner occupied"
properties.

     The second program is for borrowers with Credit Scores in excess of 580.
This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and
"A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625, 000 are allowed to borrowers under Full
Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no
Stated Income loan may have a borrower with a

                                      S-36

Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed on this program.

     The third is a stand alone program for borrowers with Credit Scores in excess of 580. This program allows for loans of 20% loan to value and 100%
maximum combined loan to values and is limited to borrowers in credit grades of
"A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 are allowed to borrowers under
Full Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no Stated Income loan may have a borrower with a Credit Score of less than 620.
The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed on this program.

     Risk Categories. Fremont's underwriting guidelines under the Scored
Programs with respect to each rating category generally require:

     o debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 80% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 80%,

     o applicants have a Credit Score of at least 500,

     o that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan, and

     o that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid through closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.

     In addition, the various risk categories generally have the following criteria for borrower eligibility:

     "A+." Under the "A+" category, an applicant must have no 30-day Delinquent mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure.
The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

     "A." Under the "A" category, an applicant must have not more than one
30-day Delinquent mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

     "A-." Under the "A-" category, an applicant must have not more than three
30-day Delinquent mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

     "B." Under the "B" category, an applicant must have not more than one
60-day Delinquent mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 85% with a Credit Score of 550.
The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

     "C." Under the "C" category, an applicant must have not more than one
90-day Delinquent mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13

                                      S-37

bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 80%
with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

     "C-." Under the "C-" category, an applicant must not be more than 150 days
Delinquent with respect to its current mortgage payment and it must not be in subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

     "D." Under the "D" category, an applicant must not be more than 180 days
Delinquent with respect to its current mortgage payment. Any Chapter 7 or
Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid through closing. The maximum permitted loan-to-value ratio is 65% with a minimum
Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60%
if the property is currently subject to foreclosure proceedings.

     Accredited Home Lenders, Inc.

     Approximately 14.20% of the mortgage loans were originated by Accredited
Home Lenders, Inc. ("ACCREDITED") under the following underwriting guidelines.

     General. The information set forth in the following paragraphs has been provided by Accredited, relates solely to the mortgage loans acquired from
Accredited. None of the depositor, the underwriters, the servicers, the master servicer, the securities administrator, the custodians, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     Accredited is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single-family residences, two- to four-family residences, condominium units, units in planned unit developments, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as "nonconforming" and "subprime" mortgage loans.

     Accredited's mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

     Accredited's total annual mortgage loan production has increased steadily from approximately $2.3 billion in 2001, $4.3 billion in 2002, $8.0 billion in
2003 and $12.4 billion in 2004. As of December 31, 2004, Accredited had 2,694
full-time employees.

     Underwriting Standards. Each mortgage loan originated or acquired by
Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited's underwriting guidelines. Accredited's underwriting process is intended to assess a loan applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited's underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited's underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

     All of Accredited's prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited's underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker's and correspondent's performance relative to issues disclosed by Accredited's quality control review, and discontinues relationships with unacceptable performers.

     Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit

                                      S-38

report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

     A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each first priority loan and each second priority loan greater than $50,000. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice
and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited's
Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the loan is funded. In addition to the full appraisal, a Fannie Mae type desk review may be required for combined loan amounts greater than $500,000 and up to $750,000.
A second full appraisal or a field review, in addition to the full appraisal, may be required for combined loan amounts and/or property values greater than
$750,000. For second priority loans of $50,000 or less, "drive-by" appraisals alone are acceptable.

     Accredited's underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited's "Full Documentation,"
"Lite Documentation" or "Stated Income" programs. Under each of these programs,
Accredited reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant's ability to repay the loan. Under the Full Documentation program, applicants are generally required to submit the most current YTD pay stub and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, most recent two years' complete tax returns, signed YTD profit and loss statement, or bank statements. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for "Alt2" documentation type or bank statements for the preceding 12 months acceptable for "Alt1." Under the Lite Documentation program, applicants must be self-employed and are required to submit personal bank statements covering at least the preceding six months. Under the Stated
Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

     Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. On Accredited's core mortgage loan products and on some of its specialty products, twelve months' mortgage payment or rental history must be verified by the related lender or landlord.

     A critical function of Accredited's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan.
Accredited has established five principal classifications, "A+" to "C," with respect to the credit profile of potential borrowers, and a rating is assigned to each loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called "C-" which may be assigned to a borrower with a current or recent foreclosure or bankruptcy and can still be used on an exception basis with approval from executive management. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to-income ratio.

     Each month, Accredited's internal audit and quality control department generally reviews and re-underwrites a sample of the loans originated by
Accredited. The statistical sample of loans is chosen by random selection and based on the prior defect rates. In addition, targeted reviews are conducted, including but not limited to the following areas: regulatory compliance, non-performing assets, early payoff, or where fraud is suspected. The quality control department re-underwrites these loans through an in-depth analysis of the following areas: application, income/employment, appraisals, credit decision, program criteria, net tangible benefits, re-verifications, and compliance. Specifically, these tests focus on verifying proper completion of borrower disclosures and other

                                      S-39

loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law. When fraud is suspected, the quality control department undertakes a comprehensive re-underwriting of not only the loan in question, but any related loans connected by broker, appraiser, or other parties to the transaction. All findings of the internal audit and quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors. The Chief Executive Officer and the Chief Operating Officer,
along with the Director of Operations and others analyze the results of the monthly internal audit and quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

     In general, Accredited's LTV maximums decrease with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type. LTV maximums for loans secured by owner-occupied properties are higher than for loans secured by properties that are not owner-occupied. LTV maximums for Lite Documentation and Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs. Our maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and maximum 45% for Lite Documentation and Stated Income Programs.

     Accredited offers a variety of specialty programs that provide higher LTV's and CLTV's to borrowers in higher credit grades. Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score. Specialty programs may be restricted as to property and occupancy types and documentation requirements.

      Exceptions. Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited's established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment.

     NC Capital Corporation

     Approximately 1.23% of the mortgage loans were originated by New Century
Mortgage Corporation, an affiliate of NC Capital Corporation ("NC CAPITAL"), under the following underwriting guidelines.

     General. The information set forth in the following paragraphs has been provided by NC Capital Corporation, and relates solely to the mortgage loans acquired from NC Capital. None of the depositor, the underwriters, the servicers, the master servicer, the securities administrator, the custodians, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     New Century Mortgage Corporation transferred the mortgage loans to its affiliate, NC Capital Corporation, which, in turn, sold the mortgage loans to an affiliate of the depositor. New Century Mortgage Corporation is a wholly-owned subsidiary of New Century Financial Corporation, a publicly traded company. New
Century Mortgage Corporation is a consumer finance and mortgage banking company that originates, purchases, sells and services first-lien and second-lien mortgage loans and other consumer loans. New Century Mortgage Corporation emphasizes the origination of mortgage loans that are commonly referred to as non-conforming "B&C" loans or subprime loans. New Century Mortgage Corporation commenced lending operations on June 26, 1996. It is headquartered in Irvine,
California.

     New Century Mortgage Corporation originates and purchases loans through its wholesale network of approximately 40,000 independent mortgage brokers and through its retail network of 73 sales offices operating in 29 states and 27 regional processing centers operating in 17 states. For the year ending March
31, 2005, New Century Mortgage Corporation's wholesale division originated $9.1 billion in mortgage loans and its retail division originated $1.2 billion in mortgage loans. As of March 31, 2005, New Century Mortgage Corporation and its
affiliates employed 5,267 associates nationwide.

     Underwriting Standards. The mortgage loans originated or acquired by New
Century Mortgage Corporation, referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it
(collectively, the "NEW CENTURY UNDERWRITING GUIDELINES"). The following is a general summary of the New Century Underwriting Guidelines believed by the depositor to have been generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting standards of the New Century Mortgage Corporation.

                                      S-40

     The New Century Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the New Century Mortgage Corporation's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the New Century Mortgage Corporation also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.
The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of the New Century Mortgage Corporation's underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

     The mortgage loans will have been originated in accordance with the New
Century Underwriting Guidelines. On a case by case basis, exceptions to the New
Century Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool will represent these exceptions.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and Freddie
Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of the New Century Mortgage Corporation or by an appraiser retained by the New Century Mortgage Corporation. If the appraised value of a mortgaged property as determined by a review is more than 7% but less than 25% lower than the value as determined by the appraisal, then the New
Century Mortgage Corporation uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then the New Century Mortgage
Corporation obtains a new appraisal from a different appraiser and repeats the review process.

     The mortgage loans were originated consistent with and generally conform to the New Century Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the New Century Mortgage Corporation reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the New Century
Mortgage Corporation's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000
(additional requirements may be imposed in connection with loans in excess of
$500,000).

                                      S-41

The New Century Underwriting Guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase,"
the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

     The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full and limited documentation programs be verified. The specific income documentation required for the New Century
Mortgage Corporation's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 12 months for salaried employees and 24 months for self-employed applicants or for any special program applicant with a credit score of less than 580; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements. Under the stated
income program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria.
All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

     In evaluating the credit quality of borrowers, the New Century Mortgage
Corporation utilizes credit bureau risk scores, or a credit score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and
Experian.

     The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     "AA" Risk. Under the "AA" risk category, the applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with a credit score of less than 620; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated
income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90%
loan-to-value ratio), provided that such borrower has a credit score of at least
550 (or 580 with respect to stated income documentation programs). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures)
may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "A+" Risk. Under the "A+" risk category, the applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with credit scores of less than 640; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated
income documentation program) may have

                                      S-42

occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated
income documentation programs). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "A-" Risk. Under the "A-" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payment and no 60 day late payments within the last
12 months is acceptable on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with credit scores of less than 660; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in
Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a non-owner occupied property. A maximum loan-to-value ratio of
85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "B" Risk. Under the "B" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount.
Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan.
No bankruptcy filings within the past 18 months or notice of default filings within the last 18 months by the applicant may have occurred; provided, however, that Chapter 7 bankruptcy for a borrower with a credit score in excess of 550
(or 580 under the stated income documentation program) may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 85% is permitted with respect to borrowers with a Chapter 7 bankruptcy, which Chapter 7 bankruptcy was discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the loan proceeds (such loans may not exceed a
85% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (70% for a mortgage loan on a non owner occupied property and 70% for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 75%. The maximum combined loan-to-value ratio, including any related

                                      S-43

subordinate lien, is 100%, for a refinance loan and for a purchase money loan.
The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

     "C" Risk. Under the "C" risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount.
Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds.. The mortgaged property must be in average condition. In most cases, a maximum loan-to-value ratio of 80% for a mortgage loan on a single family, owner occupied or two unit property for a full documentation program
(70% for mortgage loans originated under the stated income documentation program), is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (65% for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated
income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 65%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "C-" Risk. Under the "C-" risk category, an applicant must have a credit score of 500, or greater. A maximum of two 90 day late payments or one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated
income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan.
The maximum debt service-to-income ratio is usually 55%.

     Special Programs. The New Century Mortgage Corporation originates loans which it calls "special programs" to enable borrowers with higher credit scores and good mortgage histories, the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% CLTV and loan amounts to $1,000,000 with higher minimum credit scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with credit scores less than 580 under the full income documentation program, 600 under the limited documentation program, or 620 under the stated income documentation program (Chapter 13 bankruptcies may not be paid off with loan proceeds). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy

                                      S-44

only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

                                      S-45

THE GROUP I MORTGAGE LOANS

     The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group I mortgage loans....        $455,343,153
Cut-off date principal balance of group I fixed rate
   mortgage loans...........................................         $83,023,029
Cut-off date principal balance of group I adjustable rate
   mortgage loans...........................................        $372,320,124
Interest Rates:
   Weighted Average.........................................              7.247%
   Range....................................................   5.190% to 12.500%
Weighted average stated remaining term to maturity
   (in months)..............................................                 348

     The scheduled principal balances of the group I mortgage loans range from approximately $5,911 to approximately $555,054. The group I mortgage loans had an average scheduled principal balance of approximately $129,654.

     The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the group I mortgage loans is approximately 82.65% and approximately 40.48% of the group I mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

     Approximately 93.96% of the group I mortgage loans are secured by first liens, and approximately 6.04% of the group I mortgage loans are secured by second liens.

     No more than approximately 0.38% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

     None of the group I mortgage loans has a Prepayment Premium period at origination in excess of three years.

     Each of WMC Mortgage Corp., Decision One Mortgage Company LLC, NC Capital
Corporation, Accredited Home Lenders, Inc. and Fremont Investment & Loan has
represented or will represent with respect to each mortgage loan sold by it that

     o    none of the group I mortgage loans sold by it is (a) covered by the
          Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home" or
          "predatory" loan under any other applicable federal, state or local law;

     o    none of the group I mortgage loans originated on or after October 1,
          2002 and on or before March 6, 2003 is secured by property located in the State of Georgia; and

     o    in connection with the origination of the group I mortgage loans, no proceeds from a group I mortgage loan were used to finance a single-premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties
Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                                      S-46

                             GROUP I MORTGAGE LOANS

                                  PRODUCT TYPES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE      GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
           PRODUCT TYPES           LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed - 5 Year................         1    $      6,612      0.00%     10.250%       56       95.00%
Fixed - 10 Year...............         4          48,054      0.01      10.605       117       96.33
Fixed - 15 Year...............        37       2,332,617      0.51       8.263       177       82.70
Fixed - 20 Year...............       131       5,425,654      1.19       9.357       236       93.49
Fixed - 30 Year...............       502      59,121,967     12.98       7.596       357       82.90
Fixed - Balloon - 15/30 Year..       419      16,040,889      3.52      10.081       177       98.13
Fixed - Balloon - 15/40 Year..         1          47,237      0.01      10.500       178       95.00
ARM - 6 Month.................         1         175,565      0.04       7.000       357       78.22
ARM - 2 Year/6 Month..........     1,770     258,208,585     56.71       7.156       357       81.31
ARM - 3 Year/6 Month..........       129      17,973,906      3.95       6.916       357       81.39
ARM Interest Only - 2 Year/6
   Month......................       439      82,689,812     18.16       6.735       357       83.34
ARM Interest Only - 3 Year/6
   Month......................        57       9,255,421      2.03       6.569       357       82.36
ARM - 2 Year/6 Month - Balloon
   - 30/40 Year...............        21       4,016,835      0.88       6.702       358       80.52
                                   -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%      7.247%      348       82.65%
                                   =====    ============    ======      ======       ===       =====


                                      S-47

                             GROUP I MORTGAGE LOANS

                          RANGE OF GROSS INTEREST RATES



                                                                 % OF
                                                               MORTGAGE
                                                               POOL BY
                                                 AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                     NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                       OF          DATE          DATE      GROSS     REMAINING   COMBINED
                                    MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
 RANGE OF GROSS INTEREST RATES(%)     LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
---------------------------------   --------   ------------   ---------   --------   ---------   --------

5.000 - 5.999....................       223    $ 38,962,062      8.56%      5.800%      357       78.68%
6.000 - 6.999....................     1,239     199,751,919     43.87       6.627       356       80.69
7.000 - 7.999....................     1,009     145,249,932     31.90       7.457       356       83.35
8.000 - 8.999....................       330      34,732,612      7.63       8.568       341       84.83
9.000 - 9.999....................       312      20,401,786      4.48       9.554       299       89.43
10.000 - 10.999..................       290      12,443,124      2.73      10.499       242       96.76
11.000 - 11.999..................       103       3,648,686      0.80      11.426       247       97.67
12.000 - 12.999..................         6         153,032      0.03      12.328       187       96.53
                                      -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:........     3,512    $455,343,153    100.00%      7.247%      348       82.65%
                                      =====    ============    ======      ======       ===       =====


Minimum: 5.190%
Maximum: 12.500%
Weighted Average: 7.247%

                                      S-48

                             GROUP I MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES



                                                                 % OF
                                                               MORTGAGE
                                                               POOL BY
                                                 AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                     NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                       OF          DATE          DATE      GROSS     REMAINING   COMBINED
 RANGE OF CUT-OFF DATE PRINCIPAL    MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
           BALANCES ($)               LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
---------------------------------   --------   ------------   ---------   --------   ---------   --------

1 - 25,000.......................       139    $  2,750,774      0.60%     10.303%      194       98.30%
25,001 - 50,000..................       402      14,909,557      3.27       9.942       227       96.35
50,001 - 75,000..................       418      25,919,080      5.69       8.506       313       88.00
75,001 - 100,000.................       430      38,309,800      8.41       7.374       354       82.56
100,001 - 125,000................       547      61,550,990     13.52       7.160       355       81.92
125,001 - 150,000................       537      73,702,856     16.19       7.095       356       81.47
150,001 - 175,000................       236      38,279,870      8.41       7.043       357       81.87
175,001 - 200,000................       189      35,565,922      7.81       7.021       356       80.92
200,001 - 225,000................       156      33,192,590      7.29       7.026       355       82.59
225,001 - 250,000................       131      31,155,426      6.84       6.903       357       80.74
250,001 - 275,000................        80      20,987,930      4.61       7.041       355       81.98
275,001 - 300,000................        91      26,323,708      5.78       6.762       357       81.44
300,001 - 325,000................        73      22,895,216      5.03       6.981       357       82.08
325,001 - 350,000................        49      16,585,196      3.64       6.806       357       81.48
350,001 - 375,000................        19       6,838,767      1.50       6.792       356       80.42
375,001 - 400,000................         5       1,962,912      0.43       7.301       357       76.95
400,001 - 425,000................         4       1,655,240      0.36       6.914       357       84.94
425,001 - 450,000................         4       1,748,349      0.38       6.624       357       88.76
450,001 - 475,000................         1         453,916      0.10       6.500       355       80.00
500,001 - 750,000................         1         555,054      0.12       6.750       357       71.81
                                      -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:........     3,512    $455,343,153    100.00%      7.247%      348       82.65%
                                      =====    ============    ======      ======       ===       =====


Minimum: $5,911
Maximum: $555,054
Average: $129,654

                                      S-49

                             GROUP I MORTGAGE LOANS

                              STATED ORIGINAL TERM



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
 STATED ORIGINAL TERM (MONTHS)     LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

60............................         1    $      6,612      0.00%     10.250%        56       95.00%
120...........................         4          48,054      0.01      10.605        117       96.33
180...........................       457      18,420,743      4.05       9.852        177       96.17
240...........................       131       5,425,654      1.19       9.357        236       93.49
360...........................     2,919     431,442,090     94.75       7.108        357       81.94
                                   -----    ------------    ------      ------        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======      ======        ===       =====


Minimum: 60 months
Maximum: 360 months
Weighted Average: 351 months

                                      S-50

                             GROUP I MORTGAGE LOANS

                         RANGE OF STATED REMAINING TERMS



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
   RANGE OF STATED REMAINING     MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
        TERMS (MONTHS)             LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

49 - 60.......................         1    $      6,612      0.00%     10.250%        56       95.00%
109 - 120.....................         4          48,054      0.01      10.605        117       96.33
169 - 180.....................       457      18,420,743      4.05       9.852        177       96.17
229 - 240.....................       131       5,425,654      1.19       9.357        236       93.49
337 - 348.....................         4         487,878      0.11       7.011        347       80.59
349 - 360.....................     2,915     430,954,212     94.64       7.109        357       81.94
                                   -----    ------------    ------      ------        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======      ======        ===       =====


Minimum: 56 months
Maximum: 360 months
Weighted Average: 348 months

                                      S-51

                             GROUP I MORTGAGE LOANS

                      RANGE OF COMBINED ORIGINAL LTV RATIOS



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
  RANGE OF COMBINED ORIGINAL     MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
        LTV RATIOS (%)             LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

25.01 - 30.00.................         2    $    203,287      0.04%      8.671%       357       29.08%
30.01 - 35.00.................         1         124,717      0.03       9.990        355       34.25
35.01 - 40.00.................         3         132,771      0.03       9.208        315       37.92
40.01 - 45.00.................         4         587,472      0.13       8.095        357       42.48
45.01 - 50.00.................         8       1,032,093      0.23       7.783        355       49.36
50.01 - 55.00.................        16       2,626,918      0.58       7.279        357       52.67
55.01 - 60.00.................        29       4,842,318      1.06       6.970        354       57.63
60.01 - 65.00.................        47       7,437,715      1.63       6.882        356       62.95
65.01 - 70.00.................       121      19,509,985      4.28       7.143        351       68.61
70.01 - 75.00.................       199      33,898,433      7.44       7.362        354       73.82
75.01 - 80.00.................     1,445     200,610,587     44.06       6.820        356       79.64
80.01 - 85.00.................       212      38,779,636      8.52       7.159        357       84.39
85.01 - 90.00.................       497      82,141,211     18.04       7.139        354       89.60
90.01 - 95.00.................       225      22,856,949      5.02       8.103        325       94.55
95.01 - 100.00................       703      40,559,061      8.91       9.180        291       99.79
                                   -----    ------------    ------       -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======       =====        ===       =====


Minimum: 28.57%
Maximum: 100.00%
Weighted Average: 82.65%

                                      S-52

                             GROUP I MORTGAGE LOANS

                             RANGE OF GROSS MARGINS



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
  RANGE OF GROSS MARGINS (%)       LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans .............     1,095    $ 83,023,029     18.23%     8.214%       309       86.54%
4.001 - 4.500 ................        15       2,883,643      0.63      6.212        357       72.85
4.501 - 5.000 ................       128      21,296,175      4.68      6.278        357       79.04
5.001 - 5.500 ................       294      45,237,886      9.93      6.383        357       80.57
5.501 - 6.000 ................       467      71,469,534     15.70      6.615        357       81.16
6.001 - 6.500 ................       450      67,599,747     14.85      6.983        357       82.19
6.501 - 7.000 ................       733     120,904,172     26.55      7.243        357       82.28
7.001 - 7.500 ................       139      20,248,054      4.45      7.771        357       82.76
7.501 - 8.000 ................       107      12,921,514      2.84      8.518        357       87.04
8.001 - 8.500 ................        44       5,802,991      1.27      9.065        357       82.02
8.501 - 9.000 ................        26       2,872,471      0.63      9.161        356       83.39
9.001 - 9.500 ................        14       1,083,938      0.24      9.765        356       83.84
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%     7.247%       348       82.65%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Minimum: 4.125%
Maximum: 9.490%
Non-Zero Weighted Average: 6.348%

                                      S-53

                             GROUP I MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
   RANGE OF MINIMUM MORTGAGE     MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
           RATES (%)               LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans .............     1,095    $ 83,023,029     18.23%      8.214%      309       86.54%
5.001 - 5.500 ................        19       3,298,953      0.72       5.393       357       77.50
5.501 - 6.000 ................       200      34,654,569      7.61       5.844       357       78.89
6.001 - 6.500 ................       392      64,851,118     14.24       6.315       357       80.29
6.501 - 7.000 ................       705     113,533,609     24.93       6.818       357       81.58
7.001 - 7.500 ................       512      74,483,197     16.36       7.292       357       83.65
7.501 - 8.000 ................       315      46,017,443     10.11       7.758       357       83.59
8.001 - 8.500 ................        73      11,595,475      2.55       8.309       357       82.14
8.501 - 9.000 ................       118      14,345,358      3.15       8.795       357       83.11
9.001 - 9.500 ................        47       5,768,455      1.27       9.308       356       82.53
9.501 - 10.000 ...............        25       2,794,257      0.61       9.768       357       77.24
10.001 -10.500 ...............         7         568,075      0.12      10.395       358       86.23
10.501 - 11.000 ..............         3         350,293      0.08      10.672       357       70.55
11.001 - 11.500 ..............         1          59,321      0.01      11.200       355       70.00
                                   -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     3,512    $455,343,153    100.00%      7.247%      348       82.65%
                                   =====    ============    ======      ======       ===       =====


Non-Zero Minimum: 5.190%
Maximum: 11.200%
Non-Zero Weighted Average: 7.031%

                                      S-54

                             GROUP I MORTGAGE LOANS

                         RANGE OF MAXIMUM MORTGAGE RATES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
   RANGE OF MAXIMUM MORTGAGE     MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
           RATES (%)               LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans .............     1,095    $ 83,023,029     18.23%      8.214%      309       86.54%
12.500 or less ...............       457      67,984,079     14.93       6.051       357       79.55
12.501 - 13.000 ..............       492      75,840,393     16.66       6.628       357       81.51
13.001 - 13.500 ..............       427      69,141,718     15.18       6.946       357       82.11
13.501 - 14.000 ..............       397      66,971,117     14.71       7.159       357       82.96
14.001 - 14.500 ..............       257      38,729,746      8.51       7.508       357       82.94
14.501 - 15.000 ..............       221      31,653,049      6.95       8.037       357       83.70
15.001 - 15.500 ..............        68      10,221,961      2.24       8.685       356       83.11
15.501 - 16.000 ..............        57       7,136,169      1.57       9.065       357       79.02
16.001 - 16.500 ..............        21       2,297,682      0.50       9.493       356       77.13
16.501 - 17.000 ..............        14       1,798,981      0.40       9.906       357       74.97
17.001 - 17.500 ..............         2         135,614      0.03      10.496       357       74.87
17.501 - 18.000 ..............         3         350,293      0.08      10.672       357       70.55
18.001 - 18.500 ..............         1          59,321      0.01      11.200       355       70.00
                                   -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     3,512    $455,343,153    100.00%      7.247%      348       82.65%
                                   =====    ============    ======      ======       ===       =====


Non-Zero Minimum: 11.190%
Maximum: 18.200%
Non-Zero Weighted Average: 13.456%

                                      S-55

                             GROUP I MORTGAGE LOANS

                              INITIAL PERIODIC CAP



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
   INITIAL PERIODIC CAP (%)        LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans..............     1,095    $ 83,023,029     18.23%     8.214%       309       86.54%
1.000.........................         5         737,324      0.16      7.017        356       84.60
1.500.........................       395      65,906,635     14.47      7.364        356       81.02
2.000.........................         2         160,969      0.04      7.805        355       92.79
3.000.........................     2,015     305,515,195     67.10      6.959        357       81.94
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%     7.247%       348       82.65%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Minimum: 1.000%
Maximum: 3.000%
Non-Zero Weighted Average: 2.730%

                                      S-56

                             GROUP I MORTGAGE LOANS

                             SUBSEQUENT PERIODIC CAP



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
  SUBSEQUENT PERIODIC CAP (%)      LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans..............     1,095    $ 83,023,029     18.23%     8.214%       309        86.54%
0.500.........................         1         144,000      0.03      6.375        356        80.00
1.000.........................     1,718     255,337,462     56.08      6.916        357        82.03
1.500.........................       697     116,793,793     25.65      7.282        357        81.25
3.000.........................         1          44,869      0.01      8.750        355       100.00
                                   -----    ------------    ------      -----        ---       ------
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%     7.247%       348        82.65%
                                   =====    ============    ======      =====        ===       ======


Non-Zero Minimum: 0.500%
Maximum: 3.000%
Non-Zero Weighted Average: 1.157%

                                      S-57

                             GROUP I MORTGAGE LOANS

                           NEXT RATE ADJUSTMENT DATES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
  NEXT RATE ADJUSTMENT DATES       LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans..............     1,095    $ 83,023,029     18.23%     8.214%       309       86.54%
October 2005..................         1         175,565      0.04      7.000        357       78.22
May 2006......................         1         210,812      0.05      6.250        346       75.00
July 2006.....................         1         103,574      0.02      9.400        349       46.71
August 2006...................         1         364,149      0.08      6.375        349       80.00
September 2006................         9       1,242,671      0.27      7.501        351       79.87
October 2006..................         9         964,285      0.21      7.794        351       76.22
November 2006.................         8       1,550,274      0.34      7.146        352       76.76
December 2006.................        13       2,658,338      0.58      7.163        353       84.34
January 2007..................        16       2,405,725      0.53      7.254        354       78.43
February 2007.................       155      28,627,449      6.29      6.945        355       83.38
March 2007....................       442      69,184,866     15.19      7.056        356       83.34
April 2007....................       893     138,148,095     30.34      7.123        357       80.80
May 2007......................       504      72,343,133     15.89      6.922        358       81.39
June 2007.....................       178      27,111,860      5.95      7.036        359       83.08
July 2007.....................         1          92,767      0.02      8.100        348       80.00
September 2007................         2         326,237      0.07      8.294        351       75.52
October 2007..................         1          53,828      0.01      8.720        352       77.27
November 2007.................         1         190,891      0.04      7.750        352       87.27
January 2008..................         1          62,049      0.01      7.009        354       80.00
February 2008.................         9       1,254,234      0.28      7.078        355       81.89
March 2008....................        59       8,084,202      1.78      6.785        356       82.79
April 2008....................        58       9,486,041      2.08      6.782        357       81.73
May 2008......................        36       5,071,015      1.11      6.582        358       79.65
June 2008.....................        18       2,608,063      0.57      6.833        359       82.90
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%     7.247%       348       82.65%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Weighted Average: April 2007

                                      S-58

                             GROUP I MORTGAGE LOANS

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
   GEOGRAPHIC DISTRIBUTION       MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
   OF MORTGAGED PROPERTIES         LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

California....................       530    $ 90,479,163     19.87%      7.117%       345       80.95%
Florida.......................       311      37,027,038      8.13       7.448        349       82.73
Illinois......................       193      26,798,581      5.89       7.178        350       83.56
New York......................       120      22,150,979      4.86       6.981        351       79.88
Maryland......................       123      19,304,952      4.24       7.278        348       81.63
Ohio..........................       177      19,146,030      4.20       6.974        354       84.07
Michigan......................       154      17,156,655      3.77       7.400        352       83.82
Virginia......................       128      16,610,434      3.65       7.525        345       83.77
North Carolina................       148      15,204,246      3.34       7.274        350       82.72
Georgia.......................       115      14,314,584      3.14       7.488        352       85.29
New Jersey....................        80      14,280,517      3.14       7.329        352       79.97
Pennsylvania..................       108      12,643,117      2.78       7.292        350       83.43
Missouri......................       110      12,088,595      2.65       7.240        354       84.87
Arizona.......................       104      11,614,076      2.55       7.314        346       82.97
Washington....................        86      11,316,756      2.49       6.977        343       84.96
Other.........................     1,025     115,207,430     25.30       7.300        347       83.30
                                   -----    ------------    ------       -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======       =====        ===       =====


Number of States/District of Columbia Represented: 50

                                      S-59

                             GROUP I MORTGAGE LOANS

                                    OCCUPANCY



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
           OCCUPANCY               LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

Primary.......................     3,311    $424,846,672     93.30%      7.243%       348       82.37%
Investment....................       159      24,708,123      5.43       7.265        356       86.62
Second Home...................        42       5,788,358      1.27       7.435        343       86.04
                                   -----    ------------    ------       -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======       =====        ===       =====


                                  PROPERTY TYPE



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
         PROPERTY TYPE             LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

Single Family Residence.......    2,838     $366,014,123     80.38%      7.246%       349       82.63%
2-4 Family....................      180       33,089,732      7.27       7.086        353       81.17
Condominium...................      284       30,936,666      6.79       7.336        342       83.03
Planned Unit Development......      209       25,244,223      5.54       7.361        336       84.43
Manufactured Housing..........        1           58,409      0.01       6.400        177       69.41
                                  -----     ------------    ------       -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....    3,512     $455,343,153    100.00%      7.247%       348       82.65%
                                  =====     ============    ======       =====        ===       =====


                                      S-60

                             GROUP I MORTGAGE LOANS

                                  LOAN PURPOSE



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
          LOAN PURPOSE             LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

Refinance - Cashout...........     1,608    $271,518,084     59.63%      7.139%       353       81.42%
Purchase......................     1,546     133,671,691     29.36       7.630        338       85.56
Refinance - Rate Term.........       358      50,153,378     11.01       6.804        353       81.57
                                   -----    ------------    ------       -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======       =====        ===       =====


                               DOCUMENTATION LEVEL



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
      DOCUMENTATION LEVEL          LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

Full..........................     2,137    $268,064,600     58.87%      7.074%       350       83.64%
Stated Documentation..........     1,204     163,401,730     35.89       7.549        347       80.93
Limited.......................       171      23,876,822      5.24       7.120        342       83.37
                                   -----    ------------    ------       -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======       =====        ===       =====


                                      S-61

                             GROUP I MORTGAGE LOANS

                        ORIGINAL PREPAYMENT PENALTY TERM



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
  ORIGINAL PREPAYMENT PENALTY    MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
         TERM (MONTHS)             LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

0 ............................       868    $104,698,325     22.99%      7.456%       344       82.69%
6 ............................         6         766,284      0.17       7.642        357       81.47
12 ...........................       161      27,602,285      6.06       7.177        352       81.98
18 ...........................         2         550,618      0.12       6.951        357       80.82
24 ...........................     1,834     242,653,798     53.29       7.168        350       82.53
30 ...........................         4         620,929      0.14       7.619        356       87.12
36 ...........................       637      78,450,914     17.23       7.232        347       83.18
                                   -----    ------------    ------       -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======       =====        ===       =====


Non-Zero Minimum: 6 months
Maximum: 36 months
Non-Zero Weighted Average: 26 months

                                  LIEN POSITION



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
         LIEN POSITION             LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

1st Lien .....................     2,820    $427,821,388     93.96%      7.062%       356       81.61%
2nd Lien .....................       692      27,521,764      6.04      10.124        230       98.75
                                   -----    ------------    ------      ------        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======      ======        ===       =====


                                      S-62

                             GROUP I MORTGAGE LOANS

                           ORIGINAL INTEREST ONLY TERM



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS     REMAINING   COMBINED
  ORIGINAL INTEREST ONLY TERM    MORTGAGE     PRINCIPAL    PRINCIPAL    INTEREST      TERM     ORIGINAL
           (MONTHS)                LOANS     BALANCE ($)    BALANCE     RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   ---------   ---------   --------

0 ............................     3,016    $363,397,920     79.81%      7.380%       346       82.50%
24 ...........................        91      19,106,315      4.20       6.938        356       88.61
36 ...........................         5         896,000      0.20       6.845        356       87.58
60 ...........................       400      71,942,918     15.80       6.658        357       81.76
                                   -----    ------------    ------       -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     3,512    $455,343,153    100.00%      7.247%       348       82.65%
                                   =====    ============    ======       =====        ===       =====


                                      S-63

THE GROUP II MORTGAGE LOANS

     The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:



Cut-off date principal balance of group II mortgage loans...................        $571,029,022
Cut-off date principal balance of group II fixed rate mortgage loans........         $73,994,639
Cut-off date principal balance of group II adjustable rate mortgage loans...        $497,034,384
Interest Rates:
   Weighted Average.........................................................              7.205%
   Range....................................................................   4.890% to 13.750%
Weighted average stated remaining term to maturity (in months)..............                 348


     The scheduled principal balances of the group II mortgage loans range from approximately $5,719 to approximately $848,225. The group II mortgage loans had an average scheduled principal balance of approximately $215,401.

     The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the group II mortgage loans is approximately 82.63% and approximately 34.75% of the group II mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

     Approximately 94.44% of the group II mortgage loans are secured by first liens, and approximately 5.56% of the group II mortgage loans are secured by second liens.

     No more than approximately 0.65% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

     None of the group II mortgage loans has a Prepayment Premium period at origination in excess of five years.

     Each of WMC Mortgage Corp., Decision One Mortgage Company LLC, NC Capital
Corporation, Accredited Home Lenders, Inc. and Fremont Investment & Loan has
represented or will represent with respect to each mortgage loan sold by it that

     o    none of the group II mortgage loans sold by it is (a) covered by the
          Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home" or
          "predatory" loan under any other applicable federal, state or local law;

     o    none of the group II mortgage loans originated on or after October 1,
          2002 and on or before March 6, 2003 is secured by property located in the State of Georgia; and

     o    in connection with the origination of the group II mortgage loans, no proceeds from a group II mortgage loan were used to finance a single-premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties
Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                                      S-64

                             GROUP II MORTGAGE LOANS

                                  PRODUCT TYPES



                                                              % OF
                                                           MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
         PRODUCT TYPES             LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed - 5 Year................         2    $     14,593       0.00%    12.357%       57        90.57%
Fixed - 10 Year...............        13         116,766       0.02     11.487       117        96.12
Fixed - 15 Year...............        27       1,828,475       0.32      8.223       177        82.56
Fixed - 20 Year...............       106       3,904,349       0.68     10.600       235        95.65
Fixed - 30 Year...............       292      42,633,955       7.47      7.731       357        82.30
Fixed - Interest Only - 30
   Year.......................         6       1,121,600       0.20      6.684       357        83.82
Fixed - Balloon - 15/30
   Year.......................       314      23,033,670       4.03     10.233       177        96.31
Fixed - Balloon - 30/40
   Year.......................         4       1,341,230       0.23      7.214       358        71.53
ARM - 2 Year/6 Month..........     1,214     292,577,081      51.24      7.248       357        81.43
ARM - 3 Year/6 Month..........        85      15,239,125       2.67      7.086       357        82.81
ARM - 5 Year/6 Month..........        26       6,398,806       1.12      6.664       357        80.83
ARM Interest Only - 2
   Year/6 Month...............       461     151,972,759      26.61      6.599       357        83.34
ARM Interest Only - 3
   Year/6 Month...............        22       5,109,961       0.89      6.526       357        81.71
ARM Interest Only - 5
   Year/6 Month...............        44      12,854,102       2.25      6.211       356        78.67
ARM - 2 Year/6 Month -
   Balloon - 30/40 Year.......        33      12,319,999       2.16      6.779       358        79.92
ARM - 5 Year/6 Month -
   Balloon - 30/40 Year.......         2         562,551       0.10      5.501       358        80.00
                                   -----    ------------     ------     ------       ---        -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022     100.00%     7.205%      348        82.63%
                                   =====    ============     ======     ======       ===        =====


                                      S-65

                             GROUP II MORTGAGE LOANS

                          RANGE OF GROSS INTEREST RATES



                                                              % OF
                                                           MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
 RANGE OF GROSS INTEREST RATES   MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
              (%)                  LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

4.000 - 4.999 ................         2    $    784,262      0.14%      4.967%      356       80.00%
5.000 - 5.999 ................       265      77,678,575     13.60       5.730       357       79.31
6.000 - 6.999 ................       749     230,746,959     40.41       6.591       356       81.01
7.000 - 7.999 ................       680     162,298,036     28.42       7.545       356       82.49
8.000 - 8.999 ................       395      59,554,520     10.43       8.483       347       85.86
9.000 - 9.999 ................       154      16,785,090      2.94       9.596       286       90.05
10.000 - 10.999 ..............       224      15,197,007      2.66      10.636       223       96.59
11.000 - 11.999 ..............       153       7,030,476      1.23      11.399       256       98.77
12.000 - 12.999 ..............        27         927,986      0.16      12.353       205       97.92
13.000 - 13.999 ..............         2          26,111      0.00      13.750       147       85.00
                                   -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     2,651    $571,029,022    100.00%      7.205%      348       82.63%
                                   =====    ============    ======      ======       ===       =====


Minimum: 4.890%
Maximum: 13.750%
Weighted Average: 7.205%

                                      S-66

                             GROUP II MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES



                                                              % OF
                                                           MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
      RANGE OF CUT-OFF DATE      MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
     PRINCIPAL BALANCES ($)        LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

1 - 25,000 ...................        75    $  1,315,567      0.23%     11.129%      197       98.36%
25,001 - 50,000 ..............       184       6,737,258      1.18      10.487       242       94.17
50,001 - 75,000 ..............       253      16,120,442      2.82       9.432       292       89.58
75,001 - 100,000 .............       259      22,378,292      3.92       9.098       289       89.06
100,001 - 125,000 ............       156      17,528,927      3.07       8.334       321       87.03
125,001 - 150,000 ............       128      17,614,135      3.08       7.850       343       85.61
150,001 - 175,000 ............       233      37,627,732      6.59       7.124       354       82.16
175,001 - 200,000 ............       206      38,641,465      6.77       7.255       347       82.18
200,001 - 225,000 ............       174      37,045,031      6.49       7.000       355       81.57
225,001 - 250,000 ............       121      28,835,718      5.05       7.020       357       82.42
250,001 - 275,000 ............        97      25,502,577      4.47       6.930       357       81.50
275,001 - 300,000 ............        98      28,192,079      4.94       6.826       357       82.36
300,001 - 325,000 ............        88      27,493,621      4.81       6.866       357       82.46
325,001 - 350,000 ............        51      17,111,566      3.00       6.753       357       82.35
350,001 - 375,000 ............        77      27,904,493      4.89       6.847       357       81.63
375,001 - 400,000 ............        93      36,167,735      6.33       6.830       357       81.73
400,001 - 425,000 ............        69      28,590,348      5.01       6.828       357       82.67
425,001 - 450,000 ............        61      26,797,943      4.69       7.028       357       81.10
450,001 - 475,000 ............        37      17,147,482      3.00       6.847       357       82.77
475,001 - 500,000 ............        48      23,496,845      4.11       7.030       357       79.69
500,001 - 750,000 ............       132      79,905,249     13.99       6.775       357       80.95
750,001 - 1,000,000 ..........        11       8,874,516      1.55       6.736       357       76.28
                                   -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     2,651    $571,029,022    100.00%      7.205%      348       82.63%
                                   =====    ============    ======      ======       ===       =====


Minimum: $5,719
Maximum: $848,225
Average: $215,401

                                      S-67

                             GROUP II MORTGAGE LOANS

                              STATED ORIGINAL TERM



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE      GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
 STATED ORIGINAL TERM (MONTHS)     LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

60............................         2    $     14,593      0.00%     12.357%       57       90.57%
120...........................        13         116,766      0.02      11.487       117       96.12
180...........................       341      24,862,146      4.35      10.085       177       95.30
240...........................       106       3,904,349      0.68      10.600       235       95.65
360...........................     2,189     542,131,168     94.94       7.047       357       81.95
                                   -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%      7.205%      348       82.63%
                                   =====    ============    ======      ======       ===       =====


Minimum: 60 months
Maximum: 360 months
Weighted Average: 351 months

                                      S-68

                             GROUP II MORTGAGE LOANS

                         RANGE OF STATED REMAINING TERMS



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE      GROSS     REMAINING   COMBINED
   RANGE OF STATED REMAINING     MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
        TERMS (MONTHS)             LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

49 - 60.......................         2    $     14,593      0.00%     12.357%       57       90.57%
109 - 120.....................        13         116,766      0.02      11.487       117       96.12
169 - 180.....................       341      24,862,146      4.35      10.085       177       95.30
229 - 240.....................       106       3,904,349      0.68      10.600       235       95.65
349 - 360.....................     2,189     542,131,168     94.94       7.047       357       81.95
                                   -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%      7.205%      348       82.63%
                                   =====    ============    ======      ======       ===       =====


Minimum: 57 months
Maximum: 360 months
Weighted Average: 348 months

                                      S-69

                             GROUP II MORTGAGE LOANS

                      RANGE OF COMBINED ORIGINAL LTV RATIOS



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE      GROSS     REMAINING   COMBINED
  RANGE OF COMBINED ORIGINAL     MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
        LTV RATIOS (%)             LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

10.00 or less.................         1    $     49,874      0.01%      6.925%      357        7.04%
15.01 - 20.00.................         2         323,753      0.06       6.087       356       17.85
20.01 - 25.00.................         1         117,000      0.02       6.490       358       22.94
25.01 - 30.00.................         1          49,932      0.01       7.950       358       29.24
30.01 - 35.00.................         9         992,572      0.17       7.193       327       31.55
35.01 - 40.00.................         5         528,653      0.09       7.034       357       37.18
40.01 - 45.00.................        11       1,431,634      0.25       7.206       358       43.12
45.01 - 50.00.................        14       2,212,670      0.39       6.753       343       47.76
50.01 - 55.00.................         8       2,279,912      0.40       6.737       357       52.61
55.01 - 60.00.................        14       3,792,552      0.66       6.549       355       57.80
60.01 - 65.00.................        12       4,872,822      0.85       6.610       354       62.28
65.01 - 70.00.................        30      10,428,372      1.83       7.210       357       68.84
70.01 - 75.00.................        74      26,155,424      4.58       7.096       356       73.63
75.01 - 80.00.................     1,192     319,374,966     55.93       6.820       357       79.85
80.01 - 85.00.................       190      41,201,665      7.22       7.250       355       84.50
85.01 - 90.00.................       418      83,779,231     14.67       7.414       348       89.70
90.01 - 95.00.................       186      30,458,970      5.33       8.196       319       94.61
95.01 - 100.00................       483      42,979,018      7.53       9.160       291       99.80
                                   -----    ------------    ------       -----       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%      7.205%      348       82.63%
                                   =====    ============    ======       =====       ===       =====


Minimum: 7.04%
Maximum: 100.00%
Weighted Average: 82.63%

                                      S-70

                             GROUP II MORTGAGE LOANS

                             RANGE OF GROSS MARGINS



                                                                 % OF
                                                               MORTGAGE
                                                               POOL BY
                                                 AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                     NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                       OF          DATE          DATE      GROSS     REMAINING   COMBINED
                                    MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
    RANGE OF GROSS MARGINS (%)        LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
---------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans.................       764    $ 73,994,639     12.96%     8.655%       289       87.23%
3.501 - 4.000....................         1         144,250      0.03      5.500        357       80.00
4.001 - 4.500....................        41      10,545,199      1.85      6.164        357       78.09
4.501 - 5.000....................       117      30,364,346      5.32      6.146        357       79.20
5.001 - 5.500....................       203      55,723,611      9.76      6.255        357       79.58
5.501 - 6.000....................       274      79,240,962     13.88      6.571        357       80.46
6.001 - 6.500....................       283      82,414,744     14.43      6.913        357       82.01
6.501 - 7.000....................       538     160,085,877     28.03      7.147        357       82.41
7.001 - 7.500....................       168      37,356,630      6.54      7.800        357       85.16
7.501 - 8.000....................       165      28,170,289      4.93      8.182        357       85.82
8.001 - 8.500....................        57       7,197,374      1.26      8.556        356       86.29
8.501 - 9.000....................        30       4,629,683      0.81      9.385        357       87.11
9.001 - 9.500....................        10       1,161,418      0.20      9.761        358       90.51
                                      -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:........     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                      =====    ============    ======      =====        ===       =====


Non-Zero Minimum: 4.000%
Maximum: 9.390%
Non-Zero Weighted Average: 6.410%

                                      S-71

                             GROUP II MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES



                                                                 % OF
                                                               MORTGAGE
                                                               POOL BY
                                                 AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                     NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                       OF          DATE          DATE      GROSS     REMAINING   COMBINED
    RANGE OF MINIMUM MORTGAGE       MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
            RATES (%)                 LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
---------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans.................       764    $ 73,994,639     12.96%      8.655%      289        87.23%
5.000 or less....................         3       1,440,262      0.25       4.982       357        80.00
5.001 - 5.500....................        60      16,825,554      2.95       5.373       357        79.62
5.501 - 6.000....................       210      64,100,862     11.23       5.851       357        79.44
6.001 - 6.500....................       279      88,034,767     15.42       6.316       357        81.45
6.501 - 7.000....................       398     122,123,794     21.39       6.830       357        81.22
7.001 - 7.500....................       261      74,898,650     13.12       7.296       357        81.57
7.501 - 8.000....................       317      69,155,848     12.11       7.829       357        84.00
8.001 - 8.500....................       180      32,129,755      5.63       8.297       357        84.91
8.501 - 9.000....................       111      17,967,818      3.15       8.756       357        86.39
9.001 - 9.500....................        37       5,921,668      1.04       9.259       357        85.14
9.501 - 10.000...................        21       3,108,343      0.54       9.781       357        87.69
10.001 -10.500...................         8       1,113,176      0.19      10.297       357        87.77
11.001 - 11.500..................         1         188,925      0.03      11.375       358        95.00
12.501 - 13.000..................         1          24,962      0.00      12.700       354       100.00
                                      -----    ------------    ------      ------       ---       ------
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:........     2,651    $571,029,022    100.00%      7.205%      348        82.63%
                                      =====    ============    ======      ======       ===       ======


Non-Zero Minimum: 4.890%
Maximum: 12.700%
Non-Zero Weighted Average: 6.991%

                                      S-72

                             GROUP II MORTGAGE LOANS

                         RANGE OF MAXIMUM MORTGAGE RATES



                                                                 % OF
                                                               MORTGAGE
                                                               POOL BY
                                                 AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                     NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                       OF          DATE          DATE      GROSS     REMAINING   COMBINED
    RANGE OF MAXIMUM MORTGAGE       MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
            RATES (%)                 LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
---------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans.................       764    $ 73,994,639     12.96%      8.655%      289        87.23%
12.500 or less...................       315      89,057,573     15.60       5.824       357        79.90
12.501 - 13.000..................       250      75,212,802     13.17       6.419       357        81.19
13.001 - 13.500..................       278      89,096,382     15.60       6.717       357        81.37
13.501 - 14.000..................       359      93,979,159     16.46       7.159       357        81.40
14.001 - 14.500..................       294      71,211,379     12.47       7.608       357        83.91
14.501 - 15.000..................       217      46,029,418      8.06       8.050       357        84.39
15.001 - 15.500..................        88      18,164,305      3.18       8.578       357        84.11
15.501 - 16.000..................        53       8,464,629      1.48       9.030       357        85.53
16.001 - 16.500..................        22       4,035,931      0.71       9.519       356        84.16
16.501 - 17.000..................         5         874,572      0.15       9.872       357        88.51
17.001 - 17.500..................         4         694,346      0.12      10.356       356        83.22
17.501 - 18.000..................         1         188,925      0.03      11.375       358        95.00
19.501 - 20.000..................         1          24,962      0.00      12.700       354       100.00
                                      -----    ------------    ------      ------       ---       ------
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:........     2,651    $571,029,022    100.00%      7.205%      348        82.63%
                                      =====    ============    ======      ======       ===       ======


Non-Zero Minimum: 10.890%
Maximum: 19.700%
Non-Zero Weighted Average: 13.562%

                                      S-73

                             GROUP II MORTGAGE LOANS

                              INITIAL PERIODIC CAP



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
   INITIAL PERIODIC CAP (%)        LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans .............       764    $ 73,994,639     12.96%     8.655%       289       87.23%
1.000 ........................         7       2,547,691      0.45      6.593        356       77.66
1.500 ........................       439     108,230,135     18.95      7.406        356       81.87
2.000 ........................         2         409,255      0.07      6.897        355       70.97
3.000 ........................     1,406     375,099,390     65.69      6.896        357       82.11
3.010 ........................         1         288,556      0.05      6.050        355       82.86
5.000 ........................        32      10,459,356      1.83      6.156        357       78.22
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Minimum: 1.000%
Maximum: 5.000%
Non-Zero Weighted Average: 2.704%

                                      S-74

                             GROUP II MORTGAGE LOANS

                             SUBSEQUENT PERIODIC CAP



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
  SUBSEQUENT PERIODIC CAP (%)      LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans .............       764    $ 73,994,639     12.96%     8.655%       289       87.23%
0.500 ........................         1         226,400      0.04      5.990        356       80.00
1.000 ........................     1,221     313,230,074     54.85      6.880        357       82.00
1.500 ........................       664     183,478,655     32.13      7.177        357       81.84
2.000 ........................         1          99,255      0.02      7.825        353       95.00
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Minimum: 0.500%
Maximum: 2.000%
Non-Zero Weighted Average: 1.185%

                                      S-75

                             GROUP II MORTGAGE LOANS

                           NEXT RATE ADJUSTMENT DATES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
  NEXT RATE ADJUSTMENT DATES       LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Fixed Rate Loans .............       764    $ 73,994,639     12.96%     8.655%       289       87.23%
September 2006 ...............         3         502,809      0.09      7.705        350       84.71
October 2006 .................         4         306,319      0.05      8.500        351       83.30
November 2006 ................         6       1,277,793      0.22      7.437        352       87.59
December 2006 ................         5       1,216,340      0.21      6.189        353       86.38
January 2007 .................        22       6,951,453      1.22      6.944        354       82.97
February 2007 ................       130      39,633,372      6.94      6.935        355       82.02
March 2007 ...................       394     102,306,974     17.92      7.096        356       83.97
April 2007 ...................       663     186,643,576     32.69      7.041        357       81.27
May 2007 .....................       381      97,852,946     17.14      6.903        358       81.18
June 2007 ....................       100      20,178,255      3.53      7.176        359       82.30
September 2007 ...............         4         451,856      0.08      7.191        351       85.17
January 2008 .................         1         218,713      0.04      6.100        354       76.98
February 2008 ................         8       1,903,831      0.33      7.042        355       89.03
March 2008 ...................        38       6,478,475      1.13      6.711        356       83.07
April 2008 ...................        37       7,607,221      1.33      7.329        357       81.72
May 2008 .....................        16       2,863,790      0.50      6.531        358       79.53
June 2008 ....................         3         825,200      0.14      6.550        359       81.41
November 2009 ................         2         262,028      0.05      6.801        352       85.12
December 2009 ................         8       1,778,378      0.31      6.642        353       84.88
January 2010 .................         1          97,987      0.02      7.875        354       88.65
February 2010 ................         8       2,052,768      0.36      6.432        355       84.38
March 2010 ...................        16       4,107,464      0.72      6.406        356       80.97
April 2010 ...................        19       5,950,735      1.04      6.252        357       75.20
May 2010 .....................        18       5,566,099      0.97      6.197        358       78.72
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL: ....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Weighted Average: May 2007

                                      S-76

                            GROUP II MORTGAGE LOANS

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
  GEOGRAPHIC DISTRIBUTION OF     MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST     TERM      ORIGINAL
     MORTGAGED PROPERTIES          LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

California....................       844    $248,498,545     43.52%     6.940%       346       81.83%
Florida.......................       232      45,682,871      8.00      7.473        352       83.64
New York......................       144      39,229,695      6.87      7.104        351       80.43
Virginia......................       109      24,140,994      4.23      7.435        352       82.49
Maryland......................        99      22,081,488      3.87      7.429        349       82.17
New Jersey....................        76      17,656,532      3.09      7.385        349       80.58
Illinois......................        97      16,704,469      2.93      7.330        350       82.49
Massachusetts.................        45      11,532,393      2.02      7.056        352       82.21
Georgia.......................        70      10,721,180      1.88      7.715        350       85.53
Nevada........................        48      10,390,993      1.82      7.183        348       82.07
Washington....................        54       9,963,220      1.74      6.759        349       82.99
Arizona.......................        53       9,750,098      1.71      7.175        352       83.05
Pennsylvania..................        58       9,575,975      1.68      7.524        351       87.01
North Carolina................        72       8,569,058      1.50      7.800        347       84.49
Ohio..........................        63       8,134,826      1.42      7.446        349       85.48
Other.........................       587      78,396,684     13.73      7.624        349       84.95
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


Number of States/District of Columbia Represented: 47

                                      S-77

                             GROUP II MORTGAGE LOANS

                                    OCCUPANCY



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST     TERM      ORIGINAL
           OCCUPANCY               LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Primary.......................     2,572    $558,126,578     97.74%     7.206%       348       82.64%
Second Home...................        21       6,497,448      1.14      6.769        345       81.75
Investment....................        58       6,404,997      1.12      7.592        354       82.88
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


                                  PROPERTY TYPE



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST     TERM      ORIGINAL
         PROPERTY TYPE             LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Single Family Residence.......     2,025    $428,641,509     75.06%     7.204%       349       82.72%
Planned Unit Development......       243      56,068,661      9.82      7.436        342       83.25
Condominium...................       208      44,702,049      7.83      6.892        351       81.91
2-4 Family....................       173      41,054,668      7.19      7.248        349       81.65
Manufactured Housing..........         2         562,135      0.10      7.008        355       83.44
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


                                      S-78

                             GROUP II MORTGAGE LOANS

                                  LOAN PURPOSE



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST     TERM      ORIGINAL
         LOAN PURPOSE              LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Purchase......................     1,691    $347,725,111     60.89%     7.154%       348       83.01%
Refinance - Cashout...........       869     205,471,966     35.98      7.286        348       81.96
Refinance - Rate Term.........        91      17,831,946      3.12      7.276        349       82.99
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


                               DOCUMENTATION LEVEL



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST     TERM      ORIGINAL
      DOCUMENTATION LEVEL          LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

Full..........................     1,590    $283,537,201     49.65%     7.243%       349       84.29%
Stated Documentation..........       906     242,448,258     42.46      7.204        348       80.36
Limited.......................       155      45,043,563      7.89      6.974        343       84.36
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====



                                      S-79

                             GROUP II MORTGAGE LOANS

                        ORIGINAL PREPAYMENT PENALTY TERM



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF     AVERAGE    AVERAGE     AVERAGE
                                    OF          DATE          DATE       GROSS    REMAINING   COMBINED
  ORIGINAL PREPAYMENT PENALTY    MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
         TERM (MONTHS)             LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

0.............................       683    $130,499,066     22.85%     7.584%       343       83.10%
6.............................         7       2,140,347      0.37      7.728        356       79.19
12............................       153      43,947,819      7.70      7.237        354       81.35
18............................         3         583,084      0.10      7.403        356       73.58
24............................     1,359     315,454,132     55.24      7.043        349       82.75
30............................         4         665,567      0.12      8.212        346       87.14
36............................       348      65,009,404     11.38      7.146        348       82.27
42............................         1          61,085      0.01      8.375        357       90.00
48............................         2         424,360      0.07      7.472        357       87.49
60............................        91      12,244,159      2.14      7.373        346       81.61
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Minimum: 6 months
Maximum: 60 months
Non-Zero Weighted Average: 26 months

                                  LIEN POSITION



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE      GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
          LIEN POSITION            LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

1st Lien......................     2,123    $539,286,279     94.44%      7.013%      356       81.77%
2nd Lien......................       528      31,742,743      5.56      10.465       210       97.25
                                   -----    ------------    ------      ------       ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%      7.205%      348       82.63%
                                   =====    ============    ======      ======       ===       =====


                                      S-80

                             GROUP II MORTGAGE LOANS

                           ORIGINAL INTEREST ONLY TERM



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE      GROSS     REMAINING   COMBINED
  ORIGINAL INTEREST ONLY TERM    MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
           (MONTHS)                LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

0.............................     2,118    $399,970,600     70.04%     7.477%       344       82.49%
24............................        84      30,317,745      5.31      6.876        356       91.06
36............................         2         492,100      0.09      6.226        356       86.55
60............................       447     140,248,577     24.56      6.503        357       81.18
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


                                      S-81

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT
SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit
Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender,
i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit
Scores across the industry is not consistent. In addition, it should be noted
that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The following table sets forth information as to the Credit Scores of the related mortgagors obtained in connection with the origination of each mortgage loan.

                                      S-82

                             GROUP I MORTGAGE LOANS

                             RANGE OF CREDIT SCORES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE      GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
    RANGE OF CREDIT SCORES         LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

500 - 524.....................        52    $  7,870,817      1.73%     8.366%       356       73.62%
525 - 549.....................        69      11,427,160      2.51      8.018        356       74.31
550 - 574.....................       178      27,695,586      6.08      7.715        356       79.65
575 - 599.....................       414      61,883,789     13.59      7.289        353       82.44
600 - 624.....................       841     107,531,979     23.62      7.232        347       82.38
625 - 649.....................       843     106,896,114     23.48      7.148        348       84.05
650 - 674.....................       620      74,501,803     16.36      7.153        346       83.80
675 - 699.....................       262      31,086,965      6.83      7.037        339       84.36
700 - 724.....................       102      11,218,642      2.46      7.045        342       83.60
725 - 749.....................        75       8,791,620      1.93      6.890        344       83.58
750 - 774.....................        46       5,331,162      1.17      6.959        346       80.63
775 - 799.....................        10       1,107,515      0.24      6.720        348       78.60
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     3,512    $455,343,153    100.00%     7.247%       348       82.65%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Minimum: 500
Maximum: 792
Non-Zero Weighted Average: 628

                                      S-83

                             GROUP II MORTGAGE LOANS

                             RANGE OF CREDIT SCORES



                                                              % OF
                                                            MORTGAGE
                                                            POOL BY
                                              AGGREGATE    AGGREGATE   WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER       CUT-OFF      CUT-OFF    AVERAGE     AVERAGE     AVERAGE
                                    OF          DATE          DATE      GROSS     REMAINING   COMBINED
                                 MORTGAGE     PRINCIPAL    PRINCIPAL   INTEREST      TERM     ORIGINAL
    RANGE OF CREDIT SCORES         LOANS     BALANCE ($)    BALANCE    RATE (%)    (MONTHS)    LTV (%)
------------------------------   --------   ------------   ---------   --------   ---------   --------

500 - 524.....................        75    $ 11,563,094      2.02%     8.460%       355       80.62%
525 - 549.....................       123      20,354,240      3.56      8.328        356       82.29
550 - 574.....................       165      32,641,511      5.72      8.002        356       81.33
575 - 599.....................       341      62,524,545     10.95      7.544        348       84.03
600 - 624.....................       601     119,822,091     20.98      7.307        346       83.65
625 - 649.....................       491     115,358,035     20.20      7.059        346       82.40
650 - 674.....................       398      97,585,776     17.09      6.929        349       82.59
675 - 699.....................       216      52,884,356      9.26      6.819        347       82.81
700 - 724.....................       118      28,748,922      5.03      6.676        346       79.86
725 - 749.....................        70      17,396,317      3.05      6.768        349       82.54
750 - 774.....................        31       7,589,274      1.33      6.342        352       79.15
775 - 799.....................        20       4,368,056      0.76      6.376        342       79.84
800 +.........................         2         192,806      0.03      9.491        178       97.13
                                   -----    ------------    ------      -----        ---       -----
   TOTAL/WEIGHTED AVERAGE/% OF
      MORTGAGE LOAN POOL:.....     2,651    $571,029,022    100.00%     7.205%       348       82.63%
                                   =====    ============    ======      =====        ===       =====


Non-Zero Minimum: 500
Maximum: 805
Non-Zero Weighted Average: 634

                                      S-84

                               THE MASTER SERVICER

GENERAL

     Wells Fargo Bank, National Association will act as the master servicer for the mortgage loans pursuant to the terms of the pooling and servicing agreement.

     The servicers will directly service the mortgage loans and Countrywide Home
Loans Servicing LP ("COUNTRYWIDE") will service the mortgage loans under the supervision and oversight of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described in this prospectus supplement and as provided in the pooling and servicing agreement.

COMPENSATION OF THE MASTER SERVICER

     As compensation for its services as master servicer, the master servicer will be entitled to receive a master servicing fee, in addition to the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account. The master servicing fee for each distribution date will be an amount equal to one-twelfth of the master servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan as of the prior distribution date (or as of the cut-off date in the case of the first distribution date). The master servicing fee rate will be 0.015% per annum. In the event the master servicer assumes the duties of a servicer under the pooling and servicing agreement, it shall be entitled to receive as compensation, the servicing fees and other compensation that would have been payable to that servicer under the pooling and servicing agreement.

     Under the terms of the pooling and servicing agreement, the securities administrator may withdraw from the distribution account (i) the master servicing fee with respect to each distribution date, (ii) investment income payable to the master servicer; (iii) amounts necessary to reimburse the master servicer or a servicer for any previously unreimbursed advances and any advance that the master servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iv) amounts in respect of reimbursements to which the master servicer or a servicer is entitled in accordance with the terms of the pooling and servicing agreement, subject to the limit on such amounts described below under "--Indemnification and Third Party Claims," and (v) any certain other amounts permitted to be withdrawn under the terms of the pooling and servicing agreement. The master servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as master servicer without reimbursement.

     The master servicer will be required to pay the costs associated with monitoring Countrywide without any right of reimbursement. The master servicer will also be required to pay the costs of terminating Countrywide, appointing any successor servicer or the costs of transferring servicing from Countrywide or any other servicer to the master servicer and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the pooling and servicing agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the master servicer may be reimbursed by the trust for all costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the master servicer or to any other successor servicer.

INDEMNIFICATION AND THIRD PARTY CLAIMS

     The master servicer will be required to indemnify the depositor, the trustee, the custodians, the securities administrator and the trust and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the master servicer's representations and warranties set forth in the pooling and servicing agreement. The enforcement of the obligation of the master servicer to indemnify the depositor, the custodians, the securities administrator, the trustee and the trust constitutes the sole remedy of the depositor, the custodians, the securities administrator, the trustee and the trust in the event of a breach of the master servicer's representations and warranties. Such indemnification shall survive termination of the master servicer under the pooling and servicing agreement, and the termination of the pooling and servicing agreement. Any cause of action against the master servicer relating to or arising out of the breach of any representations and warranties made by the master servicer in the pooling and servicing agreement shall accrue upon

                                      S-85

discovery of such breach by any of the depositor, the custodians, the master servicer, the securities administrator or the trustee or notice of such breach by any one of such parties to the other parties.

     The master servicer will be required to indemnify the depositor, the custodians, the securities administrator, the trustee and the trust, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the master servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the pooling and servicing agreement. The depositor, the custodians, the securities administrator and the trustee will be required to notify the master servicer if a claim is made by a third party as required under the pooling and servicing agreement. The master servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the depositor, the custodians, the securities administrator, the trustee or the trust in respect of such claim.

     The trust will be obligated to indemnify the master servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the master servicer may incur or sustain in connection with, arising out of or related to the pooling and servicing agreement or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the master servicer's representations and warranties in the pooling and servicing agreement or (ii) the master servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under the pooling and servicing agreement. The master servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the master servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer" above.

LIMITATION OF LIABILITY OF THE MASTER SERVICER

     Neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the master servicer shall remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement. The master servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the pooling and servicing agreement and that in the opinion of the master servicer may involve it in any expenses or liability. However, the master servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement.
In the event of any litigation regarding the master servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the trust.

     The master servicer will not be liable for any acts or omissions of the servicers except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the master servicer in supervising, monitoring and overseeing the obligations of the servicers.

ASSIGNMENT OR DELEGATION OF DUTIES BY THE MASTER SERVICER; RESIGNATION

     Except as described below, the master servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the pooling and servicing agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the master servicer. However, the master servicer will have the right with the prior written consent of the depositor
(which consent shall not be unreasonably withheld or delayed), and upon delivery to the trustee and the depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the pooling and servicing agreement, to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the master servicer. If the duties of the

                                      S-86

master servicer are transferred to a successor master servicer, the fees and other compensation payable to the master servicer under the pooling and servicing agreement shall be payable to such successor master servicer after such transfer, but in no event shall exceed the compensation payable to the master servicer.

     Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the master servicer shall be a party, or any entity which succeeds to the business of the master servicer, will become the successor to the master servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement. However, the successor master servicer must be an entity that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

     The master servicer will be permitted to resign if the master servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the master servicer shall be evidenced by an opinion of counsel prepared by counsel to the master servicer and delivered to the trustee. No such resignation will become effective until the trustee becomes the successor master servicer and assumes, or another successor master servicer reasonably satisfactory to the trustee and the depositor assumes, the master servicer's responsibilities and obligations under the pooling and servicing agreement.

     If at any time, Wells Fargo Bank, National Association, as securities administrator, resigns or is removed as securities administrator pursuant to the pooling and servicing agreement, then at such time Wells Fargo Bank, National
Association, will be required to resign as master servicer under the pooling and servicing agreement.

MASTER SERVICER EVENTS OF DEFAULT; WAIVER; TERMINATION

     Under the terms of the pooling and servicing agreement, each of the following shall constitute a "MASTER SERVICER EVENT OF DEFAULT" by the master servicer:

               (a) any failure by the master servicer to cause to be deposited in the distribution account any amounts received by it from a servicer or to make any P&I Advance required to be made by it under the terms of the pooling and servicing agreement, which failure continues unremedied for a period of two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by any other party to the pooling and servicing agreement;

               (b) failure by the master servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer as set forth in the pooling and servicing agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee or to the master servicer and trustee by holders of certificates evidencing at least
     25% of the voting rights;

               (c) a decree or order of a court or agency or supervisory
     authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

               (d) the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or relating to all or substantially all of its property;

               (e) the master servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three business days;

               (f) except as otherwise permitted in the pooling and servicing agreement, the master servicer attempts to assign its responsibilities under the pooling and servicing agreement or to delegate all or any portion of its duties under that agreement without the consent of the securities administrator or the depositor; or

                                      S-87

               (g) the indictment of the master servicer for the taking of any action by the master servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the pooling and servicing agreement, in each case, where such action materially and adversely affects the ability of the master servicer to perform its obligations under the pooling and servicing agreement (subject to the condition that such indictment is not dismissed within 90 days).

     By written notice, the trustee may, with the consent of certificateholders representing a majority of the voting rights in the certificates, waive any default by the master servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of
Default arising from that default shall be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     So long as a Master Servicer Event of Default remains uncured, the trustee may, and at the direction of a majority of the voting rights shall, by notice in writing to the master servicer terminate the master servicer for cause. Upon any termination of the master servicer, it shall prepare, execute and deliver to any successor entity designated by the trustee any and all documents and other instruments related to the performance of its duties under the pooling and servicing agreement and, any mortgage files related to any mortgage loans with respect to which it acts as a successor servicer in each case, at the master servicer's expense. The master servicer shall cooperate with the trustee and such successor master servicer to effectively transfer its duties under the pooling and servicing agreement.

ASSUMPTION OF MASTER SERVICING BY TRUSTEE

     In the event the master servicer can no longer function in that capacity under the pooling and servicing agreement, the trustee shall become the successor master servicer and as such shall assume all of the rights and obligations of the master servicer under the pooling and servicing agreement or the trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the depositor and the rating agencies. The trustee, its designee or any other successor master servicer appointed by the trustee, shall be deemed to have assumed all of the master servicer's rights, duties and obligations under the pooling and servicing agreement pursuant to which the master servicer has assumed the duties of the servicer, except that the master servicer shall not thereby be relieved of any liability or obligation under the pooling and servicing agreement accruing prior to its replacement as master servicer, and the master servicer will be required to indemnify and hold harmless the trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the trustee as a result of such liability or obligations of the master servicer and in connection with the assumption by a successor master servicer (but not its performance, except to the extent that costs or liability of the trustee are created or increased as a result of negligent or wrongful acts or omissions of the master servicer prior to its replacement as master servicer) of the master servicer's obligations, duties or responsibilities under such agreement.

     If the master servicer has resigned or been terminated, upon request of the trustee (but at the expense of the master servicer), the master servicer will be required to deliver to any successor all documents and records relating to each mortgage loan and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the same to any successor party.

                                  THE SERVICERS

GENERAL

     Substantially all of the mortgage loans will be serviced by HomEq Servicing
Corporation ("HOMEQ") and Countrywide. HomEq will act as servicer for approximately 50.70% of the mortgage loans and Countrywide will act as servicer for approximately 49.28% of the mortgage loans.

     The information contained in this prospectus supplement with regard to
Countrywide and HomEq has been provided by the applicable servicer. None of the depositor, the underwriters, the master servicer, the securities administrator, the trustee or the other servicer or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

                                      S-88

     Each servicer will service the mortgage loans in accordance with the pooling and servicing agreement.

HOMEQ SERVICING CORPORATION

     The information contained in this prospectus supplement with regard to
HomEq Servicing Corporation, a servicer, has been provided by HomEq. None of the depositor, the underwriters, the other servicers, the trustee or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     HomEq is a nationwide consumer loan servicing company, primarily involved in mortgage loan servicing, with facilities in North Highlands, California,
Raleigh, North Carolina and Boone, North Carolina. HomEq is a subsidiary of
Wachovia Corporation, the fourth largest bank holding company in the United
States with assets of $512 billion as of June 30, 2005.

      As of June 30, 2005, HomEq serviced approximately 388,000 prime and sub-prime home mortgage loans with a total principal balance of approximately
$51.1 billion.

     HomEq's residential sub-prime and alternative servicing operations are currently rated as "Strong" by S&P. Fitch has rated HomEq "RPS1" as a primary servicer of residential Alt-A and sub-prime products, and "RSS1" as a special servicer. Moody's has rated HomEq "SQ1" as a primary servicer of residential sub-prime mortgage loans. HomEq is an approved Freddie Mac and Fannie Mae servicer.

     HomEq's Delinquency and Foreclosure Experience

     The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by HomEq at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date. HomEq's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by HomEq. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for HomEq's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

                                      S-89

                     HOMEQ MORTGAGE LOAN SERVICING PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES

                          (DOLLAR AMOUNTS IN THOUSANDS)



                                          AS OF JUNE 30, 2005                  AS OF DECEMBER 31, 2004
                                 ------------------------------------   ------------------------------------
                                                           PERCENT BY                             PERCENT BY
                                 NUMBER OF    PRINCIPAL     PRINCIPAL   NUMBER OF    PRINCIPAL     PRINCIPAL
                                   LOANS       BALANCE       BALANCE      LOANS       BALANCE       BALANCE
                                 ---------   -----------   ----------   ---------   -----------   ----------

Current Loans ................    329,377    $44,278,729      86.73%     301,208    $37,671,124      88.00%
Period of Delinquency
   30 to 59 days .............     24,518      3,304,035       6.47%      20,831      2,378,568       5.56%
   60 to 89 days .............      7,609      1,030,877       2.02%       6,575        761,639       1.78%
   90 days or more ...........      3,459        404,227       0.79%       3,285        324,419       0.76%
Total Delinquencies ..........     35,586      4,739,138       9.28%      30,691      3,464,625       8.09%
Foreclosures .................      7,618        881,331       1.73%       7,006        703,929       1.64%
Bankruptcies .................     12,493        886,311       1.74%      12,181        778,816       1.82%
Total Foreclosures and
   Bankruptcies ..............     20,111      1,767,642       3.46%      19,187      1,482,745       3.46%
Real Estate Owned ............      3,104        267,667       0.52%       2,528        190,081       0.44%
                                  =======    ===========     ======      =======    ===========     ======
Total Portfolio ..............    388,178    $51,053,176     100.00%     353,614    $42,808,576     100.00%
                                  =======    ===========     ======      =======    ===========     ======




                                        AS OF DECEMBER 31, 2003                AS OF DECEMBER 31, 2002
                                 ------------------------------------   ------------------------------------
                                                           PERCENT BY                             PERCENT BY
                                 NUMBER OF    PRINCIPAL     PRINCIPAL   NUMBER OF    PRINCIPAL     PRINCIPAL
                                   LOANS       BALANCE       BALANCE      LOANS       BALANCE       BALANCE
                                 ---------   -----------   ----------   ---------   -----------   ----------

Current Loans ................    234,635    $21,488,618      89.11%     255,443    $14,803,485      87.42%
                                  -------    -----------     ------      -------    -----------     ------
Period of Delinquency
   30 to 59 days .............     13,709      1,029,985       4.27%      13,387        658,621       3.89%
   60 to 89 days .............      3,838        276,720       1.15%       3,907        184,752       1.09%
   90 days or more ...........      2,775        185,249       0.77%       3,610        183,220       1.08%
                                  -------    -----------     ------      -------    -----------     ------
Total Delinquencies ..........     20,322      1,491,954       6.19%      20,904      1,026,593       6.06%
                                  -------    -----------     ------      -------    -----------     ------
Foreclosures .................      5,101        363,205       1.51%       5,031        302,383       1.79%
Bankruptcies .................     11,322        609,434       2.53%      12,424        616,366       3.64%
                                  -------    -----------     ------      -------    -----------     ------
Total Foreclosures and
   Bankruptcies ..............     16,423        972,639       4.03%      17,455        918,749       5.43%
                                  -------    -----------     ------      -------    -----------     ------
Real Estate Owned ............      2,597        160,334       0.66%       3,119        185,437       1.10%
                                  =======    ===========     ======      =======    ===========     ======
Total Portfolio ..............    273,977    $24,113,545     100.00%     296,921    $16,934,264     100.00%
                                  =======    ===========     ======      =======    ===========     ======


                                      S-90

COUNTRYWIDE HOME LOANS SERVICING LP

     The principal executive offices of Countrywide are located at 7105
Corporate Drive, Plano, Texas 75024. Countrywide is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans,
Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"). Countrywide GP, Inc.
owns a 0.1% interest in Countrywide and is the general partner. Countrywide LP,
Inc. owns a 99.9% interest in Countrywide and is a limited partner.

     Countrywide Home Loans established Countrywide in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001,
Countrywide Home Loans transferred to Countrywide all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and
Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to
Countrywide all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans. While
Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to
Countrywide upon sale or securitization of the related mortgage loans.
Countrywide is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by
Countrywide Home Loans. In addition to acquiring mortgage servicing rights from
Countrywide Home Loans, it is expected that Countrywide will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other servicers.

     In connection with the establishment of Countrywide, certain employees of
Countrywide Home Loans became employees of Countrywide. Countrywide has engaged
Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide is an approved mortgage loan servicer for Fannie Mae, Freddie
Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial Corporation, a Delaware corporation, and/or Countrywide
Home Loans when required by the owner of the mortgage loans. As of March 31,
2005, Countrywide had a net worth of approximately $13.2 billion.

     Countrywide Home Loans

     Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide
Financial, formerly known as Countrywide Credit Industries, Inc. The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada,
Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single family residences. Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide.

     Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.
Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of
March 31, 2005, Countrywide Home Loans provided servicing for approximately
$893.405 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

                                      S-91

     Loan Servicing

     Countrywide has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

     (a)  collecting, aggregating and remitting mortgage loan payments;

     (b)  accounting for principal and interest;

     (c)  holding escrow (impound) funds for payment of taxes and insurance;

     (d)  making inspections as required of the mortgaged properties;

     (e)  preparation of tax related information in connection with the mortgage loans;

     (f)  supervision of delinquent mortgage loans;

     (g)  loss mitigation efforts;

     (h)  foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

     (i)  generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by
Countrywide. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by
Countrywide to the mortgagor with such statements.

     Collection Procedures

     When a mortgagor fails to make a payment on a subprime mortgage loan,
Countrywide attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to
Countrywide's subprime servicing procedures, Countrywide generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located.
During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, Countrywide may liquidate the mortgaged property and charge off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge off policies and collection practices with respect to subprime mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the servicing portfolio and applicable laws and regulations.

     Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of subprime mortgage loans serviced by
Countrywide Home Loans. A subprime mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of

                                      S-92

the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the mortgage loans to be transferred to the trust, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the mortgage loans to be transferred to the trust. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o    the period of delinquency is based on the number of days payments are contractually past due;

     o    certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o    the "FORECLOSURE RATE" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o    the "BANKRUPTCY RATE" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.



                                              DELINQUENCY AND FORECLOSURE EXPERIENCE
                                 ---------------------------------------------------------------
                                     AS OF DECEMBER 31, 2002          AS OF DECEMBER 31, 2003
                                 ------------------------------   ------------------------------
                                 PRINCIPAL BALANCE   PERCENTAGE   PRINCIPAL BALANCE   PERCENTAGE
                                 -----------------   ----------   -----------------   ----------

Total Portfolio...............    $23,376,785,559      100.00%     $37,331,744,428      100.00%
Delinquency Percentage
   30-59 Days.................    $ 1,698,025,366        7.26%     $ 2,321,525,725        6.22%
   60-89 Days.................    $   603,338,252        2.58%     $   721,702,761        1.93%
   90+ Days...................    $   331,724,070        1.42%     $   252,964,195        0.68%
                                  ---------------      ------      ---------------      ------
Sub-Total.....................    $ 2,633,087,689       11.26%     $ 3,296,192,681        8.83%
                                  ---------------      ------      ---------------      ------
Foreclosure Rate..............    $   710,578,271        3.04%     $   765,232,333        2.05%
Bankruptcy Rate...............    $   700,006,578        2.99%     $   723,728,241        1.94%




                                              DELINQUENCY AND FORECLOSURE EXPERIENCE
                                 ---------------------------------------------------------------
                                     AS OF DECEMBER 31, 2004          AS OF MARCH 31, 2005
                                 ------------------------------   ------------------------------
                                 PRINCIPAL BALANCE   PERCENTAGE   PRINCIPAL BALANCE   PERCENTAGE
                                 -----------------   ----------   -----------------   ----------

Total Portfolio...............    $91,001,908,561      100.00%     $100,169,047,466    100.00%
Delinquency Percentage
   30-59 Days.................    $ 5,810,905,853        6.39%     $  5,443,961,958      5.43%
   60-89 Days.................    $ 1,842,655,057        2.02%     $  1,688,468,882      1.69%
   90+ Days...................    $   722,265,203        0.79%     $    771,103,289      0.77%
                                  ---------------      ------      ----------------    ------
Sub-Total.....................    $ 8,375,826,114        9.20%     $  7,903,534,129      7.89%
                                  ---------------      ------      ----------------    ------
Foreclosure Rate..............    $ 1,403,094,666        1.54%     $  1,709,016,995      1.71%
Bankruptcy Rate...............    $   864,476,076        0.95%     $    968,513,435      0.97%


     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on subprime mortgage loans. There can be no assurance that factors beyond the control of
Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

                                      S-93

                          THE SECURITIES ADMINISTRATOR

     Wells Fargo Bank, National Association will act as the securities administrator pursuant to the terms of the pooling and servicing agreement. The securities administrator will act as paying agent and, as such, make distributions on the certificates and provide reports with respect to their distributions. The securities administrator will also act as transfer agent and certificate registrar for the certificates. Certificates may be surrendered and a copy of the pooling and servicing agreement may be inspected at the corporate trust office of the securities administrator located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust
Services MSAC 2005-HE3, or at such other addresses as the securities administrator may designate from time to time by notice to the certificateholders, the depositor, the master servicer and the trustee.

     The securities administrator's duties are limited solely to its express obligations under the pooling and servicing agreement. See "Description of the
Certificates" and "The Pooling and Servicing Agreement" in this prospectus supplement.

                                   THE TRUSTEE

     Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The
trustee will perform certain functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "The Pooling and
Servicing Agreement" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seventeen classes, the Class A-1ss, Class A-1mz, Class A-2a, Class A-2b, Class
A-2c, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
B-1, Class B-2, Class B-3, Class P, Class X and Class R certificates. Only the
Class A-1ss, Class A-1mz, Class A-2a, Class A-2b, Class A-2c, Class M-1, Class
M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class
B-3 certificates, collectively, the "OFFERED CERTIFICATES," will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o    the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

     o    such assets as from time to time are identified as REO property and related collections and proceeds;

     o    assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

     o    four interest rate cap agreements (for the benefit of the Offered
          Certificates).

     The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the Offered Certificates in proportion to the Class Certificate
Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

                                      S-94

     The Class A-1ss and Class A-1mz certificates generally represent interests in the group I mortgage loans. The Class A-2a, Class A-2b and Class A-2c certificates generally represent interests in the group II mortgage loans. The
Class M and Class B certificates represent interests in all of the mortgage loans.

BOOK-ENTRY REGISTRATION

     The Offered Certificates are sometimes referred to in this prospectus supplement as "BOOK-ENTRY CERTIFICATES." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in
Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of
Clearstream or Euroclear, respectively, and each a participating member of DTC.
The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the Offered
Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if
they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of
Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency"
registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have

                                      S-95

accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the securities administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners.
Beneficial owners will not be recognized by the securities administrator, the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the
Offered Certificates only indirectly through DTC and its participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between
Clearstream participants through electronic book-entry changes in accounts of
Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The
Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold

                                      S-96

and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of
Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to Cede & Co., as nominee of
DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the securities administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through
Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided or made available on its website by the securities administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicers, the master servicer, the securities administrator, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of
Securities" in the prospectus.

     See also the attached Annex I for certain information regarding U.S.
federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                                      S-97

DEFINITIVE CERTIFICATES

     The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the securities administrator in writing that
DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the securities administrator or the depositor is unable to locate a qualified successor or (b)
the depositor, at its option (but with the securities administrator's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of any event described in the immediately preceding paragraph, the securities administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the securities administrator will reissue the book-entry certificates as definitive certificates to beneficial owners.
Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the securities administrator, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the securities administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the securities administrator designates the offices of its agent located at Sixth
Street and Marquette Avenue, Minneapolis, MN 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the securities administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to mortgage loan purchase and warranties agreements, WMC Mortgage
Corp., Decision One Mortgage Company LLC, NC Capital Corporation, Accredited
Home Lenders, Inc. and Fremont Investment & Loan sold the mortgage loans, without recourse, to Morgan Stanley Mortgage Capital Inc. ("MSMC"), an affiliate of the depositor, and MSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan on or after the cut-off date. However, MSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x)
principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments)
received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

     MSMC will convey to the depositor, pursuant to an assignment and recognition agreement (the "FREMONT ASSIGNMENT AGREEMENT"), and the depositor will convey to the trust, pursuant to the pooling and servicing agreement, certain rights of MSMC with respect to the Fremont mortgage loans under the mortgage loan purchase and warranties agreement between Fremont and MSMC
(collectively with the Fremont Assignment Agreement, the "FREMONT AGREEMENTS").

DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to Wells Fargo Bank, National
Association, as custodian on behalf of the trustee with respect to the mortgage loans transferred to the trust by WMC Mortgage Corp. and Fremont Investment &
Loan, to LaSalle Bank National Association, as custodian on behalf of the trustee with respect to certain of the mortgage loans transferred to the trust by Decision One Mortgage Company LLC, and to the trustee with respect to the other mortgage loans,

                                      S-98

on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

               (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

               (b) the original of any guaranty executed in connection with the mortgage note;

               (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

               (d) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause (e) below;

               (e) a mortgage assignment in recordable form, which, if
     acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

               (f) originals or certified copies of all assumption,
     modification, consolidation and extension agreements, with evidence of recording on them;

               (g) an original title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder, preliminary report or commitment for title certified to be true and complete by the title insurance company; and

               (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

     Pursuant to the pooling and servicing agreement, each of the custodians and the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to it, with any exceptions noted. Each of the custodians and the trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any
Substitute Mortgage Loan delivered to the applicable custodian or the trustee, as applicable, within thirty days after the receipt of the mortgage file by the applicable custodian or the trustee, as applicable and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o    all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

     o    each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

     o    based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o    each mortgage note has been endorsed as provided in the pooling and servicing agreement.

     If the applicable custodian or the trustee, as applicable, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans attached to the pooling and servicing agreement, the trustee or the applicable custodian, as applicable, is required to promptly so notify the applicable original loan seller,

                                      S-99

the applicable servicer, the master servicer and the depositor in writing. The applicable original loan seller will be required to use commercially reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee or the applicable custodian, as applicable. If, however, within the time frame set forth in the applicable mortgage loan purchase and warranties agreement, any original loan seller has not caused the defect to be remedied, the applicable original loan seller will be required to either (a) substitute a Substitute
Mortgage Loan for the defective mortgage loan or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of the applicable original loan seller to cure the defect or to substitute or repurchase the defective mortgage loan will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, each of WMC Mortgage
Corp., Decision One Mortgage Company LLC, Accredited Home Lenders, Inc. and NC
Capital Corporation will make or has made certain representations and warranties with respect to each mortgage loan transferred by it to MSMC, as of the closing date (or an earlier date specified in the pooling and servicing agreement, which may be the cut-off date, the date on which the servicing of the mortgage loan was transferred or the date on which MSMC purchased the mortgage loan from the applicable original loan seller). Pursuant to the Fremont Agreements, Fremont
Investment & Loan will make or has made certain representations and warranties with respect to each mortgage loan transferred by it as of the closing date (or an earlier date specified in the Fremont Agreements, which may be the date on which the servicing of the mortgage loan was transferred or the date on which
MSMC purchased the mortgage loan from Fremont Investment & Loan). These representations and warranties include, among other things:

               (1) Except with respect to mortgage loans representing
          approximately 0.75% of the mortgage loans, no payment required under the mortgage loan is more than 30 days delinquent, nor has any payment under the mortgage loan been more than 30 days delinquent, exclusive of any period of grace, at any time since the origination of the mortgage loan;

               (2) Except as described in representation (1) above with respect to approximately 0.75% of the mortgage loans, to the best of the applicable original loan seller's knowledge, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

               (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

               (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable (subject to bankruptcy, equitable principles and laws affecting creditor rights generally), in whole or in part;

               (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured against loss by fire and hazards of extended coverage;

               (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure and all predatory and abusive lending laws applicable to the mortgage loan (including, without limitation, any provisions relating to Prepayment Premiums) have been complied with;

                                      S-100

               (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, except as approved by a title insurer, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

               (8) The mortgage is a valid, subsisting and enforceable
          first-lien or second-lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

               (i) with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

               (ii) the lien of current real property taxes and assessments not yet due and payable;

               (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b)
               which do not adversely affect the appraised value of the
               mortgaged property set forth in such appraisal; and

               (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

               (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to Prepayment Premiums), subject to bankruptcy, equitable principles and laws affecting creditor rights generally. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of the responsible party, other than any error, omission or negligence in the origination of a mortgage loan that may have occurred despite the responsible party's conformance with the underwriting guidelines (as in effect at the time that mortgage loan was made). No fraud, misrepresentation or similar occurrence or, to the responsible party's knowledge, error, omission or negligence with respect to a mortgage loan has taken place on the part of any other person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

               (10) The mortgage loan is covered by an American Land Title
          Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in
          California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance in conformity with the underwriting guidelines (as in effect on the date the mortgage loan was originated) of the applicable original loan seller and each such title insurance policy is issued by a title insurer that is qualified to do business in the jurisdiction where the mortgaged property is located, insuring the applicable original loan seller, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation (8) above;

               (11) Except as described in representation (1) above with respect to approximately 0.75% of the mortgage loans, other than payments due but not yet 30 or more days delinquent, there is no default,

                                      S-101

          breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration;

               (12) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.
          There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

               (13) The mortgaged property is capable of being lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (14) There is no proceeding pending or, to the applicable
          original loan seller's knowledge, threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

               (15) No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the mortgage loans;

               (16) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser;

               (17) None of the mortgage loans is (a) covered by the Home
          Ownership and Equity Protection Act of 1994 or (b) classified as a
          "high cost home," "threshold," "covered," "high risk home" or
          "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); and

               (18) None of the mortgage loans originated on or after October 1,
          2002 and on or before March 6, 2003 is secured by property located in the State of Georgia.

               (19) None of the mortgage loans has a Prepayment Premium period at origination in excess of five years;

               (20) No proceeds from any mortgage loan were used to purchase single premium credit insurance policies;

               (21) The applicable interim servicer has fully and accurately furnished complete information on the related borrower credit files to
          Equifax, Experian and Trans Union Credit Information Company, in
          accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis;

               (22) No mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single premium credit life, mortgage, disability, accident, unemployment or health insurance product in connection with the origination of the mortgage loan; and

               (23) No mortgagor was required to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

                                      S-102

     Pursuant to the pooling and servicing agreement or the Fremont Agreements, as applicable, upon the discovery by any of a servicer, the master servicer, the securities administrator, the depositor, the applicable loan seller, the applicable custodian or the trustee that any of the representations and warranties contained in the pooling and servicing agreement or the Fremont
Agreements, as applicable, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement or the Fremont Agreements, as applicable, within sixty days of the earlier to occur of the applicable original loan seller's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the applicable original loan seller will be required to,

     o    promptly cure such breach in all material respects,

     o    if substitution is permitted pursuant to the terms of the respective mortgage loan purchase and warranties agreement, prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the applicable original loan seller, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the applicable servicer with respect to the related distribution date the amount of such shortfall plus all accrued and unpaid interest on the replaced mortgage loans and all related unreimbursed servicing advances (a "SUBSTITUTION ADJUSTMENT AMOUNT"), or

     o    purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicers or other expenses of the master servicer, the applicable servicer or trustee relating to the mortgage loan in breach.

     Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement or the Fremont Agreements, as applicable, in the event of discovery by any party to the pooling and servicing agreement (i) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or (ii) of a breach of the representations and warranties listed as numbers (17), (18), (19), (20),
(21), (22) or (23) in the second preceding full paragraph, the applicable original loan seller will be required to repurchase the related mortgage loan at the purchase price within the time frame set forth in the related pooling and servicing agreement or the Fremont Agreements, as applicable. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the original loan sellers are obligated to indemnify the depositor, any of its affiliates, the servicers, the master servicer, the securities administrator, the trustee, and the trust, for any third-party claims arising out of a breach by the applicable original loan seller of representations or warranties regarding the mortgage loans. The obligations of the applicable original loan seller to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicers, the master servicer, the securities administrator, the trustee, the depositor and any of its affiliates.

     The depositor will also represent that (a) no group I mortgage loan has a
Prepayment Premium period in excess of three years and (b) the original principal balance of each group I mortgage loan was within Freddie Mac's and
Fannie Mae's dollar amount limits for conforming one- to-four family mortgage loans. In the event of a breach by the depositor of either of these representations and warranties, the depositor will be obligated to cure, repurchase or substitute the applicable mortgage loan in the same manner as is set forth above with respect to breaches of representations and warranties made by the applicable original loan seller regarding the mortgage loans. The obligation of the depositor under the pooling and servicing agreement to cure, repurchase or substitute any mortgage loan as to which a breach of either of these representations and warranties has occurred and is continuing will

                                      S-103

constitute the sole remedies against the depositor respecting such breach available to the holders of the certificates or the trustee.

PAYMENTS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that each servicer is required to establish and maintain a collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining its collection account to invest the funds in its collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     Each servicer is obligated to deposit or cause to be deposited in its collection account, within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o    all payments on account of principal, including prepayments of principal on the mortgage loans;

     o    all payments on account of interest, net of the servicing fee, on the mortgage loans;

     o    all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

     o    all other amounts required to be deposited in its collection account pursuant to the pooling and servicing agreement; and

     o    any amounts required to be deposited in connection with net losses realized on investments of funds in its collection account.

     The securities administrator, as paying agent for the benefit of the trustee and the certificateholders, will be obligated to set up a distribution account with respect to the certificates into which the master servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicers on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the master servicer to invest the funds in the distribution account in one or more eligible investments that mature prior to the next distribution date.

     The funds required to be remitted by each servicer for a Servicer
Remittance Date will be equal to the sum, without duplication, of:

     o    all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related
          Determination Date;

     o    all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

     o    all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

     o    any other amounts required to be placed in its collection account by the servicer pursuant to the pooling and servicing agreement,

          but excluding the following:

               (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan that represent late payments of principal

                                      S-104

     and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation
     Proceeds, to the extent of such unreimbursed P&I Advance;

               (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

               (c) for such Servicer Remittance Date, the aggregate servicing fee;

               (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

               (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

               (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

               (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

               (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the applicable collection account on or prior to each Servicer
Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be required to be made by the securities administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in August 2005 to the persons in whose names the certificates are registered on the related Record
Date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has notified the securities administrator in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the securities administrator designated from time to time for those purposes. Initially, the securities administrator designates the offices of its agent located at Sixth Street and Marquette
Avenue, Minneapolis, MN 55479 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

          (1)  to interest on each class of certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

          (2)  to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

          (3)  to unpaid interest and Unpaid Realized Loss Amounts, in the order and subject to the priorities described below under
               "--Distributions of Interest and Principal"; and

                                      S-105

          (4)  to deposit into the Excess Reserve Fund Account to cover any
               Basis Risk CarryForward Amount and then to be released to the
               Class X certificates,

     in each case subject to certain limitations set forth below under
     "--Distributions of Interest and Principal".

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     For any distribution date, the "PASS-THROUGH RATE" for each class of
Offered Certificates will be as set forth below:

          (a) for the Class A-1ss and Class A-1mz certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date, (2) the Group I Loan Cap
     (as defined below) and (3) the WAC Cap (as defined below);

          (b) for the Class A-2a, Class A-2b and Class A-2c certificates, a per annum rate equal to the least of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date, (2) the Group
     II Loan Cap (as defined below) and (3) the WAC Cap; and

          (c) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the WAC Cap.

     The fixed margin for each class of Offered Certificates is as follows:
Class A-1ss, 0.2400%; Class A-1mz, 0.2900%; Class A-2a, 0.1000%; Class A-2b,
0.2500%; Class A-2c, 0.3800%; Class M-1, 0.4900%; Class M-2, 0.5200%; Class M-3,
0.5300%; Class M-4, 0.6500%; Class M-5, 0.6900%; Class M-6, 0.7400%; Class B-1,
1.3500%; Class B-2, 1.5500%; and Class B-3, 1.9000%. On the distribution date immediately following the distribution date on which a servicer has the right to purchase all of the mortgage loans as described under "The Pooling and Servicing
Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter, the fixed margin for each class of
Offered Certificates will increase to the following: Class A-1ss, 0.4800%; Class
A-1mz, 0.5800%; Class A-2a, 0.2000%; Class A-2b, 0.5000%; Class A-2c, 0.7600%;
Class M-1, 0.7350%; Class M-2, 0.7800%; Class M-3, 0.7950%; Class M-4, 0.9750%;
Class M-5, 1.0350%; Class M-6, 1.1100%; Class B-1, 2.0250%; Class B-2, 2.3250%;
and Class B-3, 2.8500%.

     The "GROUP I LOAN CAP" for any distribution date is the weighted average of the interest rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due
Period, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

     The "GROUP II LOAN CAP" for any distribution date is the weighted average of the interest rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due
Period, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

     The "WAC CAP" for any distribution date is the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense
Fee Rate) then in effect at the beginning of the related Due Period, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

     On each distribution date, principal will be allocated for distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal are required to be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each distribution date will equal the sum of (i) the Basic Principal Distribution
Amount for that distribution date and (ii) the Extra Principal Distribution
Amount for that distribution date.

                                      S-106

     On each distribution date, the securities administrator will be required to make the distributions and transfers from the Available Funds then on deposit in the distribution account in the manner specified below in the following order of priority:

          (i) to the holders of each class of Offered Certificates in the following order of priority:

               (a) concurrently, (1) from the Interest Remittance Amount related to the group I mortgage loans, to the Class A-1ss and Class A-1mz certificates, pro rata (based on the amounts distributable under this clause (i)(a)(1) to those classes of certificates), the related Accrued
     Certificate Interest and Unpaid Interest Amount for those classes of certificates, and (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2a, Class A-2b and Class A-2c certificates, pro rata (based on the amounts distributable under this clause (i)(a)(2) to those classes of certificates), the related Accrued
     Certificate Interest and Unpaid Interest Amount for those classes of certificates; provided, that, if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses
     (i)(a)(1) or (i)(a)(2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate
     Interest and Unpaid Interest Amounts will be available to cover that shortfall;

               (b) from any remaining Interest Remittance Amounts, to the Class
     M-1 certificates, the Accrued Certificate Interest for that class;

               (c) from any remaining Interest Remittance Amounts, to the Class
     M-2 certificates, the Accrued Certificate Interest for that class;

               (d) from any remaining Interest Remittance Amounts, to the Class
     M-3 certificates, the Accrued Certificate Interest for that class;

               (e) from any remaining Interest Remittance Amounts, to the Class
     M-4 certificates, the Accrued Certificate Interest for that class;

               (f) from any remaining Interest Remittance Amounts, to the Class
     M-5 certificates, the Accrued Certificate Interest for that class;

               (g) from any remaining Interest Remittance Amounts, to the Class
     M-6 certificates, the Accrued Certificate Interest for that class;

               (h) from any remaining Interest Remittance Amounts, to the Class
     B-1 certificates, the Accrued Certificate Interest for that class;

               (i) from any remaining Interest Remittance Amounts, to the Class
     B-2 certificates, the Accrued Certificate Interest for that class; and

               (j) from any remaining Interest Remittance Amounts, to the Class
     B-3 certificates, the Accrued Certificate Interest for that class;

          (ii) (A) on each distribution date before the Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

               (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A
     Certificates" below until their respective Class Certificate Balances are reduced to zero; and

               (b) sequentially to the Class M-1, Class M-2, Class M-3, Class
     M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                                      S-107

               (B) on each distribution date on and after the Stepdown Date and with respect to which a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distribution of principal in an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

               (a) to the Class A certificates, the lesser of (x) the Principal
     Distribution Amount and (y) the Class A Principal Distribution Amount,
     allocated among those classes as described under "--Allocation of Principal
     Payments to Class A Certificates" below until their respective Class
     Certificate Balances are reduced to zero;

               (b) to the Class M-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and (y) the
     Class M-1 Principal Distribution Amount, until their Class Certificate
     Balance is reduced to zero;

               (c) to the Class M-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, and to the
     Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class
     M-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

               (d) to the Class M-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class
     M-1 certificateholders in clause (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3
     Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

               (e) to the Class M-4 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class
     M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class M-4
     Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

               (f) to the Class M-5 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class
     M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above and to the Class M-4 certificateholders in clause (ii)(B)(e) above and (y) the Class M-5
     Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

               (g) to the Class M-6 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class
     M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above and to the Class M-5 certificateholders in clause (ii)(B)(f) above and (y) the Class M-6
     Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

               (h) to the Class B-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class
     M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above and to the Class M-6 certificateholders in clause (ii)(B)(g) above and (y) the Class B-1
     Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

               (i) to the Class B-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class
     M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class M-6

                                      S-108

     certificateholders in clause (ii)(B)(g) above and to the Class B-1 certificateholders in clause (ii)(B)(h) above and (y) the Class B-2
     Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

               (j) to the Class B-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class
     M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class M-6 certificateholders in clause (ii)(B)(g) above, to the Class B-1 certificateholders in clause (ii)(B)(h) above and to the Class B-2 certificateholders in clause (ii)(B)(i) above and (y) the Class B-3
     Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

          (iii) any amount remaining after the distributions in clauses (i) and
(ii) above is required to be distributed in the following order of priority with respect to the certificates:

               (a) to the holders of the Class M-1 certificates, any Unpaid
     Interest Amount for that class;

               (b) to the holders of the Class M-1 certificates, any Unpaid
     Realized Loss Amount for that class;

               (c) to the holders of the Class M-2 certificates, any Unpaid
     Interest Amount for that class;

               (d) to the holders of the Class M-2 certificates, any Unpaid
     Realized Loss Amount for that class;

               (e) to the holders of the Class M-3 certificates, any Unpaid
     Interest Amount for that class;

               (f) to the holders of the Class M-3 certificates, any Unpaid
     Realized Loss Amount for that class;

               (g) to the holders of the Class M-4 certificates, any Unpaid
     Interest Amount for that class;

               (h) to the holders of the Class M-4 certificates, any Unpaid
     Realized Loss Amount for that class;

               (i) to the holders of the Class M-5 certificates, any Unpaid
     Interest Amount for that class;

               (j) to the holders of the Class M-5 certificates, any Unpaid
     Realized Loss Amount for that class;

               (k) to the holders of the Class M-6 certificates, any Unpaid
     Interest Amount for that class;

               (l) to the holders of the Class M-6 certificates, any Unpaid
     Realized Loss Amount for that class;

               (m) to the holders of the Class B-1 certificates, any Unpaid
     Interest Amount for that class;

               (n) to the holders of the Class B-1 certificates, any Unpaid
     Realized Loss Amount for that class;

               (o) to the holders of the Class B-2 certificates, any Unpaid
     Interest Amount for that class;

               (p) to the holders of the Class B-2 certificates, any Unpaid
     Realized Loss Amount for that class;

               (q) to the holders of the Class B-3 certificates, any Unpaid
     Interest Amount for that class;

               (r) to the holders of the Class B-3 certificates, any Unpaid
     Realized Loss Amount for that class;

               (s) to the Excess Reserve Fund Account, the amount of any Basis
     Risk Payment for that distribution date;

               (t) concurrently,

                    (i) from any Group I Class A Interest Rate Cap Payment on
               deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid Basis Risk
               CarryForward Amount with respect to the Class A-1ss and Class
               A-1mz certificates for that distribution date,

                                      S-109

               allocated (a) first, between those classes of certificates, pro rata, based upon their respective Class Certificate Balances and
               (b) second, any remaining amounts to those classes of
               certificates, pro rata, based on any Basis Risk CarryForward
               Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                    (ii) from any Group II Class A Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid Basis Risk
               CarryForward Amount with respect to the Class A-2a, Class A-2b and Class A-2c certificates for that distribution date, allocated
               (a) first, among those classes of certificates, pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                    (iii) from any Class M Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that
               distribution date, an amount equal to any unpaid Basis Risk
               CarryForward Amount with respect to the Class M certificates for that distribution date, allocated (a) first, among those classes of certificates, pro rata, based upon their respective Class
               Certificate Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk
               CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts; and

                    (iv) from any Class B Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that
               distribution date, an amount equal to any unpaid Basis Risk
               CarryForward Amount with respect to the Class B certificates for that distribution date, allocated (a) first, among those classes of certificates, pro rata, based upon their respective Class
               Certificate Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk
               CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

               (u) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account), an amount equal to any remaining unpaid Basis Risk CarryForward Amount with respect to the Offered Certificates to the Offered Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being (a) first, among those classes of certificates, pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

               (v) to the Class X certificates, those amounts as described in the pooling and servicing agreement; and

               (w) to the holders of the Class R certificates, any remaining amount.

     On each distribution date, prior to the distribution on any other class of certificates, the securities administrator is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

     If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the
Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "APPLIED
REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied
Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "SUBSEQUENT RECOVERY"), the
Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the

                                      S-110

Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal
Remittance Amount for the related distribution date.

     On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by
Compensating Interest payments from the servicer (as further described in "The
Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the
Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. THE HOLDERS OF THE OFFERED CERTIFICATES WILL NOT BE
ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY RELIEF ACT SHORTFALLS OR
PREPAYMENT INTEREST SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal allocated to the holders of the Class A certificates on any distribution date will be allocated concurrently, between the Class A-1ss and
Class A-1mz certificates (collectively, the "GROUP I CLASS A CERTIFICATES"), on the one hand, and the Class A-2a, Class A-2b and Class A-2c certificates
(collectively, the "GROUP II CLASS A CERTIFICATES"), on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates
and the Group II Class A Certificates, as applicable, for that distribution date. The Group I Class A Certificates and the Group II Class A Certificates are
each a "CLASS A CERTIFICATE GROUP." However, if the Class Certificate Balances
of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal allocable to such Class A certificates on that distribution date, and the amount of principal allocable to the Class A certificates on all subsequent distribution dates, will be allocated to the holders of the Class A certificates in the other Class A Certificate
Group remaining outstanding, in accordance with the principal allocations described in this paragraph, until their respective Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A
Certificates will be made first from payments relating to the group I mortgage loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans.

     Any principal distributions allocated to the Group I Class A Certificates are required to be allocated pro rata between the Class A-1ss certificates and the Class A-1mz certificates, based on their respective Class Certificate
Balances, until their Class Certificate Balances have been reduced to zero.
However, if a Group I Sequential Trigger Event is in effect, principal distributions to the Group I Class A Certificates will be made first to the
Class A-1ss certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-1mz certificates, until their Class Certificate
Balance has been reduced to zero. A "GROUP I SEQUENTIAL TRIGGER EVENT" means (a)
with respect to any distribution date occurring before August 2007, the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 1.50% and (b) with respect to any distribution date occurring in or after August 2007, a Trigger Event.

     Any principal distributions allocated to the Group II Class A Certificates are required to be allocated sequentially, first to the Class A-2a certificates, until their Class Certificate Balance has been reduced to zero, then to the
Class A-2b certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2c certificates, until their Class Certificate
Balance has been reduced to zero. However, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates
and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata among the classes of Group II Class A
Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the securities administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.

                                      S-111

EXCESS RESERVE FUND ACCOUNT

     The "BASIS RISK PAYMENT" for any distribution date will be the aggregate of the Basis Risk CarryForward Amounts for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any distribution date, the Pass-Through Rate for any class of Offered
Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the
WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the Pass-Through Rate not been subject to the Group I Loan
Cap, the Group II Loan Cap or the WAC Cap, over (ii) the amount of interest that class of certificates received on that distribution date, based on the lesser of
(1) the Group I Loan Cap or Group II Loan Cap, as applicable, and (2) the WAC
Cap and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable
Pass-Through Rate on that class of certificates, without giving effect to the
Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable) is the
"BASIS RISK CARRYFORWARD AMOUNT" on those classes of certificates. Any Basis
Risk CarryForward Amount on any class of certificates will be allocated on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve
Fund Account, including Interest Rate Cap Payments (for the benefit of the
Offered Certificates), with respect to that distribution date (each as described in this prospectus supplement). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

     Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND ACCOUNT") will be established, which is held in trust, as part of the trust fund, by the securities administrator. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund
Account will not be an asset of any REMIC. Holders of each of the Offered
Certificates will be entitled to receive payments from the Excess Reserve Fund
Account, in the manner described in this prospectus supplement, in an amount equal to any Basis Risk CarryForward Amount for that class of certificates.
Holders of the Offered Certificates will also be entitled to receive certain
Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund
Account with respect to any distribution date to the extent necessary to cover any unpaid remaining Basis Risk CarryForward Amount on that class of certificates for the first 26 distribution dates (in the case of the Class A certificates) and for the first 33 distribution dates (in the case of the Class
M and Class B certificates). The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates, and any
Interest Rate Cap Payments. Any distribution by the securities administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date.

INTEREST RATE CAP AGREEMENTS

     The Offered Certificates will have the benefit of interest rate cap agreements provided by Morgan Stanley Capital Services Inc., as cap provider.
All obligations of the trust under the interest rate cap agreements will be paid on or prior to the closing date.

     The Class A-1ss and Class A-1mz certificates will have the benefit of an interest rate cap agreement (the "GROUP I CLASS A CAP AGREEMENT"), with an initial notional amount of $35,471,200, provided by the cap provider. In connection with the first 26 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the securities administrator, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current
1-month LIBOR rate (determined pursuant to the Group I Class A Cap Agreement), and (ii) a cap ceiling rate of 9.75% per annum, over a specified cap strike rate
(ranging from 6.60% to 9.20% per annum) and (b) the product of the Group I Class
A notional amount and the related index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in September 2007.

     The Class A-2a, Class A-2b and Class A-2c certificates will have the benefit of an interest rate cap agreement (the "GROUP II CLASS A CAP
AGREEMENT"), with an initial notional amount of $44,483,100, provided by the cap provider. In connection with the first 26 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the securities administrator, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate (determined

                                      S-112

pursuant to the Group II Class A Cap Agreement), and (ii) a cap ceiling rate of
9.75% per annum, over a specified cap strike rate (ranging from 6.60% to 9.10%
per annum) and (b) the product of the Group II Class A notional amount and the related index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an
"actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in September 2007.

     The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6
certificates will have the benefit of an interest rate cap agreement (the "CLASS
M CAP AGREEMENT"), with an initial notional amount of $14,523,200, provided by the cap provider. In connection with the first 33 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the securities administrator, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate (determined pursuant to the Class M Cap
Agreement), and (ii) a specified cap ceiling rate (ranging from 8.70% to 9.20%
per annum), over a specified cap strike rate (ranging from 5.95% to 8.80% per annum) and (b) the product of the Class M notional amount and the related index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360"
basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in April 2008.

     The Class B-1, Class B-2 and Class B-3 certificates will have the benefit of an interest rate cap agreement (the "CLASS B CAP AGREEMENT" and together with the Group I Class A Cap Agreement, Group II Class A Cap Agreement and the Class
M Cap Agreement, the "INTEREST RATE CAP AGREEMENTS"), with an initial notional amount of $4,002,900, provided by the cap provider. In connection with the first
33 distribution dates, the cap provider will be obligated under this Interest
Rate Cap Agreement to pay to the securities administrator, for deposit into the
Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate (determined pursuant to the Class B Cap Agreement), and (ii) a specified cap ceiling rate
(ranging from 7.75% to 8.25% per annum), over a specified cap strike rate
(ranging from 5.00% to 7.85% per annum) and (b) the product of the Class B notional amount and the related index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this
Interest Rate Cap Agreement will terminate following the distribution date in
April 2008.

     The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each Interest Rate Cap Agreement are set forth on
Annex II to this prospectus supplement.

     Amounts, if any, payable under any Interest Rate Cap Agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the Interest Rate Cap Agreement relates, if the pass-through rates on those certificates are limited for any of the first
26 distribution dates (in the case of the Class A certificates or 33 distribution dates (in the case of the Class M and Class B certificates) due to the caps on their pass-through rates described in this prospectus supplement.

     The Interest Rate Cap Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap provider are limited to those specifically set forth in the Interest Rate Cap
Agreements.

     Morgan Stanley Capital Services Inc., as cap provider, is a wholly-owned, unregulated, special purpose subsidiary of Morgan Stanley. The cap provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the cap provider are 100% guaranteed by Morgan Stanley.

     As of the date of this prospectus supplement, Morgan Stanley is rated "AA-"
by Fitch, "A+" by S&P and "Aa3" by Moody's.

                                      S-113

OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that the Total Monthly Excess
Spread, if any, on each distribution date be applied as an accelerated payment of principal of the Offered Certificates, but only to the limited extent described below.

     The application of Total Monthly Excess Spread to the payment of Extra
Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest
Rate Cap Payments not required to be distributed to holders of the Offered
Certificates as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts or Basis Risk
CarryForward Amounts, Unpaid Interest Amounts or Unpaid Realized Loss Amounts.

     With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the Offered
Certificates as of that date (after taking into account the distribution of the
Principal Remittance Amount on those certificates on that distribution date) is the "SUBORDINATED AMOUNT" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "SUBORDINATION DEFICIENCY"). Any amount of Total Monthly Excess
Spread actually applied as an accelerated payment of principal is an "EXTRA
PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Subordinated Amount with respect to a distribution date is the "SPECIFIED SUBORDINATED AMOUNT" and is set forth in the definition of Specified Subordinated Amount in the
"Glossary" in this prospectus supplement. As described above, the Specified
Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total
Monthly Excess Spread (only to the extent needed to maintain the Specified
Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

     In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal that would otherwise be distributed to the holders of the Offered Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts,
Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered
Certificates) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related
Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified
Subordinated Amount is the "EXCESS SUBORDINATED AMOUNT". If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the
Excess Subordinated Amount is, after taking into account all other distributions and allocations to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related
Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid
Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered
Certificates) in an amount equal to the lesser of (x) the Excess Subordinated
Amount and (y) the Net Monthly Excess Cash Flow (referred to as the
"SUBORDINATION REDUCTION AMOUNT" for that distribution date). The "NET MONTHLY
EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Offered
Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date the securities administrator will make available via its internet website to each holder of an Offered Certificate a distribution report, based solely on information provided to the securities administrator by the master servicer and the servicers, containing information, including, without limitation, the amount of the

                                      S-114

distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each class as of such distribution date and such other information as required by the pooling and servicing agreement.

     The securities administrator will make available the monthly distribution report via the securities administrator's internet website. The securities administrator's website will initially be located at https://ctslink.com and assistance in using the website can be obtained by calling the securities administrator at (301) 815-6600.

                       THE POOLING AND SERVICING AGREEMENT

     Each servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for their activities as servicers under the pooling and servicing agreement, each servicer will be entitled, with respect to each mortgage loan serviced by it, to the servicing fee, which will be retained by that servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee for each distribution date will be an amount equal to one-twelfth of the servicing fee rate for each mortgage loan serviced by the applicable servicer multiplied by the Stated Principal Balance of the mortgage loan as of the prior distribution date (or the cut-off date in the case of the first distribution date). The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, each servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, non-sufficient fund fees or similar items related to the mortgage loans serviced by such servicer. Each servicer will also be entitled to withdraw from the applicable collection account any net interest or other income earned on deposits in the applicable collection account. In addition, HomEq will be entitled to retain any Prepayment Interest
Excesses related to the mortgage loans serviced by it for any distribution date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received by HomEq during the period from the 16th day through the last day of the month prior to that distribution date (or the entire prior calendar month, in the case of the first distribution date). See "--Prepayment Interest Shortfalls" below. Each servicer will be responsible for any losses relating to the investment of funds in its collection account. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

     As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled to the trustee fee, which will be paid to the trustee by the master servicer from compensation received in its capacity as master servicer.

P&I ADVANCES AND SERVICING ADVANCES

     P&I Advances. Each servicer is required to make P&I Advances on each
Servicer Remittance Date with respect to each mortgage loan it services (other than with respect to the principal portion of any balloon payments), subject to its determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates.
Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from the trust fund. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement. The master servicer
(including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if a servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement.

                                      S-115

     Servicing Advances. Each servicer is required to advance amounts with respect to the mortgage loans it services subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

     o    the preservation, restoration, inspection and protection of the mortgaged property,

     o    enforcement or judicial proceedings, including foreclosures, and

     o    certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by a servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) are reimbursable to the related servicer subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the related servicer will be entitled to reimbursement for that advance from the trust fund. The master servicer (including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make Servicing Advances if a servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement.

     Recovery of Advances. Each servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans serviced by it that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds,
Insurance Proceeds and such other amounts as may be collected by the related servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) may be reimbursed for such advance from its collection account.

     None of the servicers (or the master servicer, the trustee as successor master servicer or any other successor master servicer, if applicable) will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I
Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (or the master servicer, the trustee as successor master servicer or any other successor master servicer, if applicable)
(as stated in an officer's certificate of the related servicer delivered to the trustee), the P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

PREPAYMENT INTEREST SHORTFALLS

     In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan), the applicable servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments.
The amount of compensating interest payable by the applicable servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments in full and thirty days'
interest on the related mortgage loans, but only to the extent of the servicing fee payable to that servicer for that distribution date ("COMPENSATING
INTEREST"). With respect to those mortgage loans serviced by HomEq, the amount of those shortfalls (for those mortgage loans that prepay in full from the 16th day of the month preceding the month in which the distribution date occurs, or from the first day of the preceding calendar month in the case of the first distribution date, through the end of that preceding month) will be first netted against the amount of interest received on mortgage loans serviced by HomEq that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period ("PREPAYMENT INTEREST EXCESSES").

                                      S-116

MASTER SERVICER AND SERVICER REPORTS

     The master servicer is required to deliver to the securities administrator and the depositor a data file setting forth the information necessary for the securities administrator to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the securities administrator.

     Each servicer is required to deliver to the depositor, the master servicer, the trustee and the rating agencies, not later than March 15th of each year, starting in 2006, an officer's certificate stating that:

     o    a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

     o    to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the servicer to remedy such default.

     Not later than March 15th of each year, starting in 2006, each servicer, at its expense, is required to cause to be delivered to the depositor, the master servicer, the trustee, the securities administrator and the rating agencies from a firm of independent certified public accountants, who may also render other services to such servicer, a statement to the effect that such firm has examined certain documents and records relating to such servicer's servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform
Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, each servicer may
(i) waive any late payment charge or, if applicable, any penalty interest or
(ii) extend the due dates for the monthly payments for a period of not more than
180 days, subject to the provisions of the pooling and servicing agreement.

     Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the applicable servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale"
clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by any servicer for entering into an assumption agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which a servicer may be unable to enforce
"due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale
Clauses" in the accompanying prospectus.

                                      S-117

HAZARD INSURANCE

     Each servicer is required to cause to be maintained for each mortgaged property securing any mortgage loan serviced by it a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance
Proceeds, will ultimately be deposited in its collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to that servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans serviced by
it. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in its collection account the sums which would have been deposited in the collection account but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The applicable servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans serviced by it as come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the applicable servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the applicable servicer believes such foreclosure, correction or restoration will increase net Liquidation
Proceeds and that such expenses will be recoverable by the applicable servicer.

                                      S-118

     With respect to any second-lien mortgage loan for which the related first-lien mortgage loan is not included in the mortgage loan pool, if, after such mortgage loan becomes 180 days delinquent, the related servicer determines that a significant net recovery is not possible through foreclosure, the mortgage loan may be charged off and the mortgage loan will be treated as a liquidated mortgage loan, giving rise to a Realized Loss.

REMOVAL AND RESIGNATION OF A SERVICER

     The master servicer may, and, at the direction of the majority of voting rights in the certificates, is required to, remove a servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f) and (g) below. Each of the following constitutes a "servicer event of default":

          (a) any failure by a servicer to remit to the master servicer any payment required to be made by a servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to a servicer by the depositor, the master servicer, the securities administrator or trustee or to a servicer, the depositor, the master servicer, the securities administrator and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

          (b) any failure on the part of a servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of a servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 60 days (or a shorter period applicable to certain provisions in the pooling and servicing agreement)
     after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to a servicer by the depositor, the master servicer, the securities administrator or trustee, or to a servicer, the depositor, the master servicer, the securities administrator and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of a servicer; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against a servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 days; or

          (d) a servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to a servicer or of or relating to all or substantially all of a servicer's property; or

          (e) a servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (f) any breach of a representation and warranty of a servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to a servicer by the trustee, the master servicer, the securities administrator or the depositor, or to a servicer, the trustee, the master servicer, the securities administrator or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

          (g) either (i) with respect to Countrywide, any withdrawal or downgrade of two or more levels of Countrywide's servicer rating by any rating agency that results in a downgrade, qualification or withdrawal of the rating assigned to any class of the certificates by any rating agency or (ii) with respect to HomEq, Fitch reduces its servicer rating of HomEq to "RPS2-" or lower, Moody's reduces its servicer rating of HomEq to "SQ3"
     or lower, or S&P reduces its servicer rating of HomEq to "Average" or lower.

     Except in the limited circumstances permitted under the pooling and servicing agreement a servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the depositor, the master servicer, the securities administrator and the trustee or upon the determination that a servicer's duties under

                                      S-119

the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by a servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed a servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

     Upon removal or resignation of a servicer, in accordance with the pooling and servicing agreement the master servicer will be the successor servicer to such servicer. The master servicer, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the master servicer is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the master servicer is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as such successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

     Each servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties related to mortgage loans that it is servicing are located and which require such licensing.

     The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the applicable collection account) as the related servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and
Payment of Expenses" above.

TERMINATION; OPTIONAL CLEAN-UP CALL

     Any servicer individually, or all of the servicers together, may, at its or their option, purchase all of the mortgage loans and REO properties on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than
10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan
(other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the applicable servicer or servicers at its or their expense plus accrued and unpaid interest on the related mortgage loans at the applicable interest rates and (y)
the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate. That purchase of the mortgage loans and REO properties would result in the payment on that distribution date of the final distribution on the
Offered Certificates and the termination of the trust. Notwithstanding the foregoing, pursuant to the pooling and servicing agreement any servicer individually, or all of the servicers together, will be permitted to exercise the option to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P and Class
R certificates), the distribution of the remaining proceeds to the Class X and
Class P certificates will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on any class of debt securities then outstanding that is rated by one or more rating agencies and backed by the Class
X and Class P certificates ("NET INTEREST MARGIN SECURITIES"), or (ii) (A) prior to that purchase, any servicer individually, or all of the servicers together, remits to the securities administrator an amount that, together with the purchase price specified in the second sentence of this paragraph, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the securities administrator remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

     The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan, or (ii) the disposition of

                                      S-120

all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICERS, THE SECURITIES
ADMINISTRATOR, THE CUSTODIANS AND THE TRUSTEE

     The pooling and servicing agreement provides that none of the depositor, the servicers, the securities administrator, the trustee, the custodians or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicers, the securities administrator, the custodians or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, a servicer's, the securities administrator's, a custodian's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence
(or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

     The depositor, the servicers, the securities administrator, the trustee, the custodians and their respective directors, officers, employees or agents will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to or incurred in connection with the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, any servicer's, the securities administrator's, any custodian's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

     None of the depositor, any servicer, the securities administrator, any custodian or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, each servicer, the securities administrator, each custodian and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders.
In the event the depositor, any servicer, the securities administrator, any custodian or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicers, the securities administrator, the custodians and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicers and the trustee by written agreement, without notice to, or consent of, any holder of the Offered Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicers, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any holder of the Offered Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Offered Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

                                      S-121

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicers and the trustee, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3%
of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                       PREPAYMENT AND YIELD CONSIDERATIONS

STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed rate mortgage loans, the prepayment assumption assumes a constant prepayment rate of approximately 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional 1.2667% per annum (precisely 19%/15 expressed as a percentage) in each month thereafter until the sixteenth month. Beginning in the sixteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable rate mortgage loans assumes a constant prepayment rate of 28% per annum each month.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the
Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

     o    the closing date for the Offered Certificates occurs on July 21, 2005;

     o    distributions on the certificates are made on the 25th day of each month, commencing in August 2005, in accordance with the priorities described in this prospectus supplement;

     o    the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under
          "--Decrement Tables" below;

     o    prepayments include 30 days' interest on the related mortgage loan;

     o    the optional termination is not exercised (except with respect to the weighted average life to call);

     o    the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

                                      S-122

     o    with respect to each adjustable rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment
          Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate),
          (b) the Loan Index remains constant at 3.65%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during that period of time, and balloon mortgage loans);

     o    One-Month LIBOR remains constant at 3.32%;

     o    no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o    scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month, commencing in the calendar month following the month in which the closing date occurs, and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o    prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o    the initial Class Certificate Balance of each class of Offered
          Certificates is as set forth on the cover page of this prospectus supplement;

     o    the mortgage loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months;

     o    interest accrues on each class of Offered Certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

     o    the assumed mortgage loans have the approximate initial
          characteristics described below:

                                      S-123



                          ORIGINAL                  CUT-OFF
                          INTEREST                   DATE                ORIGINAL      REMAINING
                            ONLY     CUT-OFF DATE    GROSS    EXPENSE  AMORTIZATION  AMORTIZATION
                           PERIOD     PRINCIPAL    MORTGAGE  FEE RATE      TERM          TERM
GROUP  TYPE   INDEX NAME  (MONTHS)   BALANCE ($)   RATE (%)     (%)      (MONTHS)      (MONTHS)
-----  ----  -----------  --------  -------------  --------  --------  ------------  ------------

1       ARM  6MonthLIBOR      0      3,329,376.73    6.649     0.520        480           478
1       ARM  6MonthLIBOR      0        486,804.51    6.869     0.520        480           478
1       ARM  6MonthLIBOR      0        200,653.92    7.175     0.520        480           478
1       ARM  6MonthLIBOR      0      8,237,058.35    6.565     0.520        360           357
1       ARM  6MonthLIBOR      0     58,462,832.77    6.861     0.520        360           358
1       ARM  6MonthLIBOR      0        434,786.45    7.406     0.520        360           357
1       ARM  6MonthLIBOR      0        216,148.95    7.865     0.520        360           357
1       ARM  6MonthLIBOR      0     61,893,527.02    7.303     0.520        360           357
1       ARM  6MonthLIBOR      0      1,421,014.45    7.177     0.520        360           358
1       ARM  6MonthLIBOR      0      3,362,042.91    7.116     0.520        360           357
1       ARM  6MonthLIBOR      0     11,244,588.51    7.226     0.520        360           358
1       ARM  6MonthLIBOR      0     11,627,384.24    7.472     0.520        360           357
1       ARM  6MonthLIBOR      0      1,375,902.61    6.970     0.520        360           358
1       ARM  6MonthLIBOR      0      7,386,407.07    7.326     0.520        360           358
1       ARM  6MonthLIBOR      0      2,558,129.13    7.256     0.520        360           357
1       ARM  6MonthLIBOR      0     80,888,172.82    7.144     0.520        360           357
1       ARM  6MonthLIBOR      0        976,732.68    7.004     0.520        360           357
1       ARM  6MonthLIBOR      0        157,559.37    6.830     0.520        360           356
1       ARM  6MonthLIBOR      0      2,181,836.71    6.918     0.520        360           357
1       ARM  6MonthLIBOR      0         91,682.95    6.790     0.520        360           356
1       ARM  6MonthLIBOR      0      1,686,528.97    7.527     0.520        360           358
1       ARM  6MonthLIBOR      0      1,267,409.01    7.708     0.520        360           357
1       ARM  6MonthLIBOR      0        210,135.95    5.746     0.520        360           357
1       ARM  6MonthLIBOR      0      2,998,577.03    7.648     0.520        360           356
1       ARM  6MonthLIBOR      0      9,061,904.55    7.183     0.520        360           356
1       ARM  6MonthLIBOR      0        766,284.04    7.642     0.520        360           357
1       ARM  6MonthLIBOR      0        143,954.25    7.920     0.520        360           357
1       ARM  6MonthLIBOR      0        550,618.45    6.951     0.520        360           357
1       ARM  6MonthLIBOR      0      2,055,074.05    7.318     0.520        360           356
1       ARM  6MonthLIBOR      0      1,144,478.14    7.392     0.520        360           356
1       ARM  6MonthLIBOR      0        279,307.43    7.000     0.520        360           357
1       ARM  6MonthLIBOR      0        961,320.77    7.116     0.520        360           356
1       ARM  6MonthLIBOR      0        340,974.97    7.740     0.520        360           356
1       ARM  6MonthLIBOR      0        556,667.84    7.319     0.520        360           356
1       ARM  6MonthLIBOR      0        427,594.88    8.129     0.520        360           354
1       ARM  6MonthLIBOR      0        826,853.06    6.891     0.520        357           354
1       ARM  6MonthLIBOR      0        103,574.18    9.400     0.520        360           349
1       ARM  6MonthLIBOR      0        119,037.88    6.690     0.520        360           351
1       ARM  6MonthLIBOR      0        175,564.68    7.000     0.520        360           357
1       ARM  6MonthLIBOR      0        103,423.81    7.540     0.520        360           359
1       ARM  6MonthLIBOR      0         62,964.80    8.890     0.520        360           359
1       ARM  6MonthLIBOR     24     11,952,327.28    6.825     0.520        360           356
1       ARM  6MonthLIBOR     24        162,000.00    7.100     0.520        360           355

                                                                  CURRENT    NEXT
         STATED                          RATE     GROSS   GROSS  PERIODIC  PERIODIC
       REMAINING   GROSS   NEXT RATE  ADJUSTMENT   LIFE   LIFE     RATE      RATE
         TERM     MARGIN  ADJUSTMENT  FREQUENCY   FLOOR    CAP      CAP       CAP
GROUP   (MONTHS)    (%)    (MONTHS)    (MONTHS)    (%)     (%)      (%)       (%)
-----  ---------  ------  ----------  ----------  -----  ------  --------  --------

1         358      6.305      22           6      6.649  13.149    2.891     1.000
1         358      6.219      22           6      6.869  13.369    3.000     1.000
1         358      7.000      22           6      7.175  13.675    3.000     1.000
1         357      5.951      33           6      6.565  12.573    2.989     1.004
1         358      6.131      22           6      6.861  12.862    2.998     1.001
1         357      6.646      33           6      7.406  13.406    3.000     1.000
1         357      6.870      21           6      7.865  13.865    3.000     1.000
1         357      6.435      21           6      7.303  13.757    2.697     1.164
1         358      6.310      22           6      7.177  13.177    3.000     1.000
1         357      6.341      33           6      7.116  13.317    2.812     1.063
1         358      6.431      22           6      7.226  13.345    2.834     1.049
1         357      6.713      21           6      7.472  13.704    2.814     1.080
1         358      6.237      34           6      6.970  13.045    2.887     1.038
1         358      6.431      22           6      7.326  13.485    2.762     1.079
1         357      6.145      21           6      7.256  13.810    2.170     1.277
1         357      6.595      21           6      7.144  13.860    2.507     1.257
1         357      6.320      21           6      7.004  13.004    3.000     1.000
1         356      6.580      32           6      6.830  12.830    3.000     1.000
1         357      6.064      21           6      6.918  13.105    2.719     1.094
1         356      5.790      32           6      6.790  12.790    3.000     1.000
1         358      6.417      22           6      7.527  14.064    2.585     1.229
1         357      7.060      21           6      7.708  13.918    2.865     1.000
1         357      4.746      33           6      5.746  11.746    3.000     1.000
1         356      6.546      32           6      7.648  14.515    2.052     1.367
1         356      6.339      20           6      7.183  14.133    2.483     1.450
1         357      5.653      21           6      7.642  14.642    1.500     1.500
1         357      6.420      21           6      7.920  14.920    1.500     1.500
1         357      4.615      21           6      6.951  13.951    1.500     1.500
1         356      6.372      20           6      7.318  14.124    2.017     1.355
1         356      6.504      20           6      7.392  14.392    2.309     1.500
1         357      5.500      33           6      7.000  14.000    1.500     1.500
1         356      6.658      20           6      7.116  14.011    2.769     1.395
1         356      6.240      20           6      7.740  14.740    1.500     1.500
1         356      6.990      20           6      7.319  14.319    3.000     1.500
1         354      6.990      18           6      8.129  15.129    3.000     1.500
1         354      6.913      33           6      6.891  13.785    3.000     1.394
1         349      9.150      13           6      9.400  15.400    3.000     1.000
1         351      6.440      15           6      6.690  12.690    3.000     1.000
1         357      6.500      3            6      7.000  13.500    1.500     1.000
1         359      6.540      23           6      7.540  13.540    3.000     1.000
1         359      8.640      23           6      8.890  14.890    3.000     1.000
1         356      6.968      20           6      6.825  13.825    3.000     1.500
1         355      6.990      19           6      7.100  14.100    3.000     1.500


                                     S-124



                          ORIGINAL                  CUT-OFF
                          INTEREST                   DATE                ORIGINAL      REMAINING
                            ONLY     CUT-OFF DATE    GROSS    EXPENSE  AMORTIZATION  AMORTIZATION
                           PERIOD     PRINCIPAL    MORTGAGE  FEE RATE      TERM          TERM
GROUP  TYPE   INDEX NAME  (MONTHS)   BALANCE ($)   RATE (%)     (%)      (MONTHS)      (MONTHS)
-----  ----  -----------  --------  -------------  --------  --------  ------------  ------------

1       ARM  6MonthLIBOR     24      2,959,943.06    7.188     0.520        360           356
1       ARM  6MonthLIBOR     24      1,505,950.00    7.134     0.520        360           357
1       ARM  6MonthLIBOR     24        356,994.65    7.245     0.520        360           356
1       ARM  6MonthLIBOR     24      1,031,500.00    6.971     0.520        360           357
1       ARM  6MonthLIBOR     24        233,900.00    7.350     0.520        360           357
1       ARM  6MonthLIBOR     24        365,500.00    6.609     0.520        360           357
1       ARM  6MonthLIBOR     24        316,800.00    7.009     0.520        360           357
1       ARM  6MonthLIBOR     24        221,400.00    7.600     0.520        360           356
1       ARM  6MonthLIBOR     36        181,500.00    7.407     0.520        360           356
1       ARM  6MonthLIBOR     36        166,500.00    6.950     0.520        360           356
1       ARM  6MonthLIBOR     36        306,000.00    6.450     0.520        360           355
1       ARM  6MonthLIBOR     36        242,000.00    6.850     0.520        360           357
1       ARM  6MonthLIBOR     60     12,269,745.51    6.710     0.520        360           358
1       ARM  6MonthLIBOR     60      1,178,162.29    6.978     0.520        360           357
1       ARM  6MonthLIBOR     60      3,285,328.12    6.981     0.520        360           357
1       ARM  6MonthLIBOR     60      4,344,090.00    6.510     0.520        360           357
1       ARM  6MonthLIBOR     60     16,876,474.88    6.732     0.520        360           357
1       ARM  6MonthLIBOR     60      1,503,739.29    6.504     0.520        360           357
1       ARM  6MonthLIBOR     60        546,240.00    6.512     0.520        360           357
1       ARM  6MonthLIBOR     60        351,600.00    6.846     0.520        360           358
1       ARM  6MonthLIBOR     60      2,332,795.25    6.736     0.520        360           357
1       ARM  6MonthLIBOR     60        227,000.00    5.765     0.520        360           356
1       ARM  6MonthLIBOR     60     22,178,835.91    6.517     0.520        360           357
1       ARM  6MonthLIBOR     60        798,400.00    6.430     0.520        360           358
1       ARM  6MonthLIBOR     60        599,951.22    7.049     0.520        360           358
1       ARM  6MonthLIBOR     60         99,838.92    5.390     0.520        360           354
1       ARM  6MonthLIBOR     60        542,205.00    6.550     0.520        360           358
1       ARM  6MonthLIBOR     60        322,419.91    6.741     0.520        360           357
1       ARM  6MonthLIBOR     60      2,239,491.50    6.602     0.520        360           356
1       ARM  6MonthLIBOR     60        340,000.00    6.990     0.520        360           357
1       ARM  6MonthLIBOR     60        136,000.00    6.999     0.520        360           357
1       ARM  6MonthLIBOR     60        829,000.00    7.059     0.520        360           357
1       ARM  6MonthLIBOR     60        565,400.00    7.205     0.520        360           357
1       ARM  6MonthLIBOR     60        376,200.00    7.032     0.520        360           357
1       FRM      N/A          0      5,822,485.83   10.194     0.520        360           357
1       FRM      N/A          0      1,877,127.99    9.848     0.520        360           357
1       FRM      N/A          0        796,178.01    9.308     0.520        358           355
1       FRM      N/A          0        941,881.53   10.397     0.520        360           357
1       FRM      N/A          0        173,297.34    9.796     0.520        359           356
1       FRM      N/A          0        247,742.64   10.497     0.520        360           357
1       FRM      N/A          0        293,173.67   10.383     0.520        360           357
1       FRM      N/A          0         21,979.11   11.590     0.520        360           357
1       FRM      N/A          0      4,515,126.92   10.138     0.520        360           357
1       FRM      N/A          0        179,857.95    9.291     0.520        360           356

                                                                  CURRENT    NEXT
         STATED                          RATE     GROSS   GROSS  PERIODIC  PERIODIC
       REMAINING   GROSS   NEXT RATE  ADJUSTMENT   LIFE   LIFE     RATE      RATE
         TERM     MARGIN  ADJUSTMENT  FREQUENCY   FLOOR    CAP      CAP       CAP
GROUP   (MONTHS)    (%)    (MONTHS)    (MONTHS)    (%)     (%)      (%)       (%)
-----  ---------  ------  ----------  ----------  -----  ------  --------  --------

1         356      6.959      20           6      7.188  14.188    3.000     1.500
1         357      6.990      21           6      7.134  14.134    3.000     1.500
1         356      6.990      20           6      7.245  14.245    3.000     1.500
1         357      6.990      21           6      6.971  13.971    3.000     1.500
1         357      6.990      21           6      7.350  14.350    3.000     1.500
1         357      6.990      21           6      6.609  13.609    3.000     1.500
1         357      6.990      21           6      7.009  14.009    3.000     1.500
1         356      6.990      20           6      7.600  14.600    3.000     1.500
1         356      6.990      32           6      7.407  14.407    3.000     1.500
1         356      6.990      32           6      6.950  13.950    3.000     1.500
1         355      6.990      31           6      6.450  13.450    3.000     1.500
1         357      6.990      33           6      6.850  13.850    3.000     1.500
1         358      5.928      22           6      6.710  12.710    3.000     1.000
1         357      6.421      21           6      6.978  12.978    3.000     1.000
1         357      6.384      21           6      6.981  13.142    2.972     1.000
1         357      5.928      33           6      6.510  12.510    3.000     1.000
1         357      5.905      21           6      6.732  13.021    2.831     1.031
1         357      5.364      33           6      6.504  13.216    1.932     1.356
1         357      5.950      33           6      6.512  12.512    3.000     1.000
1         358      6.128      22           6      6.846  12.846    3.000     1.000
1         357      5.941      21           6      6.736  12.786    2.925     1.025
1         356      5.520      32           6      5.765  11.765    3.000     1.000
1         357      6.027      21           6      6.517  13.064    2.618     1.118
1         358      5.535      34           6      6.430  12.430    3.000     1.000
1         358      6.382      34           6      7.049  13.049    3.000     1.000
1         354      5.140      18           6      5.390  11.390    3.000     1.000
1         358      5.837      22           6      6.550  12.550    3.000     1.000
1         357      6.156      21           6      6.741  12.741    3.000     1.000
1         356      5.389      20           6      6.602  13.400    2.106     1.298
1         357      5.990      33           6      6.990  13.990    1.500     1.500
1         357      5.999      21           6      6.999  13.999    1.500     1.500
1         357      5.676      21           6      7.059  14.059    1.500     1.500
1         357      6.652      21           6      7.205  13.580    3.000     1.000
1         357      6.800      21           6      7.032  13.416    3.000     1.000
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         176       N/A       N/A         N/A      N/A     N/A      N/A       N/A


                                      S-125



                          ORIGINAL     CUT-OFF      CUT-OFF
                          INTEREST      DATE         DATE                ORIGINAL      REMAINING
                            ONLY      PRINCIPAL      GROSS    EXPENSE  AMORTIZATION  AMORTIZATION
                           PERIOD      BALANCE     MORTGAGE  FEE RATE      TERM          TERM
GROUP  TYPE   INDEX NAME  (MONTHS)       ($)       RATE (%)     (%)      (MONTHS)      (MONTHS)
-----  ----  -----------  --------  -------------  --------  --------  ------------  ------------

1       FRM      N/A          0        931,757.59    9.866     0.520        360           356
1       FRM      N/A          0        151,608.59   10.173     0.520        360           358
1       FRM      N/A          0         53,703.38    9.990     0.520        360           356
1       FRM      N/A          0         47,237.12   10.500     0.520        480           478
1       FRM      N/A          0         34,968.84    9.990     0.520        360           358
1       FRM      N/A          0      8,116,893.39    7.265     0.520        360           357
1       FRM      N/A          0      1,860,051.59    6.581     0.520        360           357
1       FRM      N/A          0     16,116,477.94    7.421     0.520        360           358
1       FRM      N/A          0        381,919.47    7.191     0.520        240           238
1       FRM      N/A          0        310,278.09   10.159     0.520        180           176
1       FRM      N/A          0      1,269,917.35   10.449     0.520        239           234
1       FRM      N/A          0        181,030.50    9.354     0.520        240           236
1       FRM      N/A          0      3,401,748.05    7.405     0.520        360           357
1       FRM      N/A          0        278,836.75   10.144     0.520        240           237
1       FRM      N/A          0      2,294,411.47    7.721     0.520        360           358
1       FRM      N/A          0        127,538.88    9.036     0.520        240           237
1       FRM      N/A          0        411,081.42    7.864     0.520        180           178
1       FRM      N/A          0        133,362.07    6.890     0.520        360           357
1       FRM      N/A          0        107,543.62   10.731     0.520        240           235
1       FRM      N/A          0        341,927.90    7.691     0.520        240           237
1       FRM      N/A          0         81,389.68    6.790     0.520        360           357
1       FRM      N/A          0         56,231.33    9.040     0.520        240           238
1       FRM      N/A          0        392,808.97    8.104     0.520        360           357
1       FRM      N/A          0     10,611,135.23    7.022     0.520        359           356
1       FRM      N/A          0      3,179,835.02    6.936     0.520        360           357
1       FRM      N/A          0        271,900.08    6.944     0.520        240           237
1       FRM      N/A          0        348,992.89    7.111     0.520        179           176
1       FRM      N/A          0        125,707.96    6.350     0.520        240           237
1       FRM      N/A          0      2,214,124.72    7.386     0.520        360           357
1       FRM      N/A          0        337,043.91    7.380     0.520        360           355
1       FRM      N/A          0        287,576.44    7.017     0.520        179           174
1       FRM      N/A          0      2,115,979.64    9.958     0.520        360           356
1       FRM      N/A          0        234,658.89    9.916     0.520        360           357
1       FRM      N/A          0      3,099,446.97   10.297     0.520        359           355
1       FRM      N/A          0        669,997.61    9.595     0.520        357           353
1       FRM      N/A          0        229,992.61   10.436     0.520        180           176
1       FRM      N/A          0         16,146.68   11.500     0.520        180           177
1       FRM      N/A          0      1,168,050.95   10.599     0.520        240           234
1       FRM      N/A          0         42,142.56   10.690     0.520        120           117
1       FRM      N/A          0         37,287.93   10.361     0.520        180           175
1       FRM      N/A          0         95,638.62    9.538     0.520        360           357
1       FRM      N/A          0        320,261.72   10.078     0.520        360           355
1       FRM      N/A          0          6,611.50   10.250     0.520         60            56
1       FRM      N/A          0        189,489.40   10.510     0.520        360           357

                                                                 CURRENT    NEXT
         STATED                          RATE     GROSS  GROSS  PERIODIC  PERIODIC
       REMAINING   GROSS   NEXT RATE  ADJUSTMENT   LIFE   LIFE    RATE      RATE
          TERM    MARGIN  ADJUSTMENT   FREQUENCY  FLOOR   CAP      CAP       CAP
GROUP   (MONTHS)    (%)    (MONTHS)    (MONTHS)    (%)    (%)      (%)       (%)
-----  ---------  ------  ----------  ----------  -----  -----  --------  --------

1         176       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         178       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         176       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         178       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         178       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         238       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         176       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         234       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         236       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         178       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         235       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         238       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         356       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         176       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         355       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         174       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         356       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         355       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         353       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         176       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         234       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         117       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         175       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         355       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1          56       N/A       N/A         N/A      N/A     N/A     N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A


                                      S-126



                          ORIGINAL     CUT-OFF      CUT-OFF
                          INTEREST      DATE         DATE                ORIGINAL      REMAINING
                            ONLY      PRINCIPAL      GROSS    EXPENSE  AMORTIZATION  AMORTIZATION
                           PERIOD      BALANCE     MORTGAGE  FEE RATE      TERM          TERM
GROUP  TYPE   INDEX NAME  (MONTHS)       ($)       RATE (%)     (%)      (MONTHS)      (MONTHS)
-----  ----  -----------  --------  -------------  --------  --------  ------------  ------------

1       FRM      N/A          0          5,911.37   10.000     0.520        120           117
1       FRM      N/A          0        111,024.61   10.516     0.520        240           235
1       FRM      N/A          0         34,372.68   10.590     0.520        240           237
1       FRM      N/A          0         88,286.68   10.204     0.520        360           357
1       FRM      N/A          0        255,793.07    6.462     0.520        360           357
1       FRM      N/A          0         17,080.07   10.500     0.520        180           177
1       FRM      N/A          0        198,314.92    8.400     0.520        180           177
1       FRM      N/A          0        570,052.48    6.146     0.520        360           357
1       FRM      N/A          0         23,908.92   10.375     0.520        240           237
1       FRM      N/A          0        255,352.34    6.150     0.520        240           237
1       FRM      N/A          0         37,630.89   10.125     0.520        360           357
1       FRM      N/A          0        134,901.15    6.650     0.520        360           351
1       FRM      N/A          0      1,013,454.58    7.346     0.520        360           358
1       FRM      N/A          0         49,863.60   10.000     0.520        360           354
1       FRM      N/A          0         35,350.76   11.100     0.520        240           234
1       FRM      N/A          0        139,709.34    9.118     0.520        240           234
1       FRM      N/A          0         35,094.48    9.470     0.520        240           234
1       FRM      N/A          0        240,469.76   10.339     0.520        240           234
1       FRM      N/A          0         57,853.05   11.000     0.520        360           354
1       FRM      N/A          0        131,068.76    7.875     0.520        360           358
1       FRM      N/A          0        119,579.91    7.780     0.520        240           238
1       FRM      N/A          0        202,441.40    8.550     0.520        180           179
1       FRM      N/A          0      1,193,381.79    7.897     0.520        360           359
1       FRM      N/A          0        124,925.66    8.590     0.520        360           359
1       FRM      N/A          0         66,796.22    7.420     0.520        180           179
1       FRM      N/A          0        206,628.17    6.520     0.520        180           178
1       FRM      N/A          0        120,186.08    7.940     0.520        240           238
2       ARM  6MonthLIBOR      0      2,948,093.31    7.265     0.520        480           478
2       ARM  6MonthLIBOR      0        663,469.40    6.844     0.520        480           478
2       ARM  6MonthLIBOR      0      7,667,679.06    6.535     0.520        480           478
2       ARM  6MonthLIBOR      0      1,040,757.23    7.162     0.520        480           478
2       ARM  6MonthLIBOR      0        279,655.57    5.250     0.520        480           478
2       ARM  6MonthLIBOR      0        282,894.99    5.750     0.520        480           478
2       ARM  6MonthLIBOR      0     75,414,550.08    7.432     0.520        360           357
2       ARM  6MonthLIBOR      0     31,711,244.02    7.196     0.520        360           358
2       ARM  6MonthLIBOR      0      8,674,251.83    7.695     0.520        360           358
2       ARM  6MonthLIBOR      0        170,681.22    5.950     0.520        360           357
2       ARM  6MonthLIBOR      0        215,597.28    6.277     0.520        360           356
2       ARM  6MonthLIBOR      0      3,868,124.13    7.294     0.520        360           356
2       ARM  6MonthLIBOR      0      3,871,729.01    6.408     0.520        360           357
2       ARM  6MonthLIBOR      0        656,848.32    7.411     0.520        360           357
2       ARM  6MonthLIBOR      0      4,128,823.39    7.194     0.520        360           356
2       ARM  6MonthLIBOR      0      5,976,207.89    7.498     0.520        360           357
2       ARM  6MonthLIBOR      0      9,033,638.52    7.630     0.520        360           357

                                                                  CURRENT    NEXT
         STATED                          RATE     GROSS   GROSS  PERIODIC  PERIODIC
       REMAINING   GROSS   NEXT RATE  ADJUSTMENT   LIFE   LIFE     RATE      RATE
          TERM    MARGIN  ADJUSTMENT   FREQUENCY  FLOOR    CAP      CAP       CAP
GROUP   (MONTHS)    (%)    (MONTHS)    (MONTHS)    (%)     (%)      (%)       (%)
-----  ---------  ------  ----------  ----------  -----  ------  --------  --------

1         117       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         235       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         237       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         177       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         237       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         237       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         357       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         351       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         358       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         354       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         234       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         234       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         234       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         234       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         354       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         358       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         238       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         179       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         359       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         359       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         179       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         178       N/A       N/A         N/A      N/A     N/A      N/A       N/A
1         238       N/A       N/A         N/A      N/A     N/A      N/A       N/A
2         358      6.928       22          6      7.265  13.765    3.000    1.000
2         358      6.238       22          6      6.844  13.344    3.000    1.000
2         358      6.234       22          6      6.535  13.035    2.922    1.000
2         358      7.275       22          6      7.162  13.662    3.000    1.000
2         358      5.375       58          6      5.250  11.750    3.000    1.000
2         358      5.750       58          6      5.750  12.250    3.000    1.000
2         357      6.614       21          6      7.432  13.983    2.702    1.168
2         358      6.423       22          6      7.196  13.202    2.992    1.003
2         358      6.814       22          6      7.695  13.905    2.722    1.105
2         357      4.950       33          6      5.950  11.950    3.000    1.000
2         356      6.027       32          6      6.277  12.277    3.000    1.000
2         356      6.844       32          6      7.294  13.821    2.826    1.145
2         357      5.717       33          6      6.408  12.441    2.950    1.017
2         357      6.670       21          6      7.411  13.643    2.652    1.116
2         356      6.311       20          6      7.194  14.073    1.944    1.430
2         357      6.222       21          6      7.498  14.274    1.837    1.388
2         357      6.960       21          6      7.630  13.875    2.875    1.059


                                      S-127



                          ORIGINAL                   CUT-OFF
                          INTEREST                    DATE                ORIGINAL      REMAINING
                            ONLY     CUT-OFF DATE     GROSS    EXPENSE  AMORTIZATION  AMORTIZATION
                           PERIOD      PRINCIPAL    MORTGAGE  FEE RATE      TERM          TERM
GROUP  TYPE   INDEX NAME  (MONTHS)    BALANCE ($)   RATE (%)     (%)      (MONTHS)      (MONTHS)
-----  ----  -----------  --------  --------------  --------  --------  ------------  ------------

2       ARM  6MonthLIBOR      0       3,582,232.70    7.749     0.520        360           357
2       ARM  6MonthLIBOR      0         123,273.45    8.543     0.520        360           357
2       ARM  6MonthLIBOR      0          70,061.70    8.140     0.520        360           357
2       ARM  6MonthLIBOR      0         219,180.77    6.390     0.520        360           356
2       ARM  6MonthLIBOR      0     118,315,658.12    7.025     0.520        360           357
2       ARM  6MonthLIBOR      0         727,778.66    7.723     0.520        360           357
2       ARM  6MonthLIBOR      0       1,636,010.32    6.538     0.520        360           357
2       ARM  6MonthLIBOR      0       1,090,172.45    7.839     0.520        360           356
2       ARM  6MonthLIBOR      0       3,522,759.31    7.732     0.520        359           356
2       ARM  6MonthLIBOR      0         159,591.63    6.840     0.520        360           357
2       ARM  6MonthLIBOR      0          55,061.72    8.390     0.520        360           356
2       ARM  6MonthLIBOR      0         585,128.74    7.524     0.520        360           358
2       ARM  6MonthLIBOR      0       1,054,583.86    7.337     0.520        360           358
2       ARM  6MonthLIBOR      0       2,987,991.51    7.379     0.520        360           357
2       ARM  6MonthLIBOR      0       1,939,259.35    7.938     0.520        360           357
2       ARM  6MonthLIBOR      0         954,034.60    7.117     0.520        360           357
2       ARM  6MonthLIBOR      0      16,811,590.32    7.225     0.520        360           357
2       ARM  6MonthLIBOR      0       2,705,942.80    6.406     0.520        360           357
2       ARM  6MonthLIBOR      0       3,078,878.87    7.327     0.520        359           356
2       ARM  6MonthLIBOR      0          69,245.24    8.990     0.520        360           357
2       ARM  6MonthLIBOR      0         583,084.19    7.403     0.520        360           356
2       ARM  6MonthLIBOR      0       2,140,346.92    7.728     0.520        360           356
2       ARM  6MonthLIBOR      0          61,085.07    8.375     0.520        360           357
2       ARM  6MonthLIBOR      0         184,944.06    8.999     0.520        360           357
2       ARM  6MonthLIBOR      0         278,433.48    7.990     0.520        360           357
2       ARM  6MonthLIBOR      0          50,924.13    9.499     0.520        360           357
2       ARM  6MonthLIBOR      0         219,222.80    8.159     0.520        360           356
2       ARM  6MonthLIBOR      0         106,476.77    7.450     0.520        360           356
2       ARM  6MonthLIBOR      0         163,532.48    7.750     0.520        360           356
2       ARM  6MonthLIBOR      0         382,060.00    6.431     0.520        360           357
2       ARM  6MonthLIBOR      0       1,802,893.99    6.870     0.520        360           356
2       ARM  6MonthLIBOR      0         652,877.92    6.990     0.520        360           357
2       ARM  6MonthLIBOR      0       1,363,703.98    6.988     0.520        360           356
2       ARM  6MonthLIBOR      0         219,186.28    6.425     0.520        360           356
2       ARM  6MonthLIBOR      0       1,212,826.63    6.787     0.520        360           357
2       ARM  6MonthLIBOR      0         339,057.28    8.440     0.520        360           356
2       ARM  6MonthLIBOR      0         151,627.74    8.500     0.520        360           356
2       ARM  6MonthLIBOR      0          24,962.25   12.700     0.520        360           354
2       ARM  6MonthLIBOR      0         717,729.90    5.875     0.520        360           358
2       ARM  6MonthLIBOR      0         149,904.15    8.240     0.520        360           359
2       ARM  6MonthLIBOR     24      18,773,549.78    6.750     0.520        360           357
2       ARM  6MonthLIBOR     24       1,089,689.58    6.272     0.520        360           356
2       ARM  6MonthLIBOR     24       3,892,549.99    7.465     0.520        360           356
2       ARM  6MonthLIBOR     24         413,250.00    6.350     0.520        360           356

                                                                   CURRENT    NEXT
         STATED                          RATE      GROSS   GROSS  PERIODIC  PERIODIC
       REMAINING   GROSS   NEXT RATE  ADJUSTMENT   LIFE    LIFE     RATE      RATE
          TERM    MARGIN  ADJUSTMENT   FREQUENCY   FLOOR    CAP      CAP       CAP
GROUP   (MONTHS)    (%)    (MONTHS)    (MONTHS)     (%)     (%)      (%)       (%)
-----  ---------  ------  ----------   ---------  ------  ------  --------  --------

2         357      6.779       21          6       7.749  14.264    2.519     1.257
2         357      7.953       33          6       8.543  14.543    3.000     1.000
2         357      7.890       33          6       8.140  14.140    3.000     1.000
2         356      6.140       32          6       6.390  12.390    3.000     1.000
2         357      6.575       21          6       7.025  13.735    2.511     1.240
2         357      7.041       21          6       7.723  13.723    3.000     1.000
2         357      5.829       33          6       6.538  12.638    2.851     1.050
2         356      6.914       20          6       7.839  14.493    1.965     1.309
2         356      6.871       33          6       7.732  14.457    2.171     1.305
2         357      6.590       33          6       6.840  12.840    3.000     1.000
2         356      8.140       32          6       8.390  14.390    3.000     1.000
2         358      6.614       22          6       7.524  13.885    3.000     1.000
2         358      6.646       22          6       7.337  13.780    2.699     1.172
2         357      5.961       21          6       7.379  14.139    1.860     1.380
2         357      6.303       21          6       7.938  14.938    1.500     1.500
2         357      5.576       21          6       7.117  14.117    1.500     1.500
2         357      6.795       21          6       7.225  14.175    2.584     1.450
2         357      6.085       57          6       6.406  13.058    2.544     1.152
2         356      6.677       21          6       7.327  14.327    2.400     1.500
2         357      7.490       57          6       8.990  15.990    1.500     1.500
2         356      5.626       20          6       7.403  14.403    1.500     1.500
2         356      6.064       20          6       7.728  14.560    1.500     1.331
2         357      6.875       21          6       8.375  15.375    1.500     1.500
2         357      7.999       33          6       8.999  15.999    1.500     1.500
2         357      6.990       57          6       7.990  14.990    1.500     1.500
2         357      7.999       57          6       9.499  16.499    1.500     1.500
2         356      6.659       32          6       8.159  15.159    1.500     1.500
2         356      5.450       32          6       7.450  14.450    1.500     1.500
2         356      6.250       32          6       7.750  14.750    1.500     1.500
2         357      6.990       21          6       6.431  13.431    3.000     1.500
2         356      7.037       20          6       6.870  13.808    3.000     1.438
2         357      6.990       33          6       6.990  13.990    3.000     1.500
2         356      6.089       56          6       6.988  13.670    2.683     1.183
2         356      5.750       20          6       6.425  12.925    1.500     1.000
2         357      7.251       57          6       6.787  13.287    3.000     1.000
2         356      6.900       20          6       8.440  14.940    3.000     1.000
2         356      8.000       20          6       8.500  15.000    3.000     1.000
2         354      5.550       18          6      12.700  19.700    1.500     1.500
2         358      5.600       58          6       5.875  12.375    3.000     1.000
2         359      7.240       23          6       8.240  14.240    3.000     1.000
2         357      6.925       21          6       6.750  13.750    2.983     1.500
2         356      6.723       20          6       6.272  13.272    3.000     1.500
2         356      6.990       20          6       7.465  14.465    3.000     1.500
2         356      6.990       20          6       6.350  13.350    3.000     1.500


                                      S-128



                          ORIGINAL                  CUT-OFF
                          INTEREST                   DATE                ORIGINAL      REMAINING
                            ONLY    CUT-OFF DATE     GROSS    EXPENSE  AMORTIZATION  AMORTIZATION
                           PERIOD     PRINCIPAL    MORTGAGE  FEE RATE      TERM          TERM
GROUP  TYPE   INDEX NAME  (MONTHS)   BALANCE ($)   RATE (%)     (%)      (MONTHS)      (MONTHS)
-----  ----  -----------  --------  -------------  --------  --------  ------------  ------------

2       ARM  6MonthLIBOR     24      5,177,730.37    6.962     0.520        360           356
2       ARM  6MonthLIBOR     24        397,000.00    6.990     0.520        360           357
2       ARM  6MonthLIBOR     24        573,975.00    7.687     0.520        360           357
2       ARM  6MonthLIBOR     36        340,000.00    5.500     0.520        360           356
2       ARM  6MonthLIBOR     36        152,100.00    7.850     0.520        360           357
2       ARM  6MonthLIBOR     60     10,183,055.00    6.972     0.520        360           359
2       ARM  6MonthLIBOR     60        272,000.00    7.190     0.520        360           356
2       ARM  6MonthLIBOR     60        344,000.00    5.930     0.520        360           356
2       ARM  6MonthLIBOR     60      2,007,361.00    6.456     0.520        360           357
2       ARM  6MonthLIBOR     60     22,482,064.30    6.823     0.520        360           357
2       ARM  6MonthLIBOR     60        431,200.00    6.656     0.520        360           357
2       ARM  6MonthLIBOR     60        488,800.00    6.939     0.520        360           357
2       ARM  6MonthLIBOR     60      1,468,900.00    6.822     0.520        360           357
2       ARM  6MonthLIBOR     60        366,400.00    6.529     0.520        360           357
2       ARM  6MonthLIBOR     60        152,000.00    5.390     0.520        360           357
2       ARM  6MonthLIBOR     60      2,653,680.00    7.155     0.520        360           358
2       ARM  6MonthLIBOR     60        385,600.00    6.459     0.520        360           358
2       ARM  6MonthLIBOR     60     74,222,329.81    6.295     0.520        360           357
2       ARM  6MonthLIBOR     60        912,000.00    6.751     0.520        360           357
2       ARM  6MonthLIBOR     60      1,148,519.57    6.702     0.520        360           357
2       ARM  6MonthLIBOR     60      5,136,025.75    6.969     0.520        360           357
2       ARM  6MonthLIBOR     60        499,000.00    7.450     0.520        360           357
2       ARM  6MonthLIBOR     60        120,000.00    6.900     0.520        360           357
2       ARM  6MonthLIBOR     60        136,500.00    7.875     0.520        360           356
2       ARM  6MonthLIBOR     60      6,597,254.14    6.179     0.520        360           356
2       ARM  6MonthLIBOR     60        159,200.00    6.750     0.520        360           356
2       ARM  6MonthLIBOR     60        145,000.00    6.990     0.520        360           356
2       ARM  6MonthLIBOR     60      2,404,661.72    6.283     0.520        360           356
2       ARM  6MonthLIBOR     60        144,000.00    6.500     0.520        360           353
2       ARM  6MonthLIBOR     60      2,036,286.10    6.054     0.520        360           356
2       ARM  6MonthLIBOR     60      1,655,440.00    6.920     0.520        360           357
2       ARM  6MonthLIBOR     60        575,900.00    6.990     0.520        360           356
2       ARM  6MonthLIBOR     60        250,400.00    6.450     0.520        360           356
2       ARM  6MonthLIBOR     60      1,165,000.00    6.165     0.520        360           357
2       ARM  6MonthLIBOR     60        224,400.00    6.540     0.520        360           358
2       ARM  6MonthLIBOR     60        360,000.00    7.540     0.520        360           359
2       FRM      N/A          0         73,280.10   11.340     0.520        360           355
2       FRM      N/A          0      8,610,307.44   10.575     0.520        360           357
2       FRM      N/A          0        113,694.75   10.356     0.520        360           358
2       FRM      N/A          0        204,036.34    9.573     0.520        360           356
2       FRM      N/A          0        730,212.92    9.535     0.520        360           357
2       FRM      N/A          0        433,382.25   10.653     0.520        360           356
2       FRM      N/A          0     10,459,606.98   10.050     0.520        360           357
2       FRM      N/A          0      1,702,865.01    9.904     0.520        360           356

                                                                  CURRENT     NEXT
         STATED                          RATE     GROSS   GROSS  PERIODIC   PERIODIC
       REMAINING   GROSS   NEXT RATE  ADJUSTMENT  LIFE    LIFE     RATE       RATE
          TERM    MARGIN  ADJUSTMENT   FREQUENCY  FLOOR    CAP      CAP       CAP
GROUP   (MONTHS)    (%)    (MONTHS)    (MONTHS)    (%)     (%)      (%)       (%)
-----  ---------  ------  ----------   ---------  -----  ------  --------  --------

2         356      6.965       20          6      6.962  13.962    3.000     1.500
2         357      6.990       21          6      6.990  13.990    3.000     1.500
2         357      6.990       21          6      7.687  14.687    3.000     1.500
2         356      6.450       32          6      5.500  12.500    3.000     1.500
2         357      6.990       33          6      7.850  14.850    3.000     1.500
2         359      6.056       23          6      6.972  12.972    3.000     1.000
2         356      6.940       20          6      7.190  13.190    3.000     1.000
2         356      5.680       32          6      5.930  11.930    3.000     1.000
2         357      5.738       33          6      6.456  12.456    3.000     1.000
2         357      6.094       21          6      6.856  13.233    2.788     1.035
2         357      5.994       33          6      6.656  12.656    3.000     1.000
2         357      5.620       21          6      6.939  13.577    2.043     1.319
2         357      5.802       33          6      6.822  13.270    2.328     1.224
2         357      5.953       33          6      6.529  12.529    3.000     1.000
2         357      4.390       21          6      5.390  11.390    3.000     1.000
2         358      6.069       22          6      7.155  13.353    2.702     1.099
2         358      5.459       22          6      6.459  12.459    3.000     1.000
2         357      5.841       21          6      6.295  12.860    2.697     1.089
2         357      5.251       21          6      6.751  13.751    1.500     1.500
2         357      5.202       21          6      6.702  13.702    1.500     1.500
2         357      6.140       21          6      6.969  13.594    2.548     1.151
2         357      5.750       21          6      7.450  14.450    1.500     1.500
2         357      5.900       57          6      6.900  13.900    1.500     1.500
2         356      6.375       56          6      7.875  14.875    1.500     1.500
2         356      6.070       56          6      6.179  12.735    4.176     1.079
2         356      5.250       20          6      6.750  13.750    1.500     1.500
2         356      5.490       20          6      6.990  13.990    1.500     1.500
2         356      5.977       56          6      6.283  12.833    4.652     1.050
2         353      5.000       53          6      6.500  13.500    1.500     1.500
2         356      5.698       56          6      6.054  12.554    4.675     1.000
2         357      6.315       21          6      6.920  13.184    3.000     1.000
2         356      7.167       20          6      6.990  13.490    3.000     1.000
2         356      6.500       56          6      6.450  12.950    5.000     1.000
2         357      6.363       57          6      6.165  12.665    5.000     1.000
2         358      5.540       22          6      6.540  12.540    3.000     1.000
2         359      6.540       23          6      7.540  13.540    3.000     1.000
2         175       N/A       N/A         N/A      N/A     N/A       N/A       N/A
2         177       N/A       N/A         N/A      N/A     N/A       N/A       N/A
2         178       N/A       N/A         N/A      N/A     N/A       N/A       N/A
2         176       N/A       N/A         N/A      N/A     N/A       N/A       N/A
2         177       N/A       N/A         N/A      N/A     N/A       N/A       N/A
2         176       N/A       N/A         N/A      N/A     N/A       N/A       N/A
2         177       N/A       N/A         N/A      N/A     N/A       N/A       N/A
2         176       N/A       N/A         N/A      N/A     N/A       N/A       N/A


                                      S-129



                    ORIGINAL                  CUT-OFF
                    INTEREST                   DATE                ORIGINAL      REMAINING
                      ONLY     CUT-OFF DATE    GROSS    EXPENSE  AMORTIZATION  AMORTIZATION
             INDEX   PERIOD     PRINCIPAL    MORTGAGE  FEE RATE      TERM          TERM
GROUP  TYPE   NAME  (MONTHS)    BALANCE ($)  RATE (%)     (%)      (MONTHS)      (MONTHS)
-----  ----  -----  --------  -------------  --------  --------  ------------  ------------

2       FRM   N/A       0         68,829.02    9.750     0.520        360           355
2       FRM   N/A       0        464,054.23    9.659     0.520        360           358
2       FRM   N/A       0        120,435.48   11.277     0.520        360           356
2       FRM   N/A       0        334,715.80    6.625     0.520        480           478
2       FRM   N/A       0        766,673.26    7.381     0.520        480           478
2       FRM   N/A       0         52,965.97   11.500     0.520        360           358
2       FRM   N/A       0        239,840.76    7.500     0.520        480           478
2       FRM   N/A       0        569,854.33    8.004     0.520        360           358
2       FRM   N/A       0      1,700,212.74   11.411     0.520        240           234
2       FRM   N/A       0      1,248,958.85    8.044     0.520        360           357
2       FRM   N/A       0      5,532,680.12    7.629     0.520        360           358
2       FRM   N/A       0      3,630,422.44    7.649     0.520        360           356
2       FRM   N/A       0        247,327.21   10.884     0.520        240           234
2       FRM   N/A       0      1,022,673.18    8.269     0.520        360           358
2       FRM   N/A       0        103,675.03   10.324     0.520        240           237
2       FRM   N/A       0        129,143.35    6.530     0.520        180           178
2       FRM   N/A       0         89,615.02   11.690     0.520        240           236
2       FRM   N/A       0      5,189,333.90    7.241     0.520        360           356
2       FRM   N/A       0      1,386,637.41    6.959     0.520        360           356
2       FRM   N/A       0     11,598,139.88    6.936     0.520        360           357
2       FRM   N/A       0         84,449.26    7.750     0.520        239           236
2       FRM   N/A       0        205,724.21    8.203     0.520        360           357
2       FRM   N/A       0        222,542.39    6.250     0.520        180           177
2       FRM   N/A       0        396,771.56    7.658     0.520        180           176
2       FRM   N/A       0        116,657.36    7.916     0.520        360           357
2       FRM   N/A       0        453,866.17    7.327     0.520        360           355
2       FRM   N/A       0         99,885.53    6.550     0.520        240           237
2       FRM   N/A       0        133,014.44    6.654     0.520        237           233
2       FRM   N/A       0        294,195.82    7.047     0.520        358           355
2       FRM   N/A       0        474,900.91    8.603     0.520        360           356
2       FRM   N/A       0         38,657.29    8.000     0.520        180           177
2       FRM   N/A       0        177,487.82    8.244     0.520        360           357
2       FRM   N/A       0         79,701.81    8.250     0.520        240           237
2       FRM   N/A       0         41,641.96    8.250     0.520        240           237
2       FRM   N/A       0        317,883.35    7.480     0.520        360           357
2       FRM   N/A       0      2,253,841.08   10.856     0.520        359           354
2       FRM   N/A       0        861,495.25   11.124     0.520        240           234
2       FRM   N/A       0      3,516,009.07    7.323     0.520        360           356
2       FRM   N/A       0          6,657.16   11.250     0.520        120           117
2       FRM   N/A       0      1,308,640.04   11.139     0.520        359           354
2       FRM   N/A       0        133,532.81   11.425     0.520        355           350
2       FRM   N/A       0          8,130.34   11.250     0.520         60            57
2       FRM   N/A       0         57,598.88   11.849     0.520        120           117
2       FRM   N/A       0         39,934.21   11.044     0.520        120           117

         STATED                          RATE     GROSS  GROSS   CURRENT    NEXT
       REMAINING   GROSS   NEXT RATE  ADJUSTMENT  LIFE    LIFE  PERIODIC  PERIODIC
          TERM    MARGIN  ADJUSTMENT   FREQUENCY  FLOOR   CAP     RATE      RATE
GROUP   (MONTHS)    (%)    (MONTHS)    (MONTHS)    (%)    (%)    CAP (%)  CAP (%)
-----  ---------  ------  ----------  ----------  -----  -----  --------  --------

2         175       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         178       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         176       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         178       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         234       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         356       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         234       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         178       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         236       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         356       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         356       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         236       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         177       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         176       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         355       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         233       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         355       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         356       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         177       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         237       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         354       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         234       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         356       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         117       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         354       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         350       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2          57       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         117       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         117       N/A       N/A         N/A      N/A     N/A     N/A       N/A


                                      S-130



                    ORIGINAL                 CUT-OFF
                    INTEREST                  DATE                ORIGINAL      REMAINING
                      ONLY    CUT-OFF DATE    GROSS    EXPENSE  AMORTIZATION  AMORTIZATION
             INDEX   PERIOD    PRINCIPAL    MORTGAGE  FEE RATE      TERM          TERM
GROUP  TYPE   NAME  (MONTHS)   BALANCE ($)  RATE (%)     (%)      (MONTHS)      (MONTHS)
-----  ----  -----  --------  ------------  --------  --------  ------------  ------------

2       FRM   N/A       0        24,963.82   11.000     0.520        360           356
2       FRM   N/A       0        12,575.75   11.365     0.520        120           117
2       FRM   N/A       0       484,555.11    6.050     0.520        360           357
2       FRM   N/A       0       239,038.18   10.584     0.520        180           176
2       FRM   N/A       0       204,083.80   10.542     0.520        359           354
2       FRM   N/A       0       102,100.64   11.072     0.520        360           355
2       FRM   N/A       0        74,803.30   10.792     0.520        180           177
2       FRM   N/A       0       130,972.55   11.027     0.520        240           235
2       FRM   N/A       0       160,516.85   10.754     0.520        360           357
2       FRM   N/A       0         6,462.49   13.750     0.520         60            57
2       FRM   N/A       0        18,984.13   12.000     0.520        180           177
2       FRM   N/A       0        41,769.68   11.384     0.520        240           235
2       FRM   N/A       0        69,560.47   11.037     0.520        180           175
2       FRM   N/A       0        32,626.15   10.875     0.520        180           175
2       FRM   N/A       0     1,503,544.93    7.112     0.520        359           355
2       FRM   N/A       0        85,700.17    7.875     0.520        360           355
2       FRM   N/A       0       252,558.36   11.222     0.520        359           353
2       FRM   N/A       0        83,628.04   11.300     0.520        360           354
2       FRM   N/A       0        87,232.74   10.200     0.520        360           354
2       FRM   N/A       0        84,821.78   11.200     0.520        360           354
2       FRM   N/A       0       128,810.03   11.170     0.520        359           353
2       FRM   N/A       0        31,579.94   11.550     0.520        234           228
2       FRM   N/A       0        21,841.90   10.900     0.520        240           234
2       FRM   N/A       0        33,441.96   12.300     0.520        240           234
2       FRM   N/A       0        31,077.68   10.990     0.520        240           234
2       FRM   N/A       0       273,522.44    8.200     0.520        180           178
2       FRM   N/A       0       178,755.55    6.825     0.520        180           177
2       FRM   N/A       0       172,647.24    6.500     0.520        240           239
2       FRM   N/A       0       154,070.54    8.465     0.520        180           179
2       FRM   N/A      60       363,500.00    6.598     0.520        360           357
2       FRM   N/A      60       224,400.00    7.375     0.520        360           357
2       FRM   N/A      60       215,879.82    5.999     0.520        360           357
2       FRM   N/A      60       127,920.00    7.090     0.520        360           358
2       FRM   N/A      60       189,900.00    6.540     0.520        360           358

         STATED                          RATE     GROSS  GROSS   CURRENT    NEXT
       REMAINING   GROSS   NEXT RATE  ADJUSTMENT  LIFE    LIFE  PERIODIC  PERIODIC
          TERM    MARGIN  ADJUSTMENT   FREQUENCY  FLOOR   CAP     RATE      RATE
GROUP   (MONTHS)    (%)    (MONTHS)    (MONTHS)    (%)    (%)    CAP (%)  CAP (%)
-----  ---------  ------  ----------  ----------  -----  -----  --------  --------

2         356       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         117       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         176       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         354       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         355       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         177       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         235       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2          57       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         177       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         235       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         175       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         175       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         355       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         355       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         353       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         354       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         354       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         354       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         353       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         228       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         234       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         234       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         234       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         178       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         177       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         239       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         179       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         357       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A
2         358       N/A       N/A         N/A      N/A     N/A     N/A       N/A


                                      S-131

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee or the applicable custodian, as applicable, and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

DEFAULTS AND DELINQUENT PAYMENTS

     The yield to maturity of the Offered Certificates, and particularly the
Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered
Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to
Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by one or all of the servicers). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have
Prepayment Premiums. The mortgage loans are subject to the "due-on-sale"
provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered
Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.
The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that
Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments
(including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any
Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors'
housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed rate mortgage loans would generally be expected to

                                     S-132

decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed rate mortgage loans, the adjustable rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each
Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28
Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans and the
5/25 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until two, three or five years after their origination. The prepayment experience of the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate
Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable
Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable
Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans (as the case may
be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Pass-Through Rate for each class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

     The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the net interest rates of the mortgage loans, which are based on the Loan Index. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the Loan Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in
One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month
LIBOR. If the sum of One-Month LIBOR plus the applicable fixed margin for a class or classes of Offered Certificates were to be higher than the Group I Loan
Cap, the Group II Loan Cap and the WAC Cap, as applicable, the Pass Through Rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any
Basis Risk CarryForward Amount from and to the extent of funds available in the
Excess Reserve Fund Account, including Interest Rate Cap Payments, there is no assurance that those funds will be available or sufficient for those purposes.
The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered
Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated
Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Subordinated Amount equals the Specified Subordinated
Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess
Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the Expense Fee

                                      S-133

Rate. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered
Certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES AND THE CLASS A-1MZ CERTIFICATES

     Each class of Subordinated Certificates provides credit enhancement for certain other classes of Offered Certificates that have a higher payment priority, and each class of Subordinated Certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in order of their relative payment priorities
(with the Class M-1 certificates having the highest priority, then the Class M-2 certificates, then the Class M-3 certificates, then the Class M-4 certificates, then the Class M-5 certificates, then the Class M-6 certificates, then the Class
B-1 certificates, then the Class B-2 certificates and then the Class B-3 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Subordinated Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate
Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balance of the mortgage loans. As a result of this reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the Offered
Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated
Principal Balance of the mortgage loans will decline more than the aggregate
Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated
Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will generally not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the
Subordinated Certificates may bear a disproportionate percentage of the Realized
Losses on the mortgage loans.

     For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

     Since the Class A-1mz certificates will not receive any principal distributions until the Class Certificate Balance of the Class A-1ss certificates has been reduced to zero if a Group I Sequential Trigger Event is in effect, the Class A-1mz certificates may bear a disproportionate percentage, relative to the Class A-1ss certificates, of the shortfalls in principal and
Realized Losses on the group I mortgage loans.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a)
multiplying the amount of the reduction, if any, of the Class Certificate
Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c)
dividing the sum by the aggregate amount of the reductions in Class Certificate
Balance of the certificate referred to in clause (a).

                                      S-134

     For a discussion of the factors which may influence the rate of payments
(including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the
Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates.
Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered
Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered
Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class
Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              PREPAYMENT SCENARIOS



                                 SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                                 ----------   -----------   ------------   -----------   ----------

Fixed rate mortgage loans (%
   of prepayment
   assumption) ...............       0%           75%           100%           125%         150%
Adjustable rate mortgage
   loans (% of prepayment
   assumption) ...............       0%           75%           100%           125%         150%


                                      S-135

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)



                                            CLASS A-1SS                          CLASS A-1MZ
      DISTRIBUTION DATE                 PREPAYMENT SCENARIO                  PREPAYMENT SCENARIO
------------------------------   ---------------------------------   ----------------------------------
                                   I      II     III    IV      V      I      II     III     IV      V
                                 -----   ----   ----   ----   ----   -----   ----   ----    ----   ----

Initial Percentage............     100    100    100    100    100     100    100    100     100    100
July 2006.....................      99     75     66     58     50      99     75     66      58     50
July 2007.....................      98     53     40     29     18      98     53     40      29     18
July 2008.....................      97     36     21      9      0      97     36     21       9      0
July 2009.....................      96     29     20      9      0      96     29     20       9      0
July 2010.....................      95     23     15      9      0      95     23     15       9      0
July 2011.....................      94     18     11      6      0      94     18     11       6      0
July 2012.....................      92     14      8      4      0      92     14      8       4      0
July 2013.....................      91     11      6      3      0      91     11      6       3      0
July 2014.....................      89      9      4      2      0      89      9      4       2      0
July 2015.....................      87      7      3      1      0      87      7      3       1      0
July 2016.....................      85      6      2      1      0      85      6      2       1      0
July 2017.....................      82      4      2      0      0      82      4      2       0      0
July 2018.....................      80      3      1      0      0      80      3      1       0      0
July 2019.....................      77      3      1      0      0      77      3      1       0      0
July 2020.....................      70      2      0      0      0      70      2      0       0      0
July 2021.....................      67      2      0      0      0      67      2      0       0      0
July 2022.....................      63      1      0      0      0      63      1      0       0      0
July 2023.....................      59      1      0      0      0      59      1      0       0      0
July 2024.....................      55      1      0      0      0      55      1      0       0      0
July 2025.....................      50      0      0      0      0      50      0      0       0      0
July 2026.....................      45      0      0      0      0      45      0      0       0      0
July 2027.....................      40      0      0      0      0      40      0      0       0      0
July 2028.....................      34      0      0      0      0      34      0      0       0      0
July 2029.....................      30      0      0      0      0      30      0      0       0      0
July 2030.....................      26      0      0      0      0      26      0      0       0      0
July 2031.....................      22      0      0      0      0      22      0      0       0      0
July 2032.....................      17      0      0      0      0      17      0      0       0      0
July 2033.....................      11      0      0      0      0      11      0      0       0      0
July 2034.....................       5      0      0      0      0       5      0      0       0      0
July 2035.....................       0      0      0      0      0       0      0      0       0      0
Weighted Average Life to
   Maturity (years)(2)........   19.14   3.50   2.55   1.85   1.19   19.14   3.50   2.55    1.85   1.19
Weighted Average Life to
   Call (years)(2)(3).........   19.11   3.23   2.33   1.67   1.19   19.11   3.23   2.33    1.67   1.19


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)  Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-136

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)



                                             CLASS A-2A                          CLASS A-2B
       DISTRIBUTION DATE                PREPAYMENT SCENARIO                  PREPAYMENT SCENARIO
------------------------------   ---------------------------------   ----------------------------------
                                   I      II     III    IV      V      I      II     III     IV      V
                                 -----   ----   ----   ----   ----   -----   ----   ----    ----   ----

Initial Percentage............     100    100    100    100    100     100    100    100     100    100
July 2006.....................      99     59     45     32     18     100    100    100     100    100
July 2007.....................      97     24      4      0      0     100    100    100      56      7
July 2008.....................      96      0      0      0      0     100     93     24       0      0
July 2009.....................      95      0      0      0      0     100     58     19       0      0
July 2010.....................      93      0      0      0      0     100     31      0       0      0
July 2011.....................      91      0      0      0      0     100      9      0       0      0
July 2012.....................      89      0      0      0      0     100      0      0       0      0
July 2013.....................      87      0      0      0      0     100      0      0       0      0
July 2014.....................      84      0      0      0      0     100      0      0       0      0
July 2015.....................      81      0      0      0      0     100      0      0       0      0
July 2016.....................      78      0      0      0      0     100      0      0       0      0
July 2017.....................      74      0      0      0      0     100      0      0       0      0
July 2018.....................      70      0      0      0      0     100      0      0       0      0
July 2019.....................      66      0      0      0      0     100      0      0       0      0
July 2020.....................      54      0      0      0      0     100      0      0       0      0
July 2021.....................      49      0      0      0      0     100      0      0       0      0
July 2022.....................      44      0      0      0      0     100      0      0       0      0
July 2023.....................      38      0      0      0      0     100      0      0       0      0
July 2024.....................      31      0      0      0      0     100      0      0       0      0
July 2025.....................      24      0      0      0      0     100      0      0       0      0
July 2026.....................      16      0      0      0      0     100      0      0       0      0
July 2027.....................       7      0      0      0      0     100      0      0       0      0
July 2028.....................       0      0      0      0      0      94      0      0       0      0
July 2029.....................       0      0      0      0      0      77      0      0       0      0
July 2030.....................       0      0      0      0      0      58      0      0       0      0
July 2031.....................       0      0      0      0      0      36      0      0       0      0
July 2032.....................       0      0      0      0      0      13      0      0       0      0
July 2033.....................       0      0      0      0      0       0      0      0       0      0
July 2034.....................       0      0      0      0      0       0      0      0       0      0
July 2035.....................       0      0      0      0      0       0      0      0       0      0
Weighted Average Life to
   Maturity (years)(2)........   15.20   1.35   1.00   0.79   0.64   25.32   4.46   3.00    2.13   1.71
Weighted Average Life to
   Call (years)(2)(3).........   15.20   1.35   1.00   0.79   0.64   25.32   4.46   3.00    2.13   1.71


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)  Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-137

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)



                                             CLASS A-2C                           CLASS M-1
       DISTRIBUTION DATE                 PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
------------------------------   ----------------------------------   ---------------------------------
                                   I       II     III    IV      V      I      II     III    IV      V
                                 -----   -----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100     100    100    100    100     100    100    100    100    100
July 2006.....................     100     100    100    100    100     100    100    100    100    100
July 2007.....................     100     100    100    100    100     100    100    100    100    100
July 2008.....................     100     100    100     54      0     100    100    100    100     99
July 2009.....................     100     100    100     54      0     100     79     56    100     99
July 2010.....................     100     100     91     54      0     100     63     40     30     99
July 2011.....................     100     100     66     36      0     100     49     29     16     75
July 2012.....................     100      88     47     23      0     100     39     21     11     45
July 2013.....................     100      69     34     15      0     100     31     15      7     27
July 2014.....................     100      54     24      9      0     100     24     11      5     12
July 2015.....................     100      42     17      5      0     100     19      8      3      2
July 2016.....................     100      33     12      3      0     100     15      6      0      0
July 2017.....................     100      26      8      0      0     100     12      4      0      0
July 2018.....................     100      20      6      0      0     100      9      3      0      0
July 2019.....................     100      15      3      0      0     100      7      0      0      0
July 2020.....................     100      11      0      0      0     100      5      0      0      0
July 2021.....................     100       8      0      0      0     100      4      0      0      0
July 2022.....................     100       6      0      0      0     100      3      0      0      0
July 2023.....................     100       4      0      0      0     100      0      0      0      0
July 2024.....................     100       2      0      0      0     100      0      0      0      0
July 2025.....................     100       0      0      0      0     100      0      0      0      0
July 2026.....................     100       0      0      0      0     100      0      0      0      0
July 2027.....................     100       0      0      0      0     100      0      0      0      0
July 2028.....................     100       0      0      0      0      98      0      0      0      0
July 2029.....................     100       0      0      0      0      88      0      0      0      0
July 2030.....................     100       0      0      0      0      76      0      0      0      0
July 2031.....................     100       0      0      0      0      63      0      0      0      0
July 2032.....................     100       0      0      0      0      49      0      0      0      0
July 2033.....................      82       0      0      0      0      34      0      0      0      0
July 2034.....................      42       0      0      0      0      16      0      0      0      0
July 2035.....................       0       0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity (years)(2)........   28.82   10.36   7.63   5.20   2.50   26.79   7.11   5.57   5.34   7.16
Weighted Average Life to
   Call (years)(2)(3).........   28.53    8.81   6.43   4.30   2.50   26.68   6.43   5.03   4.93   4.50


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)  Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-138

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)



                                             CLASS M-2                           CLASS M-3
       DISTRIBUTION DATE                PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
------------------------------   ---------------------------------   ---------------------------------
                                   I      II     III    IV      V      I      II     III    IV      V
                                 -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100    100    100    100    100     100    100    100    100    100
July 2006.....................     100    100    100    100    100     100    100    100    100    100
July 2007.....................     100    100    100    100    100     100    100    100    100    100
July 2008.....................     100    100    100    100    100     100    100    100    100    100
July 2009.....................     100     79     56     83    100     100     79     56     38    100
July 2010.....................     100     63     40     25     46     100     63     40     25     15
July 2011.....................     100     49     29     16      9     100     49     29     16      9
July 2012.....................     100     39     21     11      5     100     39     21     11      5
July 2013.....................     100     31     15      7      2     100     31     15      7      0
July 2014.....................     100     24     11      5      0     100     24     11      5      0
July 2015.....................     100     19      8      2      0     100     19      8      0      0
July 2016.....................     100     15      6      0      0     100     15      6      0      0
July 2017.....................     100     12      4      0      0     100     12      4      0      0
July 2018.....................     100      9      1      0      0     100      9      0      0      0
July 2019.....................     100      7      0      0      0     100      7      0      0      0
July 2020.....................     100      5      0      0      0     100      5      0      0      0
July 2021.....................     100      4      0      0      0     100      4      0      0      0
July 2022.....................     100      1      0      0      0     100      0      0      0      0
July 2023.....................     100      0      0      0      0     100      0      0      0      0
July 2024.....................     100      0      0      0      0     100      0      0      0      0
July 2025.....................     100      0      0      0      0     100      0      0      0      0
July 2026.....................     100      0      0      0      0     100      0      0      0      0
July 2027.....................     100      0      0      0      0     100      0      0      0      0
July 2028.....................      98      0      0      0      0      98      0      0      0      0
July 2029.....................      88      0      0      0      0      88      0      0      0      0
July 2030.....................      76      0      0      0      0      76      0      0      0      0
July 2031.....................      63      0      0      0      0      63      0      0      0      0
July 2032.....................      49      0      0      0      0      49      0      0      0      0
July 2033.....................      34      0      0      0      0      34      0      0      0      0
July 2034.....................      16      0      0      0      0      16      0      0      0      0
July 2035.....................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity (years)(2)........   26.79   7.09   5.48   4.95   5.19   26.79   7.07   5.42   4.76   4.64
Weighted Average Life to
   Call (years)(2)(3).........   26.68   6.43   4.95   4.55   4.51   26.68   6.43   4.91   4.37   4.33


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)  Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-139

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)



                                             CLASS M-4                           CLASS M-5
       DISTRIBUTION DATE                PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
------------------------------   ---------------------------------   ---------------------------------
                                   I      II     III    IV      V      I      II     III    IV      V
                                 -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100    100    100    100    100     100    100    100    100    100
July 2006.....................     100    100    100    100    100     100    100    100    100    100
July 2007.....................     100    100    100    100    100     100    100    100    100    100
July 2008.....................     100    100    100    100    100     100    100    100    100    100
July 2009.....................     100     79     56     38     38     100     79     56     38     25
July 2010.....................     100     63     40     25     15     100     63     40     25     15
July 2011.....................     100     49     29     16      9     100     49     29     16      9
July 2012.....................     100     39     21     11      5     100     39     21     11      5
July 2013.....................     100     31     15      7      0     100     31     15      7      0
July 2014.....................     100     24     11      5      0     100     24     11      2      0
July 2015.....................     100     19      8      0      0     100     19      8      0      0
July 2016.....................     100     15      6      0      0     100     15      6      0      0
July 2017.....................     100     12      2      0      0     100     12      0      0      0
July 2018.....................     100      9      0      0      0     100      9      0      0      0
July 2019.....................     100      7      0      0      0     100      7      0      0      0
July 2020.....................     100      5      0      0      0     100      4      0      0      0
July 2021.....................     100      0      0      0      0     100      0      0      0      0
July 2022.....................     100      0      0      0      0     100      0      0      0      0
July 2023.....................     100      0      0      0      0     100      0      0      0      0
July 2024.....................     100      0      0      0      0     100      0      0      0      0
July 2025.....................     100      0      0      0      0     100      0      0      0      0
July 2026.....................     100      0      0      0      0     100      0      0      0      0
July 2027.....................     100      0      0      0      0     100      0      0      0      0
July 2028.....................      98      0      0      0      0      98      0      0      0      0
July 2029.....................      88      0      0      0      0      88      0      0      0      0
July 2030.....................      76      0      0      0      0      76      0      0      0      0
July 2031.....................      63      0      0      0      0      63      0      0      0      0
July 2032.....................      49      0      0      0      0      49      0      0      0      0
July 2033.....................      34      0      0      0      0      34      0      0      0      0
July 2034.....................      16      0      0      0      0      16      0      0      0      0
July 2035.....................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity (years)(2)........   26.79   7.05   5.38   4.65   4.39   26.79   7.02   5.35   4.56   4.22
Weighted Average Life to
   Call (years)(2)(3).........   26.68   6.43   4.89   4.27   4.09   26.68   6.43   4.87   4.20   3.93


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)  Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-140

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)



                                             CLASS M-6                             CLASS B-1
       DISTRIBUTION DATE                PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
------------------------------   ---------------------------------   ---------------------------------
                                   I      II     III    IV      V      I      II     III    IV      V
                                 -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage ...........     100    100    100    100    100     100    100    100    100    100
July 2006 ....................     100    100    100    100    100     100    100    100    100    100
July 2007 ....................     100    100    100    100    100     100    100    100    100    100
July 2008 ....................     100    100    100    100    100     100    100    100    100    100
July 2009 ....................     100     79     56     38     25     100     79     56     38     25
July 2010 ....................     100     63     40     25     15     100     63     40     25     15
July 2011 ....................     100     49     29     16      9     100     49     29     16      9
July 2012 ....................     100     39     21     11      0     100     39     21     11      0
July 2013 ....................     100     31     15      7      0     100     31     15      4      0
July 2014 ....................     100     24     11      0      0     100     24     11      0      0
July 2015 ....................     100     19      8      0      0     100     19      8      0      0
July 2016 ....................     100     15      3      0      0     100     15      0      0      0
July 2017 ....................     100     12      0      0      0     100     12      0      0      0
July 2018 ....................     100      9      0      0      0     100      9      0      0      0
July 2019 ....................     100      7      0      0      0     100      4      0      0      0
July 2020 ....................     100      0      0      0      0     100      0      0      0      0
July 2021 ....................     100      0      0      0      0     100      0      0      0      0
July 2022 ....................     100      0      0      0      0     100      0      0      0      0
July 2023 ....................     100      0      0      0      0     100      0      0      0      0
July 2024 ....................     100      0      0      0      0     100      0      0      0      0
July 2025 ....................     100      0      0      0      0     100      0      0      0      0
July 2026 ....................     100      0      0      0      0     100      0      0      0      0
July 2027 ....................     100      0      0      0      0     100      0      0      0      0
July 2028 ....................      98      0      0      0      0      98      0      0      0      0
July 2029 ....................      88      0      0      0      0      88      0      0      0      0
July 2030 ....................      76      0      0      0      0      76      0      0      0      0
July 2031 ....................      63      0      0      0      0      63      0      0      0      0
July 2032 ....................      49      0      0      0      0      49      0      0      0      0
July 2033 ....................      34      0      0      0      0      34      0      0      0      0
July 2034 ....................      16      0      0      0      0      16      0      0      0      0
July 2035 ....................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity (years)(2) .......   26.79   7.00   5.30   4.49   4.08   26.78   6.96   5.25   4.41   3.96
Weighted Average Life to
   Call (years)(2)(3) ........   26.68   6.43   4.86   4.15   3.81   26.68   6.43   4.85   4.10   3.72


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)  Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-141

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)



                                            CLASS B-2                             CLASS B-3
       DISTRIBUTION DATE                PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
------------------------------   ---------------------------------   ---------------------------------
                                   I      II     III    IV      V      I      II     III    IV      V
                                 -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage............     100    100    100    100    100     100    100    100    100    100
July 2006.....................     100    100    100    100    100     100    100    100    100    100
July 2007.....................     100    100    100    100    100     100    100    100    100    100
July 2008.....................     100    100    100    100    100     100    100    100    100    100
July 2009.....................     100     79     56     38     25     100     79     56     38     25
July 2010.....................     100     63     40     25     15     100     63     40     25     15
July 2011.....................     100     49     29     16      5     100     49     29     16      0
July 2012.....................     100     39     21     11      0     100     39     21      5      0
July 2013.....................     100     31     15      0      0     100     31     15      0      0
July 2014.....................     100     24     11      0      0     100     24      6      0      0
July 2015.....................     100     19      1      0      0     100     19      0      0      0
July 2016.....................     100     15      0      0      0     100     15      0      0      0
July 2017.....................     100     12      0      0      0     100      9      0      0      0
July 2018.....................     100      6      0      0      0     100      0      0      0      0
July 2019.....................     100      0      0      0      0     100      0      0      0      0
July 2020.....................     100      0      0      0      0     100      0      0      0      0
July 2021.....................     100      0      0      0      0     100      0      0      0      0
July 2022.....................     100      0      0      0      0     100      0      0      0      0
July 2023.....................     100      0      0      0      0     100      0      0      0      0
July 2024.....................     100      0      0      0      0     100      0      0      0      0
July 2025.....................     100      0      0      0      0     100      0      0      0      0
July 2026.....................     100      0      0      0      0     100      0      0      0      0
July 2027.....................     100      0      0      0      0     100      0      0      0      0
July 2028.....................      98      0      0      0      0      98      0      0      0      0
July 2029.....................      88      0      0      0      0      88      0      0      0      0
July 2030.....................      76      0      0      0      0      76      0      0      0      0
July 2031.....................      63      0      0      0      0      63      0      0      0      0
July 2032.....................      49      0      0      0      0      49      0      0      0      0
July 2033.....................      34      0      0      0      0      34      0      0      0      0
July 2034.....................      16      0      0      0      0      16      0      0      0      0
July 2035.....................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life to
   Maturity (years)(2)........   26.77   6.89   5.19   4.34   3.86   26.76   6.80   5.12   4.26   3.76
Weighted Average Life to
   Call (years)(2)(3).........   26.68   6.43   4.84   4.07   3.64   26.68   6.43   4.84   4.05   3.59


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)  Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

                                      S-142

HYPOTHETICAL AVAILABLE FUNDS AND SUPPLEMENTAL INTEREST RATE CAP TABLE

     Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed rate or adjustable rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans and that
One-Month LIBOR and the Loan Index each remain constant at 20% and that the 10%
optional clean-up call is not exercised, the following table indicates the
Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                                      S-143

                         SCHEDULE OF AVAILABLE FUNDS AND
              SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)(2)



              CLASS A-1SS  CLASS A-1MZ  CLASS A-2A  CLASS A-2B  CLASS A-2C  CLASS M-1   CLASS M-2   CLASS M-3   CLASS M-4
DISTRIBUTION    CAP (%)      CAP (%)      CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)
    DATE       ACTUAL/360   ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360
------------  -----------  -----------  ----------  ----------  ----------  ----------  ----------  ----------  ------------

Closing Date       --            --          --          --          --          --          --          --          --
8/25/2005        9.20          9.20        9.19        9.19        9.19        8.50        8.50        8.50        8.50
9/25/2005       10.00         10.00        9.98        9.98        9.98        9.24        9.24        9.24        9.24
10/25/2005      10.24         10.24       10.22       10.22       10.22        9.46        9.46        9.46        9.46
11/25/2005      10.03         10.03       10.01       10.01       10.01        9.25        9.25        9.25        9.25
12/25/2005      10.28         10.28       10.26       10.26       10.26        9.47        9.47        9.47        9.47
1/25/2006       10.06         10.06       10.04       10.04       10.04        9.25        9.25        9.25        9.25
2/25/2006       10.08         10.08       10.06       10.06       10.06        9.26        9.26        9.26        9.26
3/25/2006       10.84         10.84       10.82       10.82       10.82        9.96        9.96        9.96        9.96
4/25/2006       10.11         10.11       10.09       10.09       10.09        9.26        9.26        9.26        9.26
5/25/2006       10.36         10.36       10.20       10.20       10.20        9.48        9.48        9.48        9.48
6/25/2006       10.10         10.10        9.98        9.98        9.98        9.26        9.26        9.26        9.26
7/25/2006       10.35         10.35       10.24       10.24       10.24        9.48        9.48        9.48        9.48
8/25/2006       10.14         10.14       10.02       10.02       10.02        9.27        9.27        9.27        9.27
9/25/2006       10.16         10.16       10.04       10.04       10.04        9.27        9.27        9.27        9.27
10/25/2006      10.42         10.42       10.30       10.30       10.30        9.49        9.49        9.49        9.49
11/25/2006      10.21         10.21        9.99        9.99        9.99        9.27        9.27        9.27        9.27
12/25/2006      10.22         10.22       10.25       10.25       10.25        9.49        9.49        9.49        9.49
1/25/2007       10.01         10.01       10.04       10.04       10.04        9.27        9.27        9.27        9.27
2/25/2007       10.04         10.04       10.07       10.07       10.07        9.27        9.27        9.27        9.27
3/25/2007       10.84         10.84       10.87       10.87       10.87        9.98        9.98        9.98        9.98
4/25/2007       10.27         10.27       10.26       10.26       10.26        9.41        9.41        9.41        9.41
5/25/2007       12.02         12.02        9.99        9.99        9.99        9.36        9.36        9.36        9.36
6/25/2007       10.02         10.02       10.11       10.11       10.11        9.51        9.51        9.51        9.51
7/25/2007       10.40         10.40       10.52       10.52       10.52        9.82        9.82        9.82        9.82
8/25/2007       10.13         10.13       10.25       10.25       10.25        9.54        9.54        9.54        9.54
9/25/2007       10.18         10.18       10.31       10.31       10.31        9.54        9.54        9.54        9.54
10/25/2007      10.11         10.11          --       10.11       10.11        9.89        9.89        9.89        9.89
11/25/2007      10.50         10.50          --       10.62       10.62        9.59        9.59        9.59        9.59
12/25/2007      11.13         11.13          --       11.19       11.19       10.04       10.04       10.04       10.04
1/25/2008       10.85         10.85          --       10.92       10.92        9.73        9.73        9.73        9.73
2/25/2008       10.93         10.93          --       11.00       11.00        9.73        9.73        9.73        9.73
3/25/2008       11.78         11.78          --       11.85       11.85       10.38       10.38       10.38       10.38
4/25/2008       11.24         11.24          --       11.29       11.29        9.82        9.82        9.82        9.82
5/25/2008       12.56         12.56          --       12.70       12.70       10.47       10.47       10.47       10.47
6/25/2008       12.49         12.49          --       12.56       12.56       10.28       10.28       10.28       10.28
7/25/2008       13.05         13.05          --       13.14       13.14       10.63       10.63       10.63       10.63
8/25/2008       84.53         84.53          --       84.61       84.61       10.29       10.29       10.29       10.29
9/25/2008       17.82         17.82          --       17.90       17.90       10.29       10.29       10.29       10.29
10/25/2008      18.29         18.29          --       18.36       18.36       10.70       10.70       10.70       10.70
11/25/2008      18.20         18.20          --       18.37       18.37       11.00       11.00       11.00       11.00
12/25/2008      18.81         18.81          --       18.92       18.92       11.51       11.51       11.51       11.51
1/25/2009       18.02         18.02          --       18.14       18.14       11.14       11.14       11.14       11.14
2/25/2009       17.83         17.83          --       17.95       17.95       11.14       11.14       11.14       11.14
3/25/2009       19.54         19.54          --       19.67       19.67       12.33       12.33       12.33       12.33
4/25/2009       17.50         17.50          --       17.62       17.62       11.15       11.15       11.15       11.15
5/25/2009       18.17         18.17          --       18.34       18.34       11.78       11.78       11.78       11.78
6/25/2009       17.43         17.43          --       17.60       17.60       11.41       11.41       11.41       11.41
7/25/2009       17.99         17.99          --       18.16       18.16       11.79       11.79       11.79       11.79
8/25/2009       17.40         17.40          --       17.57       17.57       11.40       11.40       11.40       11.40

              CLASS M-5   CLASS M-6   CLASS B-1   CLASS B-2   CLASS B-3
DISTRIBUTION    CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)
    DATE      ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360
------------  ----------  ----------  ----------  ----------  ----------

Closing Date       --           --          --         --          --
8/25/2005        8.50         8.50        8.50       8.50        8.50
9/25/2005        9.24         9.24        9.24       9.24        9.24
10/25/2005       9.46         9.46        9.46       9.46        9.46
11/25/2005       9.25         9.25        9.25       9.25        9.25
12/25/2005       9.47         9.47        9.47       9.47        9.47
1/25/2006        9.25         9.25        9.25       9.25        9.25
2/25/2006        9.26         9.26        9.26       9.26        9.26
3/25/2006        9.96         9.96        9.96       9.96        9.96
4/25/2006        9.26         9.26        9.26       9.26        9.26
5/25/2006        9.48         9.48        9.48       9.48        9.48
6/25/2006        9.26         9.26        9.26       9.26        9.26
7/25/2006        9.48         9.48        9.48       9.48        9.48
8/25/2006        9.27         9.27        9.27       9.27        9.27
9/25/2006        9.27         9.27        9.27       9.27        9.27
10/25/2006       9.49         9.49        9.49       9.49        9.49
11/25/2006       9.27         9.27        9.27       9.27        9.27
12/25/2006       9.49         9.49        9.49       9.49        9.49
1/25/2007        9.27         9.27        9.27       9.27        9.27
2/25/2007        9.27         9.27        9.27       9.27        9.27
3/25/2007        9.98         9.98        9.98       9.98        9.98
4/25/2007        9.41         9.41        9.41       9.41        9.41
5/25/2007        9.36         9.36        9.36       9.36        9.36
6/25/2007        9.51         9.51        9.51       9.51        9.51
7/25/2007        9.82         9.82        9.82       9.82        9.82
8/25/2007        9.54         9.54        9.54       9.54        9.54
9/25/2007        9.54         9.54        9.54       9.54        9.54
10/25/2007       9.89         9.89        9.89       9.89        9.89
11/25/2007       9.59         9.59        9.59       9.59        9.59
12/25/2007      10.04        10.04       10.04      10.04       10.04
1/25/2008        9.73         9.73        9.73       9.73        9.73
2/25/2008        9.73         9.73        9.73       9.73        9.73
3/25/2008       10.38        10.38       10.38      10.38       10.38
4/25/2008        9.82         9.82        9.82       9.82        9.82
5/25/2008       10.47        10.47       10.47      10.47       10.47
6/25/2008       10.28        10.28       10.28      10.28       10.28
7/25/2008       10.63        10.63       10.63      10.63       10.63
8/25/2008       10.29        10.29       10.29      10.29       10.29
9/25/2008       10.29        10.29       10.29      10.29       10.29
10/25/2008      10.70        10.70       10.70      10.70       10.70
11/25/2008      11.00        11.00       11.00      11.00       11.00
12/25/2008      11.51        11.51       11.51      11.51       11.51
1/25/2009       11.14        11.14       11.14      11.14       11.14
2/25/2009       11.14        11.14       11.14      11.14       11.14
3/25/2009       12.33        12.33       12.33      12.33       12.33
4/25/2009       11.15        11.15       11.15      11.15       11.15
5/25/2009       11.78        11.78       11.78      11.78       11.78
6/25/2009       11.41        11.41       11.41      11.41       11.41
7/25/2009       11.79        11.79       11.79      11.79       11.79
8/25/2009       11.40        11.40       11.40      11.40       11.40


                                      S-144



                                                       CLASS
              CLASS A-1SS  CLASS A-1MZ  CLASS A-2A     A-2B     CLASS A-2C   CLASS M-1   CLASS M-2
DISTRIBUTION    CAP (%)      CAP (%)      CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)
    DATE       ACTUAL/360   ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360
------------  -----------  -----------  ----------  ----------  ----------  ----------  ----------

9/25/2009        17.40        17.40         --         17.57       17.57      11.40        11.40
10/25/2009       17.99        17.99         --         18.16       18.16      11.79        11.79
11/25/2009       17.44        17.44         --         17.61       17.61      11.44        11.44
12/25/2009       18.03        18.03         --         18.19       18.19      11.82        11.82
1/25/2010        17.44        17.44         --         17.60       17.60      11.43        11.43
2/25/2010        17.44        17.44         --         17.60       17.60      11.43        11.43
3/25/2010        19.30        19.30         --         19.48       19.48      12.65        12.65
4/25/2010        17.46        17.46         --         17.67       17.67      11.47        11.47
5/25/2010        18.06        18.06         --          --         18.30      11.87        11.87
6/25/2010        17.48        17.48         --          --         17.71      11.49        11.49
7/25/2010        18.06        18.06         --          --         18.30      11.87        11.87
8/25/2010        17.47        17.47         --          --         17.70      11.48        11.48
9/25/2010        17.47        17.47         --          --         17.70      11.48        11.48
10/25/2010       18.05        18.05         --          --         18.31      11.87        11.87
11/25/2010       17.47        17.47         --          --         17.72      11.48        11.48
12/25/2010       18.05        18.05         --          --         18.31      11.86        11.86
1/25/2011        17.46        17.46         --          --         17.72      11.48        11.48
2/25/2011        17.46        17.46         --          --         17.71      11.47        11.47
3/25/2011        19.32        19.32         --          --         19.61      12.70        12.70
4/25/2011        17.46        17.46         --          --         17.72      11.48        11.48
5/25/2011        18.04        18.04         --          --         18.32      11.86        11.86
6/25/2011        17.45        17.45         --          --         17.72      11.48        11.48
7/25/2011        18.03        18.03         --          --         18.31      11.85        11.85
8/25/2011        17.44        17.44         --          --         17.72      11.47        11.47
9/25/2011        17.44        17.44         --          --         17.71      11.46        11.46
10/25/2011       18.02        18.02         --          --         18.31      11.85        11.85
11/25/2011       17.43        17.43         --          --         17.72      11.46        11.46
12/25/2011       18.01        18.01         --          --         18.31      11.84        11.84
1/25/2012        17.43        17.43         --          --         17.71      11.46        11.46
2/25/2012        17.42        17.42         --          --         17.71      11.45        11.45
3/25/2012        18.62        18.62         --          --         18.93      12.24        12.24
4/25/2012        17.41        17.41         --          --         17.70      11.45        11.45
5/25/2012        17.99        17.99         --          --         18.29      11.83        11.83
6/25/2012        17.41        17.41         --          --         17.70      11.44        11.44
7/25/2012        17.98        17.98         --          --         18.29      11.82        11.82
8/25/2012        17.40        17.40         --          --         17.69      11.43        11.43
9/25/2012        17.40        17.40         --          --         17.69      11.43        11.43
10/25/2012       17.97        17.97         --          --         18.28      11.81        11.81
11/25/2012       17.39        17.39         --          --         17.68      11.42        11.42
12/25/2012       17.96        17.96         --          --         18.27      11.80        11.80
1/25/2013        17.38        17.38         --          --         17.68      11.41        11.41
2/25/2013        17.38        17.38         --          --         17.67      11.41        11.41
3/25/2013        19.23        19.23         --          --         19.56      12.63        12.63
4/25/2013        17.37        17.37         --          --         17.66      11.40        11.40
5/25/2013        17.94        17.94         --          --         18.25      11.78        11.78
6/25/2013        17.36        17.36         --          --         17.66      11.39        11.39
7/25/2013        17.93        17.93         --          --         18.24      11.77        11.77
8/25/2013        17.35        17.35         --          --         17.65      11.38        11.38
9/25/2013        17.35        17.35         --          --         17.65      11.38        11.38
10/25/2013       17.92        17.92         --          --         18.23      11.76        11.76
11/25/2013       17.34        17.34         --          --         17.64      11.37        11.37
12/25/2013       17.91        17.91         --          --         18.23      11.75        11.75
1/25/2014        17.33        17.33         --          --         17.63      11.36        11.36
2/25/2014        17.33        17.33         --          --         17.63      11.36        11.36
3/25/2014        19.18        19.18         --          --         19.52      12.57        12.57
4/25/2014        14.29        14.29         --          --         14.60      11.35        11.35

               CLASS M-3   CLASS M-4   CLASS M-5   CLASS M-6   CLASS B-1  CLASS B-2    CLASS B-3
DISTRIBUTION    CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)
    DATE      ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

9/25/2009        11.40       11.40       11.40      11.40        11.40       11.40       11.40
10/25/2009       11.79       11.79       11.79      11.79        11.79       11.79       11.79
11/25/2009       11.44       11.44       11.44      11.44        11.44       11.44       11.44
12/25/2009       11.82       11.82       11.82      11.82        11.82       11.82       11.82
1/25/2010        11.43       11.43       11.43      11.43        11.43       11.43       11.43
2/25/2010        11.43       11.43       11.43      11.43        11.43       11.43       11.43
3/25/2010        12.65       12.65       12.65      12.65        12.65       12.65       12.65
4/25/2010        11.47       11.47       11.47      11.47        11.47       11.47       11.47
5/25/2010        11.87       11.87       11.87      11.87        11.87       11.87       11.87
6/25/2010        11.49       11.49       11.49      11.49        11.49       11.49       11.49
7/25/2010        11.87       11.87       11.87      11.87        11.87       11.87       11.87
8/25/2010        11.48       11.48       11.48      11.48        11.48       11.48       11.48
9/25/2010        11.48       11.48       11.48      11.48        11.48       11.48       11.48
10/25/2010       11.87       11.87       11.87      11.87        11.87       11.87       11.87
11/25/2010       11.48       11.48       11.48      11.48        11.48       11.48       11.48
12/25/2010       11.86       11.86       11.86      11.86        11.86       11.86       11.86
1/25/2011        11.48       11.48       11.48      11.48        11.48       11.48       11.48
2/25/2011        11.47       11.47       11.47      11.47        11.47       11.47       11.47
3/25/2011        12.70       12.70       12.70      12.70        12.70       12.70       12.70
4/25/2011        11.48       11.48       11.48      11.48        11.48       11.48       11.48
5/25/2011        11.86       11.86       11.86      11.86        11.86       11.86       11.86
6/25/2011        11.48       11.48       11.48      11.48        11.48       11.48       11.48
7/25/2011        11.85       11.85       11.85      11.85        11.85       11.85       11.85
8/25/2011        11.47       11.47       11.47      11.47        11.47       11.47       11.47
9/25/2011        11.46       11.46       11.46      11.46        11.46       11.46       11.46
10/25/2011       11.85       11.85       11.85      11.85        11.85       11.85       11.85
11/25/2011       11.46       11.46       11.46      11.46        11.46       11.46       11.46
12/25/2011       11.84       11.84       11.84      11.84        11.84       11.84       11.84
1/25/2012        11.46       11.46       11.46      11.46        11.46       11.46       11.46
2/25/2012        11.45       11.45       11.45      11.45        11.45       11.45       11.45
3/25/2012        12.24       12.24       12.24      12.24        12.24       12.24       12.24
4/25/2012        11.45       11.45       11.45      11.45        11.45       11.45       11.45
5/25/2012        11.83       11.83       11.83      11.83        11.83       11.83       11.83
6/25/2012        11.44       11.44       11.44      11.44        11.44       11.44       11.44
7/25/2012        11.82       11.82       11.82      11.82        11.82       11.82       11.82
8/25/2012        11.43       11.43       11.43      11.43        11.43       11.43       11.43
9/25/2012        11.43       11.43       11.43      11.43        11.43       11.43       11.43
10/25/2012       11.81       11.81       11.81      11.81        11.81       11.81       11.81
11/25/2012       11.42       11.42       11.42      11.42        11.42       11.42       11.42
12/25/2012       11.80       11.80       11.80      11.80        11.80       11.80       11.80
1/25/2013        11.41       11.41       11.41      11.41        11.41       11.41       11.41
2/25/2013        11.41       11.41       11.41      11.41        11.41       11.41       11.41
3/25/2013        12.63       12.63       12.63      12.63        12.63       12.63       12.63
4/25/2013        11.40       11.40       11.40      11.40        11.40       11.40       11.40
5/25/2013        11.78       11.78       11.78      11.78        11.78       11.78       11.78
6/25/2013        11.39       11.39       11.39      11.39        11.39       11.39       11.39
7/25/2013        11.77       11.77       11.77      11.77        11.77       11.77       11.77
8/25/2013        11.38       11.38       11.38      11.38        11.38       11.38       11.38
9/25/2013        11.38       11.38       11.38      11.38        11.38       11.38       11.38
10/25/2013       11.76       11.76       11.76      11.76        11.76       11.76       11.76
11/25/2013       11.37       11.37       11.37      11.37        11.37       11.37       11.37
12/25/2013       11.75       11.75       11.75      11.75        11.75       11.75       11.75
1/25/2014        11.36       11.36       11.36      11.36        11.36       11.36       11.36
2/25/2014        11.36       11.36       11.36      11.36        11.36       11.36       11.36
3/25/2014        12.57       12.57       12.57      12.57        12.57       12.57       12.57
4/25/2014        11.35       11.35       11.35      11.35        11.35       11.35       11.35


                                      S-145



              CLASS A-1SS  CLASS A-1MZ  CLASS A-2A  CLASS A-2B  CLASS A-2C   CLASS M-1   CLASS M-2
DISTRIBUTION    CAP (%)      CAP (%)      CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)
    DATE       ACTUAL/360   ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360
------------  -----------  -----------  ----------  ----------  ----------  ----------  ----------

5/25/2014         13.29       13.29         --          --         13.61       11.73       11.73
6/25/2014         12.91       12.91         --          --         13.21       11.34       11.34
7/25/2014         13.38       13.38         --          --         13.70       11.72       11.72
8/25/2014         12.99       12.99         --          --         13.30       11.34       11.34
9/25/2014         13.04       13.04         --          --         13.34       11.33       11.33
10/25/2014        13.52       13.52         --          --         13.84       11.70       11.70
11/25/2014        13.13       13.13         --          --         13.44       11.32       11.32
12/25/2014        13.62       13.62         --          --         13.94       11.70       11.70
1/25/2015         13.23       13.23         --          --         13.54       11.31       11.31
2/25/2015         13.28       13.28         --          --         13.59       11.31       11.31
3/25/2015         14.76       14.76         --          --         15.11       12.52       12.52
4/25/2015         13.39       13.39         --          --         13.70       11.30       11.30
5/25/2015         13.89       13.89         --          --         14.22       11.67       11.67
6/25/2015         13.51       13.51         --          --         13.82       11.29       11.29
7/25/2015         14.02       14.02         --          --         14.34       11.67       11.67
8/25/2015         13.63       13.63         --          --         13.94       11.29       11.29
9/25/2015         13.69       13.69         --          --         14.00       11.28       11.28
10/25/2015        14.21       14.21         --          --         14.54       11.65       11.65
11/25/2015        13.82       13.82         --          --         14.14       11.27       11.27
12/25/2015        14.36       14.36         --          --         14.68       11.65       11.65
1/25/2016         13.96       13.96         --          --         14.28       11.27       11.27
2/25/2016         14.04       14.04         --          --         14.35       11.26       11.26
3/25/2016         15.09       15.09         --          --         15.42       12.03       12.03
4/25/2016         14.19       14.19         --          --         14.51       11.25       11.25
5/25/2016         14.75       14.75         --          --         15.07       11.62       11.62
6/25/2016         14.35       14.35         --          --         14.67       11.24       11.24
7/25/2016         14.92       14.92         --          --         15.25       11.62       11.62
8/25/2016         14.53       14.53         --          --         14.84       11.24       11.24
9/25/2016         14.61       14.61         --          --         14.93       11.23       11.23
10/25/2016        15.20       15.20         --          --         15.53       11.60       11.60
11/25/2016        14.80       14.80         --          --         15.12       11.22       11.22
12/25/2016        15.40       15.40         --          --         15.73       11.59       11.59
1/25/2017         15.00       15.00         --          --         15.32       11.22       11.22
2/25/2017         15.10       15.10         --          --         15.42       11.21       11.21
3/25/2017         16.84       16.84         --          --         17.20       12.41       12.41
4/25/2017         15.32       15.32         --          --         15.64       11.20       11.20
5/25/2017         15.95       15.95         --          --         16.28       11.57       11.57
6/25/2017         15.55       15.55         --          --         15.87       11.20       11.20
7/25/2017         16.19       16.19         --          --         16.52       11.56       11.56
8/25/2017         15.79       15.79         --          --         16.11       11.19       11.19
9/25/2017         15.92       15.92         --          --         16.24       11.18       11.18
10/25/2017        16.58       16.58         --          --         16.92       11.55       11.55
11/25/2017        16.18       16.18         --          --         16.50       11.17       11.17
12/25/2017        16.86       16.86         --          --         17.20       11.54       11.54
1/25/2018         16.46       16.46         --          --         16.78       11.17       11.17
2/25/2018         16.61       16.61         --          --         16.93       11.16       11.16
3/25/2018         18.55       18.55         --          --         18.91       12.35       12.35
4/25/2018         16.91       16.91         --          --         17.23       11.15       11.15
5/25/2018         17.64       17.64         --          --         17.97       11.52       11.52
6/25/2018         17.23       17.23         --          --         17.56       11.15       11.15
7/25/2018         17.98       17.98         --          --         18.32       11.51       11.51
8/25/2018         17.57       17.57         --          --         17.90       11.14       11.14
9/25/2018         17.75       17.75         --          --         18.08       11.13       11.13
10/25/2018        18.53       18.53         --          --         18.87       11.50       11.50
11/25/2018        18.12       18.12         --          --         18.45       11.13       11.13
12/25/2018        18.92       18.92         --          --         19.26       11.49          --

               CLASS M-3   CLASS M-4   CLASS M-5   CLASS M-6   CLASS B-1   CLASS B-2   CLASS B-3
DISTRIBUTION    CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)
    DATE      ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

5/25/2014        11.73       11.73       11.73       11.73       11.73       11.73       11.73
6/25/2014        11.34       11.34       11.34       11.34       11.34       11.34       11.34
7/25/2014        11.72       11.72       11.72       11.72       11.72       11.72       11.72
8/25/2014        11.34       11.34       11.34       11.34       11.34       11.34       11.34
9/25/2014        11.33       11.33       11.33       11.33       11.33       11.33       11.33
10/25/2014       11.70       11.70       11.70       11.70       11.70       11.70       11.70
11/25/2014       11.32       11.32       11.32       11.32       11.32       11.32       11.32
12/25/2014       11.70       11.70       11.70       11.70       11.70       11.70       11.70
1/25/2015        11.31       11.31       11.31       11.31       11.31       11.31       11.31
2/25/2015        11.31       11.31       11.31       11.31       11.31       11.31          --
3/25/2015        12.52       12.52       12.52       12.52       12.52       12.52          --
4/25/2015        11.30       11.30       11.30       11.30       11.30       11.30          --
5/25/2015        11.67       11.67       11.67       11.67       11.67       11.67          --
6/25/2015        11.29       11.29       11.29       11.29       11.29       11.29          --
7/25/2015        11.67       11.67       11.67       11.67       11.67       11.67          --
8/25/2015        11.29       11.29       11.29       11.29       11.29       11.29          --
9/25/2015        11.28       11.28       11.28       11.28       11.28       11.28          --
10/25/2015       11.65       11.65       11.65       11.65       11.65          --          --
11/25/2015       11.27       11.27       11.27       11.27       11.27          --          --
12/25/2015       11.65       11.65       11.65       11.65       11.65          --          --
1/25/2016        11.27       11.27       11.27       11.27       11.27          --          --
2/25/2016        11.26       11.26       11.26       11.26       11.26          --          --
3/25/2016        12.03       12.03       12.03       12.03       12.03          --          --
4/25/2016        11.25       11.25       11.25       11.25       11.25          --          --
5/25/2016        11.62       11.62       11.62       11.62       11.62          --          --
6/25/2016        11.24       11.24       11.24       11.24          --          --          --
7/25/2016        11.62       11.62       11.62       11.62          --          --          --
8/25/2016        11.24       11.24       11.24       11.24          --          --          --
9/25/2016        11.23       11.23       11.23       11.23          --          --          --
10/25/2016       11.60       11.60       11.60       11.60          --          --          --
11/25/2016       11.22       11.22       11.22       11.22          --          --          --
12/25/2016       11.59       11.59       11.59       11.59          --          --          --
1/25/2017        11.22       11.22       11.22          --          --          --          --
2/25/2017        11.21       11.21       11.21          --          --          --          --
3/25/2017        12.41       12.41       12.41          --          --          --          --
4/25/2017        11.20       11.20       11.20          --          --          --          --
5/25/2017        11.57       11.57       11.57          --          --          --          --
6/25/2017        11.20       11.20       11.20          --          --          --          --
7/25/2017        11.56       11.56          --          --          --          --          --
8/25/2017        11.19       11.19          --          --          --          --          --
9/25/2017        11.18       11.18          --          --          --          --          --
10/25/2017       11.55       11.55          --          --          --          --          --
11/25/2017       11.17       11.17          --          --          --          --          --
12/25/2017       11.54          --          --          --          --          --          --
1/25/2018        11.17          --          --          --          --          --          --
2/25/2018        11.16          --          --          --          --          --          --
3/25/2018        12.35          --          --          --          --          --          --
4/25/2018        11.15          --          --          --          --          --          --
5/25/2018           --          --          --          --          --          --          --
6/25/2018           --          --          --          --          --          --          --
7/25/2018           --          --          --          --          --          --          --
8/25/2018           --          --          --          --          --          --          --
9/25/2018           --          --          --          --          --          --          --
10/25/2018          --          --          --          --          --          --          --
11/25/2018          --          --          --          --          --          --          --
12/25/2018          --          --          --          --          --          --          --


                                     S-146



              CLASS A-1SS  CLASS A-1MZ  CLASS A-2A  CLASS A-2B  CLASS A-2C   CLASS M-1   CLASS M-2
DISTRIBUTION    CAP (%)      CAP (%)      CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)
    DATE       ACTUAL/360   ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360
------------  -----------  -----------  ----------  ----------  ----------  ----------  ----------

1/25/2019         18.51       18.51         --          --         18.84       11.12        --
2/25/2019         18.72       18.72         --          --         19.05       11.11        --
3/25/2019         20.95       20.95         --          --         21.32       12.30        --
4/25/2019         19.14       19.14         --          --         19.47       11.11        --
5/25/2019         20.01       20.01         --          --         20.35       11.47        --
6/25/2019         19.60       19.60         --          --         19.93       11.10        --
7/25/2019         20.57       20.57         --          --         20.92          --        --
8/25/2019         20.37       20.37         --          --         20.70          --        --
9/25/2019         20.86       20.86         --          --         21.20          --        --
10/25/2019        22.11       22.11         --          --         22.46          --        --
11/25/2019        21.98       21.98         --          --         22.32          --        --
12/25/2019        23.37       23.37         --          --         23.71          --        --
1/25/2020         23.31       23.31         --          --         23.64          --        --
2/25/2020         24.06       24.06         --          --         24.40          --        --
3/25/2020         26.62       26.62         --          --         26.98          --        --
4/25/2020         26.14       26.14         --          --         26.48          --        --
5/25/2020         32.45       32.45         --          --         32.83          --        --
6/25/2020         33.27       33.27         --          --         33.64          --        --
7/25/2020         36.44       36.44         --          --         36.83          --        --
8/25/2020         37.58       37.58         --          --         37.96          --        --
9/25/2020         40.31       40.31         --          --         40.68          --        --
10/25/2020        45.01       45.01         --          --         45.40          --        --
11/25/2020        47.51       47.51         --          --         47.89          --        --
12/25/2020        54.14       54.14         --          --            --          --        --
1/25/2021         58.57       58.57         --          --            --          --        --
2/25/2021         66.67       66.67         --          --            --          --        --
3/25/2021         86.08       86.08         --          --            --          --        --
4/25/2021         93.82       93.82         --          --            --          --        --
5/25/2021        123.19      123.19         --          --            --          --        --
6/25/2021        165.32      165.32         --          --            --          --        --
7/25/2021        284.08      284.08         --          --            --          --        --
8/25/2021             *          **         --          --            --          --        --
9/25/2021            --          --         --          --            --          --        --

               CLASS M-3   CLASS M-4   CLASS M-5   CLASS M-6   CLASS B-1   CLASS B-2   CLASS B-3
DISTRIBUTION    CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)     CAP (%)
    DATE      ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360  ACTUAL/360
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

1/25/2019         --          --          --          --          --          --          --
2/25/2019         --          --          --          --          --          --          --
3/25/2019         --          --          --          --          --          --          --
4/25/2019         --          --          --          --          --          --          --
5/25/2019         --          --          --          --          --          --          --
6/25/2019         --          --          --          --          --          --          --
7/25/2019         --          --          --          --          --          --          --
8/25/2019         --          --          --          --          --          --          --
9/25/2019         --          --          --          --          --          --          --
10/25/2019        --          --          --          --          --          --          --
11/25/2019        --          --          --          --          --          --          --
12/25/2019        --          --          --          --          --          --          --
1/25/2020         --          --          --          --          --          --          --
2/25/2020         --          --          --          --          --          --          --
3/25/2020         --          --          --          --          --          --          --
4/25/2020         --          --          --          --          --          --          --
5/25/2020         --          --          --          --          --          --          --
6/25/2020         --          --          --          --          --          --          --
7/25/2020         --          --          --          --          --          --          --
8/25/2020         --          --          --          --          --          --          --
9/25/2020         --          --          --          --          --          --          --
10/25/2020        --          --          --          --          --          --          --
11/25/2020        --          --          --          --          --          --          --
12/25/2020        --          --          --          --          --          --          --
1/25/2021         --          --          --          --          --          --          --
2/25/2021         --          --          --          --          --          --          --
3/25/2021         --          --          --          --          --          --          --
4/25/2021         --          --          --          --          --          --          --
5/25/2021         --          --          --          --          --          --          --
6/25/2021         --          --          --          --          --          --          --
7/25/2021         --          --          --          --          --          --          --
8/25/2021         --          --          --          --          --          --          --
9/25/2021         --          --          --          --          --          --          --


----------
(1)  Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid
     Interest Amounts and Basis Risk CarryForward Amounts divided by the current
     Class Certificate Balance.

(2)  Assumes 100% of prepayment assumption, no losses, One-Month LIBOR of 20%
     and the Loan Index of 20% and that the optional clean-up call is not exercised.

*    On the distribution date in August 2021, Class A-1ss has a beginning balance of approximately $53,443 and is paid approximately $103,467 in interest.

**   On the distribution date in August 2021, Class A-1mz has a beginning balance of approximately $13,361 and is paid approximately $25,867 in interest.

                                     S-147

FINAL SCHEDULED DISTRIBUTION DATE

     The "FINAL SCHEDULED DISTRIBUTION DATE" for each class of Offered
Certificates is the distribution date occurring in July 2035.

     The Final Scheduled Distribution Date for each class of Offered
Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The Final Scheduled Distribution Dates for all classes have been calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan occurs.

     Since the rate of distributions in reduction of the Class Certificate
Balance of each class of Offered Certificates will depend on the rate of payment
(including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the
Final Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See
"--Prepayment Considerations and Risks" and "--Weighted Average Lives of the
Offered Certificates" above in this prospectus supplement and "Yield and
Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The discussion in this section and in the section "Material Federal Income
Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.
References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue
Code of 1986, as amended.

GENERAL

     The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of
Offered Certificates to receive Basis Risk CarryForward Amounts), will comprise a "LOWER TIER REMIC" and an "UPPER TIER REMIC" organized in a two-tiered REMIC structure. Each class of Offered Certificates (exclusive of the right to receive
Basis Risk CarryForward Amounts) represents ownership of a regular interest in the Upper Tier REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper
Tier REMIC. In addition, each class of Offered Certificates will represent a beneficial interest in the right to receive payments of Basis Risk CarryForward
Amounts from the Excess Reserve Fund Account. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Upon the issuance of the Offered Certificates, Cadwalader, Wickersham &
Taft LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Lower
Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

     A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a
"BASIS RISK CONTRACT"), representing the right to receive Basis Risk
CarryForward Amounts from the Excess Reserve Fund Account. A holder of an
Offered Certificate must allocate

                                     S-148

its purchase price for the Offered Certificate between its components - the
REMIC regular interest (the "REGULAR INTEREST") component and the Basis Risk
Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount
("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax
Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in
the prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the
Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Material Federal Income Tax
Consequences--Sale or Exchange."

     Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the
Regular Interest components of the Offered Certificates could be considered to have been issued with OID. See "Material Federal Income Tax
Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in
the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

     The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association", and as "real estate assets" under Section
856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the
Excess Reserve Fund Account, would be so treated. In addition, to the extent the
Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk
Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENT

     As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, each Basis Risk Contract component is expected to have a de minimis value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method
- the level yield or constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of an Offered Certificate.

     Any Basis Risk CarryForward Amounts paid to a holder from the Excess
Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

                                      S-149

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax
Consequences--Administrative Matters" and "--Tax Treatment of Foreign Investors"
in the prospectus.

                              STATE AND LOCAL TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested
(collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley &
Co. Incorporated, one of the underwriters, an administrative exemption
(Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No.
D-8019, 55 Fed. Reg. 20548 (1990)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption
Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption
Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA ELIGIBLE
CERTIFICATES") by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

               (A) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates)
          that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

               (B) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S & P;

               (C) The trustee is not an affiliate of any other member of the
          Restricted Group (as defined below), other than an underwriter:

               (D) The sum of all payments made to and retained by the
          underwriters in connection with the distribution of the ERISA Eligible
          Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the
          ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling
          and

                                      S-150

          servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

               (E) The Plan investing in the ERISA Eligible Certificates is an
          "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of
          1933, as amended.

     Moreover, the Exemption would provide relief from certain
self-dealing/conflict of interest prohibited transactions that may arise when a
Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible
Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than
25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section
3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA)
are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible
Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of
ERISA Eligible Certificates. Assets of a Plan should not be invested in the
ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     None of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended and, as a result, the appropriate characterization of the
Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the Offered
Certificates, are subject to significant interpretive uncertainties.

                                      S-151

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the underwriting agreement, dated
July 18, 2005, between the depositor and the underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed severally to purchase from the depositor the Offered Certificates in the respective principal amounts set forth under their names below:



                                    PRINCIPAL      PRINCIPAL     PRINCIPAL      PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL
                                    AMOUNT OF      AMOUNT OF     AMOUNT OF      AMOUNT OF     AMOUNT OF     AMOUNT OF     AMOUNT OF
           UNDERWRITER             CLASS A-1SS    CLASS A-1MZ    CLASS A-2A    CLASS A-2B    CLASS A-2C     CLASS M-1     CLASS M-2
--------------------------------   ------------   -----------   ------------   -----------   -----------   -----------   -----------

Morgan Stanley & Co.
   Incorporated.................   $282,328,262   $70,582,812   $264,779,997   $90,621,899   $65,249,357   $37,783,190   $34,209,427
Countrywide Securities
   Corporation..................             --            --     13,798,400     4,722,552     3,400,320            --            --
Utendahl Capital Partners, L.P..      1,440,738       360,188      1,421,603       486,549       350,323       192,810       174,573
                                   ------------   -----------   ------------   -----------   -----------   -----------   -----------
Total...........................   $283,769,000   $70,943,000   $280,000,000   $95,831,000   $69,000,000   $37,976,000   $34,384,000
                                   ============   ===========   ============   ===========   ===========   ===========   ===========




                                    PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL     PRINCIPAL
                                    AMOUNT OF     AMOUNT OF     AMOUNT OF     AMOUNT OF     AMOUNT OF     AMOUNT OF     AMOUNT OF
           UNDERWRITER              CLASS M-3     CLASS M-4     CLASS M-5     CLASS M-6     CLASS B-1     CLASS B-2     CLASS B-3
--------------------------------   -----------   -----------   -----------   -----------   -----------   -----------   -----------

Morgan Stanley & Co.
   Incorporated.................   $20,422,781   $18,381,200   $16,849,018   $16,849,018   $15,317,832   $13,275,256   $11,232,679
Countrywide Securities
   Corporation..................            --            --            --            --            --            --            --
Utendahl Capital Partners, L.P..       104,219        93,800        85,982        85,982        78,168        67,744        57,321
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Total...........................   $20,527,000   $18,475,000   $16,935,000   $16,935,000   $15,396,000   $13,343,000   $11,290,000
                                   ===========   ===========   ===========   ===========   ===========   ===========   ===========


     The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

     The underwriters have advised the depositor that they propose to offer the
Offered Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the Offered Certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the
Securities Act of 1933.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered
Certificates.

     For further information regarding any offer or sale of the Offered
Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Method of Distribution" in the prospectus.

                                      S-152

     The underwriting agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     Morgan Stanley & Co. Incorporated is an affiliate of the depositor and
Morgan Stanley Capital Services, Inc., the interest rate cap agreement provider.
Countrywide Securities Corporation is an affiliate of Countrywide Home Loans
Servicing LP, a servicer.

                                  LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriters by Cadwalader,
Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by S&P, Fitch and Moody's:

CLASS    S&P   FITCH   MOODY'S
-----   ----   -----   -------
A-1ss    AAA    AAA      Aaa
A-1mz    AAA    AAA      Aaa
 A-2a    AAA    AAA      Aaa
 A-2b    AAA    AAA      Aaa
 A-2c    AAA    AAA      Aaa
 M-1     AA+    AA+      Aa1
 M-2     AA     AA       Aa2
 M-3     AA     AA       Aa3
 M-4     AA-    AA-       A1
 M-5     A+     A+        A2
 M-6      A      A        A3
 B-1     A-     A-       Baa1
 B-2    BBB+   BBB+      Baa2
 B-3     BBB    BBB      Baa3

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans to which they are entitled by the Final Scheduled Distribution Date. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the
Offered Certificates do not, however, take into account the existence of the
Interest Rate Cap Agreements or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk
CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55
Water Street, New York, New York 10041, Fitch, Inc., One State Street Plaza, New
York, New York 10007 and Moody's Investors Service, Inc., 99 Church Street, New
York, New York 10007.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P, Fitch or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                      S-153

                                    GLOSSARY

     The following terms have the meanings given below when used in this prospectus supplement.

     "ACCREDITED" has the meaning set forth in "The Mortgage Loan
Pool--Underwriting Guidelines" in this prospectus supplement.

     "ACCRUED CERTIFICATE INTEREST" means, for each class of Offered
Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in
"Description of the Certificates--Distributions of Interest and Principal" in
this prospectus supplement.

     "ADJUSTMENT DATE" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

     "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "AVAILABLE FUNDS" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the securities administrator, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers, the master servicer, the securities administrator, the trustee, and the custodians: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicers on or prior to the related Determination Date, after deduction of the aggregate servicing fees in respect of prior distribution dates and the other components of the Expense Fee Rate for that distribution date, together with any related
P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and
Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating
Interest payments from the servicers to the securities administrator, in respect of net prepayment interest shortfalls for that distribution date; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment
Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and (v) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

     "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

     "BASIS RISK CARRYFORWARD AMOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "BASIS RISK CONTRACTS" has the meaning set forth in "Federal Income Tax
Considerations--Taxation of Regular Interests" in this prospectus supplement.

     "BASIS RISK PAYMENT" has the meaning set forth in "Description of the
Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "CLASS A" means, collectively, the Class A-1ss, Class A-1mz, Class A-2a,
Class A-2b and Class A-2c certificates.

     "CLASS A CERTIFICATE GROUP" means the Group I Class A Certificates or the
Group II Class A Certificates, as applicable.

     "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any distribution date is the percentage equivalent of a fraction, determined as follows:

                                      S-154

          (1) with respect to the Group I Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the
     Principal Remittance Amount for that distribution date; and

          (2) with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the
     Principal Remittance Amount for that distribution date.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of
(x) approximately 55.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,131,861.

     "CLASS B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

     "CLASS B CAP AGREEMENT" has the meaning set forth in "Description of the
Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

     "CLASS B INTEREST RATE CAP PAYMENT" means, for the first 33 distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate (determined pursuant to the Class B Cap Agreement) and (ii) a specified cap ceiling rate (ranging from
7.75% to 8.25% per annum), over a specified cap strike rate (ranging from 5.00%
to 7.85% per annum) and (b) the product of the Class B notional amount and the related index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an
"actual/360" basis.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date), (B)
the Class Certificate Balance of the Class M-1 certificates (after taking into account the allocation of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the allocation of the Class M-2
Principal Distribution Amount for that distribution date), (D) the Class
Certificate Balance of the Class M-3 certificates (after taking into account the allocation of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the allocation of the Class M-4 Principal Distribution
Amount for that distribution date), (F) the Class Certificate Balance of the
Class M-5 certificates (after taking into account the allocation of the Class
M-5 Principal Distribution Amount for that distribution date), (G) the Class
Certificate Balance of the Class M-6 certificates (after taking into account the allocation of the Class M-6 Principal Distribution Amount for that distribution date), and (H) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (A)
approximately 87.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate
Stated Principal Balance of the mortgage loans for that distribution date over
$5,131,861.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date), (B)
the Class Certificate Balance of the Class M-1 certificates (after taking into account the allocation of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the allocation of the Class M-2
Principal Distribution Amount for that distribution date), (D) the Class
Certificate Balance of the Class M-3 certificates (after taking into account the allocation of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the allocation of the Class M-4 Principal Distribution
Amount for that distribution date), (F) the Class Certificate Balance of the
Class M-5 certificates (after taking into account the allocation of the Class
M-5 Principal Distribution Amount for that distribution date), (G) the Class
Certificate Balance of the Class M-6 certificates (after taking into account the allocation of the Class M-6 Principal Distribution Amount for that

                                      S-155

distribution date), (H) the Class Certificate Balance of the Class B-1 certificates (after taking into account the allocation of the Class B-1
Principal Distribution Amount for that distribution date), and (I) the Class
Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 89.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,131,861.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date), (B)
the Class Certificate Balance of the Class M-1 certificates (after taking into account the allocation of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the allocation of the Class M-2
Principal Distribution Amount for that distribution date), (D) the Class
Certificate Balance of the Class M-3 certificates (after taking into account the allocation of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the allocation of the Class M-4 Principal Distribution
Amount for that distribution date), (F) the Class Certificate Balance of the
Class M-5 certificates (after taking into account the allocation of the Class
M-5 Principal Distribution Amount for that distribution date), (G) the Class
Certificate Balance of the Class M-6 certificates (after taking into account the allocation of the Class M-6 Principal Distribution Amount for that distribution date), (H) the Class Certificate Balance of the Class B-1 certificates (after taking into account the allocation of the Class B-1 Principal Distribution
Amount for that distribution date), (I) the Class Certificate Balance of the
Class B-2 certificates (after taking into account the allocation of the Class
B-2 Principal Distribution Amount for that distribution date), and (J) the Class
Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 91.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,131,861.

     "CLASS CERTIFICATE BALANCE" means, with respect to any class of Offered
Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Class M or Class
B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent
Recoveries distributed on such distribution date (up to the amount of the Unpaid
Realized Loss Amount for such class or classes for that distribution date).

     "CLASS M" means, collectively, the Class M-1, Class M-2, Class M-3, Class
M-4, Class M-5 and Class M-6 certificates.

     "CLASS M CAP AGREEMENT" has the meaning set forth in "Description of the
Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

     "CLASS M ENHANCEMENT PERCENTAGE" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class
Certificate Balances of the Class M and Class B certificates (other than the
Class M-1 certificates) and (ii) the Subordinated Amount (in each case after taking into account the allocation of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

     "CLASS M INTEREST RATE CAP PAYMENT" means, for the first 33 distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate (determined pursuant to the Class M Cap Agreement) and (ii) a specified cap ceiling rate (ranging from
8.70% to 9.20% per annum), over a specified cap strike rate (ranging from 5.95%
to 8.80% per annum) and (b) the product of the Class M notional amount and the related index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an
"actual/360" basis.

                                      S-156

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date) and (B)
the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 63.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,131,861.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date), (B)
the Class Certificate Balance of the Class M-1 certificates (after taking into account the allocation of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 69.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,131,861.

     "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date), (B)
the Class Certificate Balance of the Class M-1 certificates (after taking into account the allocation of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the allocation of the Class M-2
Principal Distribution Amount for that distribution date) and (D) the Class
Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 73.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,131,861.

     "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date), (B)
the Class Certificate Balance of the Class M-1 certificates (after taking into account the allocation of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the allocation of the Class M-2
Principal Distribution Amount for that distribution date), (D) the Class
Certificate Balance of the Class M-3 certificates (after taking into account the allocation of the Class M-3 Principal Distribution Amount for that distribution date) and (E) the Class Certificate Balance of the Class M-4 certificates immediately prior to that distribution date over (ii) the lesser of (A)
approximately 77.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate
Stated Principal Balance of the mortgage loans for that distribution date over
$5,131,861.

     "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date), (B)
the Class Certificate Balance of the Class M-1 certificates (after taking into account the allocation of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the allocation of the Class M-2
Principal Distribution Amount for that distribution date), (D) the Class
Certificate Balance of the Class M-3 certificates (after taking into account the allocation of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the allocation of the Class M-4 Principal Distribution
Amount for that distribution date) and (F) the Class Certificate Balance of the
Class M-5 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 80.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,131,861.

     "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate
Balances of the Class A certificates (after taking into account the allocation of the Class A Principal Distribution Amount for that distribution date), (B)
the Class Certificate Balance of the Class M-1 certificates (after taking into account the allocation of the Class M-1 Principal Distribution Amount for

                                      S-157

that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the allocation of the Class M-2
Principal Distribution Amount for that distribution date), (D) the Class
Certificate Balance of the Class M-3 certificates (after taking into account the allocation of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the allocation of the Class M-4 Principal Distribution
Amount for that distribution date), (F) the Class Certificate Balance of the
Class M-5 certificates (after taking into account the distribution of the Class
M-5 Principal Distribution Amount for that distribution date) and (G) the Class
Certificate Balance of the Class M-6 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 84.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $5,131,861.

     "CODE" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

     "COMPENSATING INTEREST" has the meaning set forth in "The Pooling and
Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     "COUNTRYWIDE" has the meaning set forth in "The Servicers--Countrywide Home
Loans Servicing LP" in this prospectus supplement.

     "COUNTRYWIDE HOME LOANS" has the meaning set forth in "The
Servicers--Countrywide Home Loans Servicing LP" in this prospectus supplement.

     "CREDIT SCORES" has the meaning set forth in "The Mortgage Loan
Pool--Credit Scores" in this prospectus supplement.

     "CUMULATIVE LOSS TRIGGER EVENT" with respect to any distribution date means the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described below with respect to such distribution date:

DISTRIBUTION DATE OCCURRING IN              CUMULATIVE LOSS PERCENTAGE
------------------------------   -----------------------------------------------
August 2007 through July 2008    1.500% for the first month, plus an additional
                                 1/12th of 1.50% for each month thereafter
                                 (e.g., 2.250% in February 2008)

August 2008 through July 2009    3.000% for the first month, plus an additional
                                 1/12th of 1.50% for each month thereafter
                                 (e.g., 3.750% in February 2009)

August 2009 through July 2010    4.500% for the first month, plus an additional
                                 1/12th of 1.50% for each month thereafter
                                 (e.g., 5.250% in February 2010)

August 2010 through July 2011    6.000% for the first month, plus an additional
                                 1/12th of 0.75% for each month thereafter
                                 (e.g., 6.375% in February 2011)

August 2011 and thereafter       6.750%

     "DECISION ONE UNDERWRITING GUIDELINES" has the meaning set forth in "The
Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

     "DECISION ONE MORTGAGE" has the meaning set forth in "The Mortgage Loan
Pool--Underwriting Guidelines" in this prospectus supplement.

     "DELINQUENCY TRIGGER EVENT" means (1) with respect to any distribution date until the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent
(including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of

                                      S-158

the related Due Period, equals or exceeds (z) 36.20% of the prior period's
Senior Enhancement Percentage and (2) with respect to any distribution date on or after the distribution date on which aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds
(z) 43.50% of the prior period's Class M Enhancement Percentage.

     "DELINQUENT," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

     "DETERMINATION DATE" means, with respect to each distribution date, the
18th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that distribution date occurs.

     "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "DUE PERIOD" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

     "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "EXCESS SUBORDINATED AMOUNT" is described in "Description of the
Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the master servicing fee rate and the lender-paid mortgage insurance rate, if any. The Expense Fee Rate is not expected to exceed 0.52%. See "The Pooling and Servicing Agreement--Servicing
and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

     "FINAL SCHEDULED DISTRIBUTION DATE" has the meaning set forth in
"Prepayment and Yield Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

     "FITCH" has the meaning set forth in "Transaction Overview--Parties--The
Rating Agencies" in this prospectus supplement.

     "FREMONT" has the meaning set forth in "The Mortgage Loan
Pool--Underwriting Guidelines" in this prospectus supplement.

     "FREMONT AGREEMENTS" has the meaning set forth in "Description of the
Certificates-- Assignment of the Mortgage Loans" in this prospectus supplement.

     "FREMONT ASSIGNMENT AGREEMENT" has the meaning set forth in "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement.

     "FREMONT MORTGAGE LOANS" means the mortgage loans in the trust that were acquired from Fremont.

     "GROSS MARGIN" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

                                      S-159

     "GROUP I CLASS A CAP AGREEMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

     "GROUP I CLASS A CERTIFICATES" means the Class A-1ss and the Class A-1mz certificates, collectively.

     "GROUP I CLASS A INTEREST RATE CAP PAYMENT" means, with respect to the
Group I Class A Certificates, for the first 26 distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate (determined pursuant to the Group I Class A Cap
Agreement) and (ii) a cap ceiling rate of 9.75% per annum, over a specified cap strike rate (ranging from 6.60% to 9.20% per annum) and (b) the product of the
Group I Class A notional amount and the related index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis.

     "GROUP I LOAN CAP" has the meaning set forth in "Description of the
Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "GROUP I SEQUENTIAL TRIGGER EVENT" has the meaning set forth in
"Description of the Certificates--Allocation of Principal Payments to Class A
Certificates" in this prospectus supplement.

     "GROUP II CLASS A CAP AGREEMENT" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

     "GROUP II CLASS A CERTIFICATES" means the Class A-2a, Class A-2b and Class
A-2c certificates, collectively.

     "GROUP II CLASS A INTEREST RATE CAP PAYMENT" means, with respect to the
Group II Class A Certificates, for the first 26 distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate (determined pursuant to the Group II Class A Cap
Agreement) and (ii) a cap ceiling rate of 9.75% per annum, over a specified cap strike rate (ranging from 6.60% to 9.10% per annum) and (b) the product of the
Group II Class A notional amount and the related index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis.

     "GROUP II LOAN CAP" has the meaning set forth in "Description of the
Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "HOMEQ" has the meaning set forth in "The Servicers--HomEq Servicing
Corporation" in this prospectus supplement.

     "INITIAL CAP" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

     "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

     "INTEREST ACCRUAL PERIOD" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the first distribution date, commencing on the closing date) and ending on the day immediately preceding the current distribution date.

     "INTEREST RATE CAP AGREEMENTS" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreements" in this prospectus supplement.

     "INTEREST RATE CAP PAYMENT" means, for any distribution date, any Group I
Class A Interest Rate Cap Payment, Group II Class A Interest Rate Cap Payment,
Class M Interest Rate Cap Payment or Class B Interest Rate Cap Payment, as
applicable.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that loan group.

     "IRS" means the Internal Revenue Service.

                                      S-160

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual
Period for the Offered Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining
One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

     "LOAN INDEX" has the meaning set forth in "The Mortgage Loan Pool--The
Index" in this prospectus supplement.

     "LOWER TIER REMIC" has the meaning set forth in "Federal Income Tax
Considerations--General" in this prospectus supplement.

     "MAXIMUM RATE" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

     "MINIMUM RATE" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

     "MOODY'S" has the meaning set forth in "Transaction Overview--Parties--The
Rating Agencies" in this prospectus supplement.

     "MSMC" means Morgan Stanley Mortgage Capital Inc.

     "NC CAPITAL" has the meaning set forth in "The Mortgage Loan
Pool--Underwriting Guidelines" in this prospectus supplement.

     "NET INTEREST MARGIN SECURITIES" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

     "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "NEW CENTURY UNDERWRITING GUIDELINES" has the meaning set forth in "The
Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

     "OFFERED CERTIFICATES" has the meaning set forth in "Description of the
Certificates" in this prospectus supplement.

     "OID" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

     "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The securities administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of
1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New
York City, selected by the securities administrator, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "P&I ADVANCES" means advances made by the related servicer or the master servicer (including the trustee as successor master servicer and any other successor master servicer) on each distribution date with respect to delinquent payments of interest and/or principal on the mortgage loans, less the servicing fee.

                                      S-161

     "PASS-THROUGH RATE" has the meaning set forth in "Description of
Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PERIODIC CAP" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

     "PLAN" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "PREPAYMENT INTEREST EXCESSES" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

     "PREPAYMENT PERIOD" means, with respect to any distribution date:

     o    in the case of any mortgage loan serviced by HomEq, either (i) the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the
          15th day of the month in which that distribution date occurs, with respect to any voluntary principal prepayments in full, or (ii) the calendar month prior to that distribution date, with respect to voluntary partial principal prepayments or any involuntary principal prepayments, or

     o    in the case of all other mortgage loans, the calendar month preceding the month in which that distribution date occurs.

     "PREPAYMENT PREMIUM" has the meaning set forth in "The Mortgage Loan
Pool--Prepayment Premiums" in this prospectus supplement.

     "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts
(without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination
Date or advanced by the applicable servicer for the related Servicer Remittance
Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation
Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion allocable to principal of proceeds of repurchases of mortgage loans with respect to that distribution date; (v) all Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

     "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "REALIZED LOSS" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

     "RECORD DATE" means, with respect to the Offered Certificates, the business day immediately preceding the related distribution date unless the Offered
Certificates are issued in definitive form, in which case the Record Date will be the last business day of the calendar month immediately preceding the month in which the related distribution date occurs.

     "REFERENCE BANKS" means leading banks selected by the securities administrator, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "RELIEF ACT" means the Servicemembers Civil Relief Act and any similar state statutes.

     "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

                                      S-162

     "S&P" has the meaning set forth in "Transaction Overview--Parties--The
Rating Agencies" in this prospectus supplement.

     "SENIOR ENHANCEMENT PERCENTAGE" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class
Certificate Balances of the Class M and Class B certificates and (ii) the
Subordinated Amount (in each case after taking into account the allocation of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 44.20%.

     "SERVICER REMITTANCE DATE" with respect to any distribution date will be the second business day immediately preceding the related distribution date.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPECIFIED SUBORDINATED AMOUNT" means, prior to the Stepdown Date, an amount equal to 4.05% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to
8.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject, until the Class Certificate Balance of each class of
Offered Certificates has been reduced to zero, to a minimum amount equal to
0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger
Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans, but instead will remain the same as the prior period's Specified
Subordinated Amount until the distribution date on which a Trigger Event no longer exists . When the Class Certificate Balance of each class of Offered
Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

     "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the securities administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related
Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

     "STEPDOWN DATE" means the later to occur of (i) the earlier to occur of (a)
the distribution date in August 2008 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class
A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal
Balance of the mortgage loans for that distribution date but prior to any allocation of the Principal Distribution Amount to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement
Percentage.

     "SUBORDINATED AMOUNT" is described in "Description of the
Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class
M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3
certificates.

     "SUBORDINATION DEFICIENCY" has the meaning set forth in "Description of the
Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBORDINATION REDUCTION AMOUNT" is described in "Description of the
Certificates--Overcollateralization Provisions" in this prospectus supplement.

                                      S-163

     "SUBSEQUENT RECOVERY" has the meaning set forth in "Description of the
Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the applicable original loan seller for a mortgage loan that is in breach of the applicable original loan seller representations and warranties regarding the mortgage loans or with respect to which a document defect exists, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v)
comply with each representation and warranty made by the applicable original loan seller.

     "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage
Loans" in this prospectus supplement.

     "TELERATE PAGE 3750" means the display page currently so designated on the
Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TOTAL MONTHLY EXCESS SPREAD" as to any distribution date equals the excess, if any, of (x) the interest on the mortgage loans received by the servicers on or prior to the related Determination Date (exclusive of Prepayment
Interest Excesses) or advanced by the servicers for the related Servicer
Remittance Date, net of the aggregate servicing fees and the expenses used to determine the Expense Fee Rate, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the seventh full paragraph of
"Description of the Certificates--Distributions of Interest and Principal" in
this prospectus supplement.

     "TRIGGER EVENT" means either a Cumulative Loss Trigger Event or a
Delinquency Trigger Event.

     "UNPAID INTEREST AMOUNT" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "UNPAID REALIZED LOSS AMOUNT" means, with respect to any class of Class M or Class B certificates and as to any distribution date, the excess of (i)
Applied Realized Loss Amounts with respect to that class over (ii) the sum of
(a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate
Balance of such class has been increased due to the distribution of any
Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid
Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

     "UPPER TIER REMIC" has the meaning set forth in "Federal Income Tax
Considerations--General" in this prospectus supplement.

     "WAC CAP" has the meaning set forth in "Description of the
Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "WMC" has the meaning set forth in "The Mortgage Loan Pool--Underwriting
Guidelines" in this prospectus supplement.

                                      S-164

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, societe anonyme,
Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations
          (a "qualified intermediary"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section
          1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or
          statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or
          1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

               (b) if the intermediary is not a qualified intermediary (a
          "nonqualified intermediary"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

                                       I-1

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or
          statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section
          1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S.
holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

                    (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                    (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                    (iii) can be treated as a "exempt recipient" within the
               meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury
               Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       I-2

                                    ANNEX II

                           INTEREST RATE CAP SCHEDULES



                       GROUP I CLASS A CAP AGREEMENT                   GROUP II CLASS A CAP AGREEMENT
               ---------------------------------------------   ---------------------------------------------
DISTRIBUTION      NOTIONAL     INDEX RATE   STRIKE   CEILING      NOTIONAL     INDEX RATE   STRIKE   CEILING
    MONTH        AMOUNT ($)    MULTIPLIER      %        %        AMOUNT ($)    MULTIPLIER      %        %
------------   -------------   ----------   ------   -------   -------------   ----------   ------   -------

08/05          35,471,200.00       10        6.60      9.75    44,483,100.00       10       6.60      9.75
09/05          34,381,678.35       10        6.60      9.75    43,057,329.53       10       6.60      9.75
10/05          33,311,373.42       10        6.60      9.75    41,660,997.22       10       6.60      9.75
11/05          32,259,628.39       10        6.60      9.75    40,293,195.42       10       6.60      9.75
12/05          31,225,836.53       10        6.60      9.75    38,953,065.45       10       6.60      9.75
01/06          30,209,434.52       10        6.60      9.75    37,639,802.42       10       6.60      9.75
02/06          29,209,912.26       10        6.60      9.75    36,352,654.27       10       6.60      9.75
03/06          28,226,808.35       10        6.60      9.75    35,090,920.56       10       6.60      9.75
04/06          27,259,724.87       10        6.60      9.75    33,853,951.25       10       6.60      9.75
05/06          26,308,293.34       10        6.60      9.75    32,641,145.24       10       6.75      9.75
06/06          25,372,191.72       10        6.65      9.75    31,451,948.87       10       6.75      9.75
07/06          24,451,334.07       10        6.65      9.75    30,286,260.16       10       6.75      9.75
08/06          23,545,747.85       10        6.65      9.75    29,144,155.50       10       6.75      9.75
09/06          22,656,080.71       10        6.65      9.75    28,027,293.75       10       6.75      9.75
10/06          21,787,467.52       10        6.65      9.75    26,939,165.65       10       6.75      9.75
11/06          20,941,737.21       10        6.65      9.75    25,880,115.90       10       6.85      9.75
12/06          20,118,463.83       10        6.90      9.75    24,849,402.08       10       6.85      9.75
01/07          19,317,046.22       10        6.90      9.75    23,846,265.63       10       6.85      9.75
02/07          18,536,903.43       10        6.90      9.75    22,869,968.34       10       6.85      9.75
03/07          17,777,477.52       10        6.90      9.75    21,919,791.78       10       6.85      9.75
04/07          17,038,205.29       10        6.90      9.75    20,995,036.76       10       6.85      9.75
05/07          16,318,335.36       10        6.90      9.75    20,094,865.16       10       9.10      9.75
06/07          15,620,607.40       10        9.20      9.75    19,222,714.90       10       9.10      9.75
07/07          14,943,080.61       10        9.20      9.75    18,374,802.96       10       9.10      9.75
08/07          14,283,423.51       10        9.20      9.75    17,549,457.09       10       9.10      9.75
09/07          13,641,161.25       10        9.20      9.75    16,746,073.89       10       9.10      9.75
10/07                     --       --          --        --               --       --         --        --


                                      II-1

                                    ANNEX II

                      INTEREST RATE CAP SCHEDULES (CONT'D)



                           CLASS M CAP AGREEMENT                           CLASS B CAP AGREEMENT
               ---------------------------------------------   --------------------------------------------
DISTRIBUTION      NOTIONAL     INDEX RATE   STRIKE   CEILING    NOTIONAL      INDEX RATE   STRIKE   CEILING
    MONTH        AMOUNT ($)    MULTIPLIER      %        %      AMOUNT ($)     MULTIPLIER      %        %
------------   -------------   ----------   ------   -------   ------------   ----------   ------   -------

08/05          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
09/05          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
10/05          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
11/05          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
12/05          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
01/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
02/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
03/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
04/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
05/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
06/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
07/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
08/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
09/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
10/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
11/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
12/06          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
01/07          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
02/07          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
03/07          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
04/07          14,523,200.00       10        5.95      8.70    4,002,900.00       10        5.00      7.75
05/07          14,523,200.00       10        7.95      9.00    4,002,900.00       10        7.00      8.05
06/07          14,523,200.00       10        7.95      9.00    4,002,900.00       10        7.00      8.05
07/07          14,523,200.00       10        7.95      9.00    4,002,900.00       10        7.00      8.05
08/07          14,523,200.00       10        7.95      9.00    4,002,900.00       10        7.00      8.05
09/07          14,523,200.00       10        7.95      9.00    4,002,900.00       10        7.00      8.05
10/07          14,523,200.00       10        7.95      9.00    4,002,900.00       10        7.00      8.05
11/07          14,523,200.00       10        8.80      9.20    4,002,900.00       10        7.85      8.25
12/07          14,523,200.00       10        8.80      9.20    4,002,900.00       10        7.85      8.25
01/08          14,523,200.00       10        8.80      9.20    4,002,900.00       10        7.85      8.25
02/08          14,523,200.00       10        8.80      9.20    4,002,900.00       10        7.85      8.25
03/08          14,523,200.00       10        8.80      9.20    4,002,900.00       10        7.85      8.25
04/08          14,523,200.00       10        8.80      9.20    4,002,900.00       10        7.85      8.25
05/08                     --       --          --        --              --       --          --        --


                                      II-2

Prospectus

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of Morgan Stanley ABS Capital I Inc., the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

--------------------------------------------------------------------------------

Morgan Stanley ABS Capital I Inc.
Asset Backed Securities
(Issuable in Series)

----------

Morgan Stanley ABS Capital I Inc. may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset- backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

o    be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities

o    consist of one or more classes of securities.

Each class of securities:

o    will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

o    may be senior or subordinate in right of payment to other classes; and

o    may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 10, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of securities and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 162 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                        2

                                TABLE OF CONTENTS



                                                                                                                       PAGE
                                                                                                                       ----

   If your securities are interest only securities, the return on your investment will be especially sensitive to
      prepayments on the loans. ....................................................................................      9
   Prepayments on the loans could lead to shortfalls in the distribution of interest on your securities. ...........      9
   If the trust includes a pre-funding account and if the funds on deposit in the pre-funding account are not used to purchase additional loans, those funds will be distributed as a payment of principal, which may adversely affect the yield on the affected securities. ................................................................. 10
   Your investment will be subject to counterparty risk if payments on your securities are dependant to any degree
      on payment on cash flow agreements. ..........................................................................     11
   The credit enhancement features may be inadequate to provide protection for the securities. ....................      11
   The interest rates of the securities with adjustable interest rates may be limited by the effect of interest
      rates on the loans and other factors. ........................................................................     11
   If the credit enhancement for your securities is provided in whole or in part by overcollateralization, the interest generated by the loans may be insufficient to maintain the required level of
      overcollateralization. .......................................................................................     13
   The value of your securities may be adversely affected by losses on the loans even if losses are not
      allocated to your securities. ................................................................................     14
   Newly originated loans may be more likely to default, which may cause losses on the securities. .................     14
   Additional risks associated with the mezzanine and subordinate securities. ......................................     14
   Declining property values and delays and expenses inherent in foreclosure procedures could delay distributions to
      you or result in losses. .....................................................................................     15
   The trust may contain loans secured by junior liens; these loans are more likely than loans secured by senior
      liens to experience losses. ..................................................................................     16
   The loans will be underwritten using varying standards, and less stringent underwriting standards and the
      resultant potential for delinquencies on the loans could lead to losses on your securities. ..................     16
   Some types of loans may be more prone to defaults and the trust may contain large concentrations of these



                                        3



   Some of the loans may have an initial interest-only period, which may result in increased delinquencies and
      losses. ......................................................................................................     18
   If consumer protection laws are violated in the origination or servicing of the loans, losses on your investment
      could result. ................................................................................................     19
   Some pools may include a small portion of commercial mortgage loans; commercial loans present different risks



                                        4





                                        5





                                        6

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

THE LIMITED RESALE MARKET FOR THE SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY
TO LIQUIDATE YOUR INVESTMENT.

     The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue.
     Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     Certain classes of securities may not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.
     We refer you to "Legal Investment" for additional information.

PROTECTION AGAINST LOSSES IS LIMITED SINCE THE SECURITIES WILL RECEIVE PAYMENTS
ONLY FROM SPECIFIED SOURCES.

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related

                                        7

     trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

     You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

THE TIMING AND LEVEL OF PREPAYMENTS ON THE LOANS COULD ADVERSELY AFFECT YOUR
YIELD.

     The loans contained in the trust generally may be prepaid in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans.

     The yield on the securities of each series will depend in part on the rate of principal payment on the loans held by the trust for that series, including borrower prepayments, liquidations due to defaults and loan repurchases due to breaches of representations and warranties or the exercise of a purchase option on the loans. In particular:

     o    If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o    If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o    The yield on classes of securities entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related loans.

     o    The yield on certain classes of securities may be relatively more sensitive to the rate of prepayment of specified loans than other classes.

     The rate of prepayments on loans is influenced by a number of factors.

     o    The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, for fixed-rate loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate loans, the fixed-rate loans are more likely

                                        8

          to prepay than if prevailing rates remain above the interest rates on the fixed-rate loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate loans may decrease.

     o    The prepayment behavior of adjustable-rate loans and of fixed-rate loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any adjustable-rate loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate loans. The adjustable-rate loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     o    Prepayments may also be affected by local and national economic conditions, homeowner mobility, and the ability of the borrower to obtain refinancing.

     The related prospectus supplement will indicate the extent to which prepayment of the loans may be subject to a prepayment charge. A prepayment charge may or may not discourage a borrower from prepaying the related loan during the applicable period.

     In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.

     To the extent specified in the related prospectus supplement, certain parties may be entitled to purchase all of the loans when the aggregate stated principal balance of the loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the loans as of the cut-off date.

     We refer you to "Yield and Prepayment Considerations" for additional information.

IF YOUR SECURITIES ARE INTEREST ONLY SECURITIES, THE RETURN ON YOUR INVESTMENT
WILL BE ESPECIALLY SENSITIVE TO PREPAYMENTS ON THE LOANS.

     An investment in interest only securities is especially sensitive to prepayments on the loans held by the related trust because payments on interest only securities depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only securities. If borrowers prepay their loans at a particularly high rate, investors in interest only securities may not recover their initial investments.

PREPAYMENTS ON THE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF
INTEREST ON YOUR SECURITIES.

     When a voluntary principal prepayment is made by the borrower on a loan
     (excluding any payments made upon liquidation of any loan), the borrower is generally charged

                                        9

     interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement) days'
     interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

     For trusts to which this obligation of the servicer is applicable, if the servicer fails to make such payments or the resulting shortfall exceeds the applicable portion of the servicing fees payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as liquidation of a defaulted loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction the yield on your securities.

IF THE TRUST INCLUDES A PRE-FUNDING ACCOUNT AND IF THE FUNDS ON DEPOSIT IN THE
PRE-FUNDING ACCOUNT ARE NOT USED TO PURCHASE ADDITIONAL LOANS, THOSE FUNDS WILL
BE DISTRIBUTED AS A PAYMENT OF PRINCIPAL, WHICH MAY ADVERSELY AFFECT THE YIELD
ON THE AFFECTED SECURITIES.

     If, as described in the related prospectus supplement, the trust includes a pre-funding account and if all of the money originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the securities in the manner described in the prospectus supplement. If the amount of cash is substantial, the affected securities will receive a significant unexpected early payment of principal. These payments could adversely affect your yield, particularly if you purchased the affected securities at a premium.

     Any purchase of additional loans by the trust using funds on deposit in the pre-funding account will be subject to the following conditions, among others:

     o    each additional loan must satisfy specified statistical criteria and representations and warranties; and

     o    additional loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the securities.

     The ability of the related seller to acquire subsequent loans meeting the requirements for inclusion in the loan pool may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of

                                       10

     inflation and consumer perception of economic conditions generally.
     However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

YOUR INVESTMENT WILL BE SUBJECT TO COUNTERPARTY RISK IF PAYMENTS ON YOUR
SECURITIES ARE DEPENDANT TO ANY DEGREE ON PAYMENT ON CASH FLOW AGREEMENTS.

     The assets of the trust may, if specified in the related prospectus supplement, include agreements, such as interest rate swaps, caps, floors or other similar agreements which will require the provider of such instrument to make payments to the trust under the circumstances described in the prospectus supplement. If payments on one or more classes of the securities of the related series depend in part on payments to be received under such a cash flow agreement, the ability of the trust to make payments on the applicable classes will be subject to the credit risk of the provider of the cash flow agreement. The related prospectus supplement will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a cash flow agreement upon the default or credit impairment of the provider of the agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of securities could be adversely affected as a result.

THE CREDIT ENHANCEMENT FEATURES MAY BE INADEQUATE TO PROVIDE PROTECTION FOR THE
SECURITIES.

     The credit enhancement features for the securities are described in the related prospectus supplement and may include, among other things, senior-subordinated structures, application of excess cash flow to losses, overcollateralization or external credit support such as financial guaranty insurance policies, mortgage insurance policies, guarantees or letters of credit. Such credit enhancements are intended to enhance the likelihood that the intended beneficiaries of such crediti enhancement (including, for senior-subordinated structures, holders of senior securities, and to a limited extent, the holders of mezzanine securities and, to a lesser degree, the holders of certain subordinated securities), will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your securities. No servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if the advances are not likely to be recovered. Accordingly, if substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

THE INTEREST RATES OF THE SECURITIES WITH ADJUSTABLE INTEREST RATES MAY BE
LIMITED BY THE EFFECT OF INTEREST RATES ON THE LOANS AND OTHER FACTORS.

     The securities may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations. Those limitations on the interest rates for such securities may, in part, be

                                       11

     based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

     A variety of factors, in addition to those described in the next Risk
     Factor, could limit the interest rates and adversely affect the yield to maturity on such securities. Some of these factors are described below:

     o    The interest rates on fixed-rate loans will not adjust, and the interest rates on adjustable-rate loans may be based on a variety of indexes, as specified in the related prospectus supplement.
          Adjustable-rate loans generally have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the next Risk Factor, most adjustable-rate loans will not have the first adjustment to their interest rates for some period of time after the origination of those loans. As a result of the limit on the interest rates for the securities bearing an adjustable interest rate, these securities may accrue less interest than they would accrue if their interest rates were based solely on the applicable index plus the specified margins.

     o    The index for the loans may change at different times and in different amounts than the index for the securities. As a result, it is possible that interest rates on certain of the adjustable-rate loans may decline while the interest rates on such securities are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate loans and the interest rates for such securities may decline or increase during the same period, but that the interest rates on such securities may decline more slowly or increase more rapidly.

     o    If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates than on the loans with relatively lower interest rates, the interest rates on the securities with adjustable interest rates that are subject to cap based on weighted average net-mortgage rates are more likely to be limited.

     o    To the extent specified in the related prospectus supplement, if the interest rates on securities with adjustable interest rates are limited for any distribution date due to a cap based on the weighted average net interest rates of the loans or any particular groups, the resulting interest shortfalls may be recovered by the holders of these securities on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the securities and the payment of certain fees and expenses of the trust. These shortfalls suffered by such securities may, to the extent specified in the related prospectus supplement, also be covered by amounts payable under an interest rate cap or other similar agreement relating to such securities. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

                                       12

IF THE CREDIT ENHANCEMENT FOR YOUR SECURITIES IS PROVIDED IN WHOLE OR IN PART BY
OVERCOLLATERALIZATION, THE INTEREST GENERATED BY THE LOANS MAY BE INSUFFICIENT
TO MAINTAIN THE REQUIRED LEVEL OF OVERCOLLATERALIZATION.

     For securities credit enhanced by overcollateralization, the weighted average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the securities. In such cases, the loans are expected to generate more interest than is needed to pay interest owed on the securities and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk
     Factor, will affect the amount of excess interest that the loans will generate:

     o    Every time a loan is prepaid in full, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, the loan will be generating less interest.

     o    Every time a loan is liquidated or written off, excess interest may be reduced because those loans will no longer be outstanding and generating interest.

     o    If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the securities.

     o    To the extent the mortgage pool includes adjustable-rate loans, such loans may have interest rates that adjust based on an index that is different from the index used to determine the interest rates on the securities that bear adjustable rates of interest, and any fixed-rate loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for any adjustable rate loans may not occur for a significant period after the date of origination. As a result, the interest rates on any adjustable rate securities may increase relative to the weighted average of the interest rates on the loans, or the interest rate on any adjustable rate securities may remain constant as the weighted average of the interest rates on the loans declines. In either case, this would require that more of the interest generated by the loans be applied to cover interest on the securities.

     o    If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates that on the loans with relatively lower interest rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

                                       13

     o    Investors in securities, and particularly subordinate securities, should consider the risk that the overcollateralization may not be sufficient to protect your securities from losses.

THE VALUE OF YOUR SECURITIES MAY BE ADVERSELY AFFECTED BY LOSSES ON THE LOANS
EVEN IF LOSSES ARE NOT ALLOCATED TO YOUR SECURITIES.

     o    If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.
          Liquidations of defaulted loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior securities and are likely to influence the yield on such securities in a manner similar to the manner in which principal prepayments on the loans would influence the yield on such securities. You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement. Such
          overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the securities then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the securities as a result of the overcollateralization provisions will influence the yield on the securities in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the securities.

     o    The value of your securities may be reduced if the rate of default or the amount of losses is higher than expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the securities may be lowered or withdrawn in the future. This may reduce the value of those securities. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the securities.

NEWLY ORIGINATED LOANS MAY BE MORE LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON
THE SECURITIES.

     Defaults on loans tend to occur at higher rates during the early years of the loans. The loans described in the related prospectus supplement may primarily have been originated within the 12 months prior to their sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

ADDITIONAL RISKS ASSOCIATED WITH THE MEZZANINE AND SUBORDINATE SECURITIES.

     The weighted average lives of, and the yields to maturity on, mezzanine and subordinate securities will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's

                                       14

     actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the subordinate and mezzanine securities in inverse order of severity. Once a realized loss is allocated to security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

     In addition, to the extent mezzanine and subordinate securities are issued in the multiple classes, as described in the related prospectus supplement, the yield of such classes may be particularly sensitive to changes in the rates of prepayments of the loans. Distributions of principal will be made to the holders of such securities according to the priorities described in the related prospectus supplement and the yield to maturity on such classes of securities will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of securities will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more subordinate securities or other credit enhancement. Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such securities may be adversely affected by losses even if such classes of securities do not ultimately bear such loss.

DECLINING PROPERTY VALUES AND DELAYS AND EXPENSES INHERENT IN FORECLOSURE
PROCEDURES COULD DELAY DISTRIBUTIONS TO YOU OR RESULT IN LOSSES.

     o    Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made.
          As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

          There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the

                                       15

          proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

     o    Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

     We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency
     Legislation and other Limitations on Lenders" for additional information.

THE TRUST MAY CONTAIN LOANS SECURED BY JUNIOR LIENS; THESE LOANS ARE MORE LIKELY
THAN LOANS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES.

     The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

THE LOANS WILL BE UNDERWRITTEN USING VARYING STANDARDS, AND LESS STRINGENT
UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE
LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

     The trust may contain loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk than if the loans were made to other types of borrowers. In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of Fannie Mae or Freddie
     Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of securities may experience higher rates of delinquencies, defaults and foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

                                       16

SOME TYPES OF LOANS MAY BE MORE PRONE TO DEFAULTS AND THE TRUST MAY CONTAIN
LARGE CONCENTRATIONS OF THESE LOANS.

     Because your securities represent an interest in the loans held by the related trust, your investment may be affected by a decline in real estate values and changes in individual borrowers' financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. If the residential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

     In addition, certain types of loans which have higher than average rates of default may be included in the trust that issues your securities. The following types of loans may be included:

     o    loans that are subject to "negative amortization." The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

     o    loans that do not fully amortize over their terms to maturity, which are sometimes referred to as balloon loans. Such loans require a large payment at their stated maturity. These loans involve a greater degree of risk because the ability of a borrower to make this final payment typically depends on the ability to refinance the loan or sell the related mortgaged property;

     o    loans that provide for escalating or variable interest payments by the borrower. The borrower may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and

     o    loans that are concentrated in certain regions, states or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets. This may cause higher rates of loss and delinquency.

     We refer you to "The Trust Fund - The Loans" for additional information.
     The related prospectus supplement will disclose the extent to which any of these or other types of special risk loans are present in the pool applicable to your securities.

GEOGRAPHIC CONCENTRATION OF THE LOANS MAY INCREASE THE RISK OF LOSS.

     The loans underlying a series of securities may be concentrated in certain regions, states or zip codes. This concentration may present risks of losses on the related securities that are greater than those generally present for similar asset-backed securities without such concentration.
     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation

                                       17

     generally and this weakness may result in losses on the related loans being higher than those in the nation generally. In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related prospectus supplement will contain information regarding the geographic concentration of the loans.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

     Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. The related prospectus supplement will identify the extent to which loans in the trust have high loan-to-value ratios. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

SOME OF THE LOANS MAY HAVE AN INITIAL INTEREST-ONLY PERIOD, WHICH MAY RESULT IN
INCREASED DELINQUENCIES AND LOSSES.

     To the extent specified in the related prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination. During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these loans during their interest-only period unless there is a principal prepayment.

     After the initial interest-only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the securities in reverse order of seniority.

     Loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

                                       18

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT.

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban
     Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

     The loans are also subject to federal laws, including:

     o    the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the loans;

     o    the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
          Credit Protection Act, in the extension of credit; and

     o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors' rescinding the loans against either the trust or subsequent holders of the loans.

     The loan seller, and other responsible parties making representations with respect to the mortgage loans, will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations. In addition, such party will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity
     Protection Act of 1994 or are classified as a "high cost home,"
     "threshold," "covered," "high risk home," "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such

                                       19

     party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related prospectus supplement.

SOME POOLS MAY INCLUDE A SMALL PORTION OF COMMERCIAL MORTGAGE LOANS; COMMERCIAL
LOANS PRESENT DIFFERENT RISKS THAN RESIDENTIAL MORTGAGE LOANS.

     Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, the diversity of types of businesses operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

     Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

LOSSES COULD RESULT IF VIOLATIONS OF ENVIRONMENTAL LAWS OCCURRED AFFECTING THE
MORTGAGED PROPERTIES.

     Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage.
     In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

     We refer you to "Material Legal Aspects of the Loans--Environmental Risks"
     for additional information.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
THE LOAN BALANCE.

     Substantial delays could be encountered in connection with the liquidation of delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged

                                       20

     property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

THE BANKRUPTCY OF THE DEPOSITOR OR A SELLER MAY DELAY OR REDUCE COLLECTIONS ON
LOANS.

     Neither the United States Bankruptcy Code nor similar applicable state insolvency laws prohibit the depositor from filing a voluntary application for bankruptcy relief under applicable law. However, the transactions contemplated by the related prospectus will be structured so that

     o    the voluntary or involuntary application for bankruptcy relief by the depositor is unlikely,

     o    in the event of a bankruptcy filing by the depositor, the loans backing your series of securities should be treated by the bankruptcy court as property of the related trust and not as part of the bankrupt estate of the depositor, and

     o    a bankruptcy filing by a seller which is an affiliate of the depositor from whom the depositor acquires the loans should not result in consolidation of the assets and liabilities of the depositor with those of such seller.

     These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge.
     However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

     The trust assets will be acquired by the depositor, either directly or through affiliates, from sellers. Each seller will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such seller, secured by a pledge of the applicable loans.

     An attempt to recharacterize the loan transfers related to your series of securities, if successful, could result in delays in payments of collections on the loans or reductions in the amount of such payments which could result in losses on the securities, or in a trustee in bankruptcy electing to accelerate payment by liquidating the loans. Even if such an attempt were unsuccessful, delays in payments on the loans and resulting delays or losses on the securities could result.

                                       21

THE LOAN SELLER OR OTHER RESPONSIBLE PARTIES MAY NOT BE ABLE TO REPURCHASE
DEFECTIVE LOANS.

     Each loan seller or another responsible party will make various representations and warranties related to the loans. If any such loan seller or responsible party fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan. It is possible that any such loan seller or responsible party may not be capable of repurchasing or substituting any defective loans, for financial or other reasons. The inability of any such party to repurchase or substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the securities could occur.

EXTERNAL EVENTS MAY INCREASE THE RISK OF LOSS ON THE LOANS.

     In response to previously executed and threatened terrorist attacks in the
     United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or
     National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Generally, substantially all of the loans in the trust for a series of securities are expected to have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which may result in shortfalls of interest on your securities.

DRUG, RICO AND MONEY LAUNDERING VIOLATIONS COULD LEAD TO PROPERTY FORFEITURES.

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the
     United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2)
     the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

                                       22

THE RATINGS ON YOUR SECURITIES COULD BE REDUCED OR WITHDRAWN.

     Each rating agency rating the securities of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your securities have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the securities will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the securities. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the securities. In all cases, no person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

THE SECURITIES MAY NOT BE SUITABLE INVESTMENTS.

     The securities are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                       23

                                 THE TRUST FUND

GENERAL

     The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

     o    single family mortgage loans, including

          o    mortgage loans secured by first, second and/or more subordinate liens on one to four-family residential properties,

          o    closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          o    home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA
               Title I Credit Insurance program administered pursuant to the
               National Housing Act of 1934, and

          o    manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

     o    commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

     o    mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie
          Mae or Freddie Mac;

     o    privately issued mortgaged-backed securities representing interests in any of the above asset types; and

     o    all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-

                                       24

          backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

     The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under
"The Loans--Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

     Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie
Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

     As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund will engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund will have any source of capital other than its assets and any related credit enhancement.

                                       25

     In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of securities and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." The only ongoing responsibilities of the depositor with respect to any series of securities will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

     The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or
Originators; Repurchases" and "The Agreements--Sub-Servicing By Sellers" and
"--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

     The following, together with the discussion under "Credit Enhancement" in this prospectus, is a brief description of the assets that will be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

     General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that

                                       26

are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly.
In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     o    Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o    Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o    Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include
          "due on sale" clauses which permit the mortgagee to demand payment of

                                       27

          the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     Any loans that provide for payments to be allocated to principal and interest based on the "sum of the digits" or "Rule of 78s" method will be described in the related prospectus supplement. Generally, for any loan, the
"sum of the digits" or "Rule of 78s" refers to a method of allocating the total monthly payment due from the borrower between interest due on the loan and the repayment of principal. Under this method, during the early months of the loan, the portion of each payment allocable to interest is higher, and the portion of each payment allocable to principal is correspondingly lower that would be the case for a loan that fully amortizes on a level debt service basis. During the later months the situation reverses with the portion of each payment allocable to interest lower and the portion allocable to principal higher than would be the case for a loan that fully amortizes on a level debt service basis.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be established at the origination of loan in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. For any trust fund that acquires buydown loan, the related prospectus supplement will state whether the related buydown fund has been acquired by the trust along with the buydown loan. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed use properties that are primarily residential. Any mixed use property that is classified for purposes of the trust fund's assets as primarily residential will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its

                                       28

space for retail, professional or other commercial uses. Mixed use properties not meeting these characteristics will be treated as being predominately used for commercial purposes and will be classified for purposes of the trust fund's assets as commercial properties. Properties may include vacation and second homes, investment properties, leasehold interests and, to the limited extent described under "Commercial Loans" below, commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the
District of Columbia, Guam, Puerto Rico or any other territory of the United
States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement.
Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence, or a finding that the address of the underlying property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

     The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

                                       29

     Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

     Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets,

                                       30

commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of

     o    primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties,

     o    retail stores and establishments, that are primarily for commercial purposes

     o    office buildings, or

     o    hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.

     The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

     Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

     Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative

                                       31

retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

     Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     o    the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     o    the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two-
          to four-family dwelling units, other real property, home improvements or manufactured homes,

     o    the original terms to maturity of the loans,

     o    the largest principal balance and the smallest principal balance of any of the loans,

     o    the earliest origination date and latest maturity date of any of the loans,

     o    the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     o    the loan interest rates or range of loan interest rates borne by the loans,

     o    the maximum and minimum per annum loan interest rates, and

     o    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on
Form 8-K filed within 15 days of the closing date.

     No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally

                                       32

experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

     Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement.
Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.
As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

MODIFICATION OF LOANS

     The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD.
Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA

                                       33

under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of
Title 38, United States Code.

     Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National
Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through"
mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the
Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie
Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each
FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie
Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA
Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA
Loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the

                                       34

payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the
Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie
Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the
Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of
Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

                                       35

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage
Association Charter Act. Fannie Mae was originally established in 1938 as a
United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of
Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o    fixed-rate level installment conventional mortgage loans;

     o    fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

     o    adjustable rate conventional mortgage loans; or

     o    adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie
Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture.
Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the

                                       36

case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.
Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie
Mae certificates, distributions on the Fannie Mae certificates will be made by check.

     Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage
Corporation Act, Title III of the Emergency Home Finance Act of 1970, as
amended. The common stock of Freddie Mac is owned by the Federal Home Loan
Banks. Freddie Mac was established primarily for the purpose

                                       37

of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional mortgage loans
FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans.
Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either
Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program,
Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution.
Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie

                                       38

Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to
June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program,
Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie
Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor
Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie
Mac certificate group may not exceed two percentage points.

                                       39

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac,
Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

     The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If the depositor or any of its affiliates participated in the original issuance of any of the private mortgage-backed securities underlying any series of securities offered under the prospectus, the related prospectus supplement will disclose this fact. Any private mortgage-backed securities acquired by the depositor will be acquired in the secondary market and not

                                       40

pursuant to an initial offering of the securities. In addition, private mortgage-backed securities will have previously been registered under the
Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k)
promulgated under the Securities Act of 1933.

     Where the related PMBS issuer is not an affiliate of the depositor, it will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences. The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related PMBS trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to by it or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

     o    no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

     o    the underlying mortgage loan may have had an original term to stated
          maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

     o    the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     o    the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit
support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance

                                       41

policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

     Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

     (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

     (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated
     maturities of the underlying mortgage loans at origination;

     (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

     (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

     (5) the pass-through or certificate rate of the private mortgage-backed securities;

     (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

     (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

     Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

                                       42

     o    that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

     o    that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

     o    that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

     o    that there were no delinquent tax or assessment liens against the property;

     o    that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o    that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

     If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or

                                       43

warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either

     o    to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or

     o    substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

     If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the
Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

     Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of the Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The

                                       44

related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to purchase the related trust fund assets;

     o    to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

     o    to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under
          "Credit Enhancement".

     The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     Morgan Stanley ABS Capital I Inc. is a direct, wholly-owned subsidiary of
Morgan Stanley. Morgan Stanley ABS Capital I Inc. will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on January 7, 1997. The principal executive offices of the depositor are located at 1585 Broadway, 2nd Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future to have, any significant assets.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. A trust that only issues notes, or that issues both notes and certificates, will be

                                       45

formed under a trust agreement. A trust that issues only certificates will be formed under a pooling and servicing agreement. Each pooling and servicing agreement and indenture will be governed by New York law and each trust agreement will be governed by Delaware law. Each trust, as issuer of securities under the applicable agreement, will therefore be subject to the governing law of the agreement. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     o    the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

     o    the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The
          Agreements--Payments on Loans; Deposits to Security Account";

     o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     o    any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future

                                       46

interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal
Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee either represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to

                                       47

those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

     As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal
Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a
REMIC election will be set forth in the related prospectus supplement. If a
REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related
REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a
REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

                                       48

     Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund.
Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

                                       49

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

     If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the

                                       50

master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis.
Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

     If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities"
above.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

     o    the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

     o    the amount of the distribution allocable to interest;

     o    the amount of any advance;

     o    the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date, or withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     o    the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

     o    the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

     o    the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     o    the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o    the number and aggregate principal balances of loans that are delinquent but not in foreclosure as of the close of business on the last day of the calendar month

                                       51

          preceding the distribution date, grouped by those loans that are 31 to
          60 days, 61 to 90 days or 91 or more days delinquent;

     o    the number and aggregate principal balances of loans that are in foreclosure as of the close of business on the last day of the calendar month preceding the distribution date, grouped by those loans that have been in foreclosure for 1 to 30 days, 31 to 60 days, 61 to
          90 days or 91 or more days;

     o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o    the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     o    if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

     o    the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported under the first and second bullets above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes.
Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

                                       52

Categories of Classes

Principal Types

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying trust fund assets for the
                                 related series.

Component Securities..........   A class consisting of components. The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on a notional amount. The notional
                                 amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 trust fund assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of securities may be
                                 subdivided into different categories--e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth--having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of securities will
                                 be narrower than that for the primary planned
                                 principal class of that series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a

                                       53

                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying trust fund assets. These two
                                 rates are the endpoints for the "structuring
                                 range" for the scheduled principal class.

Sequential Pay Class..........   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying trust fund assets.

Support Class or Companion
   Class......................   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes and/or
                                 scheduled principal classes on that
                                 distribution date.

Targeted Principal Class or
   TACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 trust fund assets.

Interest Types

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of that class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in that index
                                 as specified in the related prospectus
                                 supplement. Interest payable to a floating rate
                                 class on a distribution date may be subject to
                                 a

                                       54

                                 cap based on the amount of funds available to
                                 pay interest on that distribution date.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index as
                                 specified in the related prospectus supplement
                                 and that varies inversely with changes in that
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments--e.g., the loan
                                 rates borne by the underlying loans.

Auction Rate..................   A class with an interest rate that resets
                                 periodically to an auction rate that is
                                 calculated on the basis of auction procedures
                                 described in the related prospectus supplement.

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying trust
                                 fund assets or other assets of the trust fund
                                 and little or no principal. Interest only
                                 classes have either a nominal principal balance
                                 or a notional amount. A nominal principal
                                 balance represents actual principal that will
                                 be paid on the class. It is referred to as
                                 nominal since it is extremely small compared to
                                 other classes. A notional amount is the amount
                                 used as a reference to calculate the amount of
                                 interest due on an interest only class that is
                                 not entitled to any distributions in respect of
                                 principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive distributions in respect of
                                 principal only.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest with respect to that class.
                                 The accreted interest will not be distributed
                                 but will instead be added to the principal
                                 balance of that class on each applicable
                                 distribution date, with the remainder of the
                                 accrued interest to be distributed currently as
                                 interest on that class. This partial accrual
                                 without distribution may

                                       55

                                 continue until a specified event has occurred
                                 or until the partial accrual class is retired.

Accrual.......................   A class that accretes the full amount of
                                 accrued interest with respect to that class.

                                 The accreted interest will not be distributed
                                 but will instead be added as principal to the
                                 principal balance of that class on each
                                 applicable distribution date. This accrual
                                 without distribution may continue until some
                                 specified event has occurred or until the
                                 accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of
11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters
Screen LIBO Page, as defined in the International Swap Dealers Association, Inc.
Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or
to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

     LIBOR will be established as follows:

     (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

                                       56

          o    the reserve interest rate.

     The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United
States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2)
above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held

                                       57

at the end of the relevant month. The major components of funds of Eleventh
District member institutions are:

          o    savings deposits,

          o    time deposits,

          o    FHLBSF advances,

          o    repurchase agreements, and

          o    all other borrowings.

     Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of
Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds
Index, unless the most recently published index relates to a month prior to the third preceding month. If the

                                       58

most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds
Index published by the OTS. Information on the National Cost of Funds Index may
be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or
calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of
Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of
COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the
Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

     (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

     (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is
published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal
Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If
the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations

                                       59

reported by five leading U.S. government securities dealers to the Federal
Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the
Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime
Rate for an interest accrual period will be the "Prime Rate" as published in the
"Money Rates" section of The Wall Street Journal, or if not so published, the
"Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The
Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear
Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository
Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as
"Euroclear."

     The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-

                                       60

entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

     Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each security owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The
Securities Intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the
Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate. security owners will not receive written confirmation from DTC of their purchase, but security owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the
Participant or indirect participant through which the security owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of security owners. security owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

     To facilitate subsequent transfers, all book-entry securities deposited by
Participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual security owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the security owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by
Participants to indirect participants, and by Participants and indirect participants to security owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date.
The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those
Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.
DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown

                                       61

on DTC's records. Payments by Participants to security owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the security owners shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or
Clearstream Participants on that business day. Cash received in Clearstream or
Euroclear as a result of sales of securities by or through a Clearstream
Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear
Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies,

                                       62

clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation,
Government Securities Clearing Corporation, MBS Clearing Corporation, and
Emerging Markets Clearing Corporation, as well as by the New York Stock
Exchange, Inc., the American Stock Exchange LLC, and the National Association of
Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in
Clearstream in any of 37 currencies, including United States dollars.
Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream
Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

     Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain

                                       63

other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.
Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of
Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Material Federal Income Tax Consequences--Tax Treatment of Foreign
Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding."
Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

     Monthly and annual reports on the trust fund will be provided to Cede &
Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

     DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of
Securities Intermediaries whose holdings include those book-entry securities.
Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

                                       64

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of
DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

     o    reducing the ownership interest, if applicable, of the related subordinated securities;

                                       65

     o    a combination of the immediately preceding sentence and the above; or

     o    another method described in the related prospectus supplement.

     If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

     o    in the order of their scheduled final distribution dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events; or

     o    by another method as specified in the related prospectus supplement.

                                       66

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the
L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o    maintaining timely payments or providing additional protection against losses on the trust fund assets;

     o    paying administrative expenses; or

     o    establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed

                                       67

with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the
SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

     If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

     The reserve account for a series will be funded:

     o    by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

     o    by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

     o    in any other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

          (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United
     States;

                                       68

          (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (4) certificates of deposit, demand or time deposits, or bankers'
     acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if
     Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

          (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

          (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

          (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4)
     above;

          (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

          (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the

                                       69

     highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

          (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United
     States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

     Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.
Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

                                       70

     The pool insurance policy may provide that no claims may be validly presented unless:

     o    any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

     o    hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o    if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

     o    the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

     The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

                                       71

     The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

     If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

     o    maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

     o    paying administrative expenses; or

     o    establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

                                       72

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

     If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

     The derivative products may include interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S.
Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR)
for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

     Other types or arrangements may be entered into to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. These arrangements will be described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans.
Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than,

                                       73

or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans.
Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the
Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may

     (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or

     (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA
Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and
"Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

                                       74

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full.
Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete.
Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of

                                       75

consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

     Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The
Agreements--Termination; Optional Termination."

     If a funding period is established for the related series of securities as described under "The Agreements - Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire sufficient loans during the pre-funding period, the amounts remaining in the pre-funding account at the end of the funding period will be applied as a prepayment of principal in the manner and priority specified in the related prospectus supplement.

     The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all

                                       76

principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans.
Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

     If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

          (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

          (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

          (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

          (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1)
through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

     If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

     If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage
Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required

                                       77

to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material
Legal Aspects of the Loans--The Contracts."

     The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

     If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either purchase the related loan from the trust fund at the purchase price or if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or
Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole

                                       78

remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

     As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The
Trust Fund--Representations by Sellers or Originators; Repurchases." These
obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

     o    maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

     o    an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association
          Insurance Fund (as successor to the Federal Savings and Loan Insurance
          Corporation);

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     o    an account or accounts the deposits in which are insured by the BIF or
          SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

     o    an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

     o    all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o    all payments on account of interest on the loans, net of applicable servicing compensation;

     o    all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

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     o    all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The
          Trust Funds--Representations by Sellers or Originators; Repurchases"
          or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional
          Termination" below;

     o    all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o    all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

     o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

     o    to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

     o    to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o    to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o    to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o    to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts

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          received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

     o    to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

     o    to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

     o    to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

     The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent

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loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

     For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and
Prepayment Considerations."

     The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

     In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest

                                       83

account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

SUB-SERVICING BY SELLERS

     Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

HAZARD INSURANCE

     Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of

     (1) the maximum insurable value of the improvements securing the loan or

     (2) the greater of (y) the outstanding principal balance of the loan and
(z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

     All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account.
In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been

                                       84

underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally
80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or

     (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit
Enhancement."

     In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

     If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

                                       85

     (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and

     (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan.
If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

     In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

     o    first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

     o    second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

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     o    third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

     o    fourth, as a recovery of principal of that loan.

     The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

     General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

     The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required.
Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is

                                       87

maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I
Program of the FHA, see "Material Legal Aspects of the loans--The Title I
Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States
Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

     The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the

                                       88

obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

     Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers, the Audit Program for Mortgages serviced for
Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit
Program for Mortgages serviced for Freddie Mac, or the Uniform Single
Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

     Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

     Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director,

                                       89

officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders.
In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

     Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

     o    failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

     o    any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

     o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues

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          unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

     o    events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

     If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

     Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

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     o    a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     o    failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o    events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o    any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

     If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

     o    the holders of 100% of the voting interests of the notes of that series consent to the sale;

     o    the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

     o    the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3%
          of the voting interests of the notes of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any

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liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

     In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

     o    to cure any ambiguity;

     o    to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement;
          or

     o    to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will

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not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

     Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may

     (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

     (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if
REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

     Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement.
The exercise of that option will effect early retirement of the

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securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a
"qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

     Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the
Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the
Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

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GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

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     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated
within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in

                                       97

locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

     Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by that tenant-

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stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy
Laws and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser

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at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However,
CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the
"secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection
Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include
"merely having the capacity to influence, or unexercised right to control"
operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

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     A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and
Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit
Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

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     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a
Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

     The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the

                                       102

property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, Section 341(b) of the Garn-St
Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota,
New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

     The Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.

     In addition, some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the
Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the
Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the

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payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of
Thrift Supervision , referred to as the "OTS", the agency that administers the
Parity Act for unregulated housing creditors, has withdrawn its favorable Parity
Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003. The late charges and prepayment fees described above are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March
31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

     General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests"
each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped.
With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

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     Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help"
repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the

                                       105

manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the
UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a
"fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the
FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under

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a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act,
the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit
Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer
Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.
Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and

                                       107

the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status, In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public
Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans
Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief
Act or the California Military and Veterans Code. Application of the Relief Act
or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and
Veterans Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a home improvement contract or manufactured housing contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or home improvement contract or manufactured housing contract goes into default, there may be delays and losses occasioned as a result.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is

                                       109

entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

     The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates

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absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that:
hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

     The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants.
Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

     General. If so specified in the related prospectus supplement, all or a specified percentage of the loans contained in a trust fund may be loans insured under the Title I Program, which is formally known as the FHA Title I Credit
Insurance Program created pursuant to Sections 1 and 2(a) of the National
Housing Act of 1934. For any series of securities backed by loans that are insured under the Title I Program, the related trust fund will be assigned the

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benefits of the credit enhancement provided to the holders of the loans under the Title I Program. The following describes the material terms of the Title I
Programs with respect to the benefits securityholders will receive and the limitations to which they will be subject should the trust fund hold loans insured under the Title I Program.

     Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I
Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for FHA insurance under the Title I
Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed
150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the

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borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I
Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I
Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of
HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

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     FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I insurance contract. The amount of insurance coverage in this account is
10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of
0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by the amount of the FHA insurance claims approved for payment relating to the insured loans and the amount of insurance coverage attributable to insured loans sold by the lender.
The insurance coverage may also be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan--whichever is less. However, under the
Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to
September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or

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repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

     o    the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

     o    the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

     o    the uncollected court costs;

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     o    the attorney's fees not to exceed $500; and

     o    the expenses for recording the assignment of the security to the
          United States.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act, Depository Institutions Deregulation and Monetary Control Act,
Gramm-Leach-Bliley Act and related statutes and regulations. In particular,
Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and
the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them.
In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

"HIGH COST" LOANS AND PREDATORY LENDING LAWS

     Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or the
Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds.
Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys' fees.

     In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the
Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

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     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor. The discussion is based upon the provisions of the
Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

     The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.
Prospective investors in the securities are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to holders of securities will vary depending on whether:

     (1) the securities of a series are classified as indebtedness;

     (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

     (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

     (4) the trust fund relating to a particular series of certificates is treated as a partnership.

     Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP, Dewey
Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that, for federal income tax purposes:

          o    securities issued as notes will be treated as indebtedness;

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          o    securities issued as certificates will be treated as one of the following:

               O    indebtedness;

               O    beneficial ownership interests in the related trust fund or in its assets; or

               O    "REMIC regular interests" or "REMIC residual interests".

The latter treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its
Holders". Each prospectus supplement will specify if this treatment applies to the securities being issued. Subject to the discussion under " --Taxation of the
REMIC and Its Holders", Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP are of the
opinion that securities representing REMIC "regular interests" are taxable to the holders of those securities in substantially the same manner as indebtedness issued by the REMIC.

     In all cases, each trust fund will be structured to not be subject to an entity level tax, and Sidley Austin Brown & Wood llp, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP are of the
opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.

TAXATION OF DEBT SECURITIES

     General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law,
Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP, Dewey
Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that the securities will be treated as debt for
United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued counsel to the depositor will deliver an opinion generally to that effect.

     Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, special counsel to the depositor identified in the prospectus supplement will have advised the depositor that:

     (1) Debt securities held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

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     (2) Debt securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section
     856(c)(4)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular
Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

     Debt Securities that are Compound Interest Securities--generally, securities on which all or a portion of the interest is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the
Treasury (the "OID regulations") regulations thereunder. A holder of Debt
Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt
Securities.

     In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt
Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt
Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt
Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies,

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the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated
interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated
redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated
redemption price at maturity and the Debt Security will generally have OID.
Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt
Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt
Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

     (1) the interest is unconditionally payable at least annually at a "current value" of the index;

     (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

     (3) interest is based on a "qualified floating rate," an "objective rate,"
     or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that
     Debt Security; and

     (4) the principal payments are not contingent.

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     In the case of Compound Interest Securities, some Interest Weighted
Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     In addition, the IRS has issued regulations the ("Contingent Regulations")
governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID regulations as described in this prospectus.
However, because no regulatory guidance currently exists under Code Section
1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that
Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a Pay-Through
Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of

     (a) the present value of all payments remaining to be made on the
     Pay-Through Security as of the close of the accrual period and

     (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.

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     The present value of the remaining payments is to be determined on the basis of three factors:

     (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

     (2) events which have occurred before the end of the accrual period and

     (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment
Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a
Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the
Prepayment Assumption, no representation is made to holders of Pay-Through
Securities that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest
Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the
OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the
OID by comparable economic accruals of portions of that excess.

     Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a

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result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying
Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security.
However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated
principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an
Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on
Pass-Through Securities" above.

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

     (1)  the yield to maturity of those Debt Securities and

     (2)  in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

     Because the proper method of adjusting accruals of OID on a variable rate
Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of
"market discount"--generally, the excess of the principal amount of the Debt
Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either

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     (1) on the basis of a constant yield, in the case of a Pay-Through
Security, taking into account a prepayment assumption, or

     (2) in the ratio of (a) in the case of securities, or in the case of a
Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a
Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a
Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security, other than an Interest
Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount.
Accordingly, it appears that the accrual of premium on a class of Pay-Through
Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

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     Election to Treat All Interest as Original Issue Discount. The OID
regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Debt Security with market discount, the holder of the
Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires.
The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     Consequences of Realized Losses. Under Section 166 of the Code, both corporate holders of Debt Securities and noncorporate holders that acquire Debt
Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such securities become wholly or partially worthless as the result of one or more realized losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Security in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such security becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short term capital loss. Moreover, the character and timing of any such losses by holders of Debt
Securities of a series in which no REMIC election has been made may be governed by Code Section 165(g) relating to worthless securities, rather than by Code
Section 166, if such securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

     Each holder of a Debt Security will be required to accrue OID on such security without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a realized loss is allocated to such Debt Security or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt
Security could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Security eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of Debt Securities should consult with their own tax advisors with respect to the federal income tax consequences of realized losses attributable to OID.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, Sidley Austin Brown
& Wood LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP and Mayer,
Brown, Rowe & Maw LLP, each special counsel to the depositor, are

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of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued Sidley
Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft LLP, Dewey Ballantine LLP
or Mayer, Brown, Rowe & Maw LLP will deliver an opinion to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC, and that the securities designated as the sole class of
"residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Subject to the discussion below, REMIC regular interests are treated for holders of those interests in substantially the same manner as debt issued by the REMIC for U.S. federal income tax purpose. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as
specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a
REMIC election is made with respect to a series of securities,

     (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section
7701(a)(19)(C); and

     (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

     If less than 95% of the REMIC's assets consist of assets described in (1)
or (2) above, then a security will qualify for the tax treatment described in
(1) or (2) in the proportion that those REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as
"single family residences" within the meaning of Code Section 25(e)(10) can be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

     Outside Reserve Fund. To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular
Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is

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subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest
Security or Regular Interest Security on that day. In the case of a holder of a
Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a
Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, scheduled to be phased out between 2006 and 2009, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

     (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

     In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

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TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the
REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated
interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular
Interest Securities in the same manner that the holders of the Regular Interest
Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt
Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will

                                       128

be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the
     REMIC pursuant to the Code; or

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

     It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of
100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Residual Interest Security will take into account the
"daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest
Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the
REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on
REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

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     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a
Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest
Security. If the amount of a payment exceeds a holder's adjusted basis in the
Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange.
Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a
Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of
Foreign Investors."

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     Alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. In addition, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.
Moreover, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a
Residual Interest Security, over the daily accruals for a quarterly period of
120% of the long term applicable Federal Rate on the startup day multiplied by the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular
Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual
Interest Security before the beginning of the quarter. The long-term Federal
Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in some circumstances, transfers of Residual
Interest Securities may be disregarded. See "--Restrictions on Ownership and
Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign
Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by "Disqualified
Organization. Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity), a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the
Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income.
Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual
Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified
Organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

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     Under the REMIC Regulations, if a Residual Interest Security is a
"noneconomic residual interest," as described below, a transfer of a Residual
Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and at the time of the transfer the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States Person and (iv)
either the formula test or the assets test (each as described below) is satisfied.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Interest Security does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the related
REMIC generates losses. However, the direct or indirect transfer of the Residual
Interest Security to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee is not eligible for the formula test. For purposes of this calculation, (i) the transferee is assumed to pay tax at the highest rate currently specified in
Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the transferee has been subject to the alternative minimum tax under Section
55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii)
present values are computed using a discount rate equal to the short-term
Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The asset test is satisfied if the transfer of the interest complies with
Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly: (i) the transferee is an "eligible corporation," as defined in Treasury Regulations
Section 1.860E-1(c)(6)(i), as to which income from the

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interest will only be taxed in the United States; (ii) at the time of the transfer, and at the close of the transferee's two fiscal years preceding the year of the transfer, the transferee had gross assets for financial reporting purposes in excess of $100 million and net assets in excess of $10 million
(excluding any obligation of a person related to the transferee within the meaning of Treasury Regulations Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy these minimum asset requirements); (iii) the transferee must agree in writing that it will transfer the interest only to another
"eligible corporation," as defined in Treasury Regulations Section
1.860E-1(c)(6)(i), in a transaction that satisfies the three other requirements of the safe harbor identified above, and the transferor must not know or have reason to know that the transferee will not honor these restrictions on the subsequent transfer of the Residual Interest Security; and (iv) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Interest Security will not be paid.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of noneconomic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States.
Prospective purchasers of the REMIC residual interests should consult with their tax advisors regarding the effect of these regulations.

     Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest
Security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year and accrual method basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more
REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax

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purposes as a grantor trust under subpart E, Part I of subchapter J of the Code, in which case, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft
LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a
Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through
Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990 and is scheduled to be phased out between
2006 and 2009, will be reduced by the lesser of

     (1) 3% of the excess of adjusted gross income over the applicable amount or

     (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement,

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will have a relatively uniform interest rate and other common characteristics.
To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market
Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section
1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of
"stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

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     Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The
IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than
100 basis points of interest stripped off.

     The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to
Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments
"secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to
Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under some circumstances, if the loans prepay at a rate faster than the
Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted
Securities.

     In light of the application of Section 1286 of the Code, a beneficial owners of a Stripped Security generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Security generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to them if they should fail to do so.

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     Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The
IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code, and "loans secured by an interest in real property"
within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

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     (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable
Federal Rate as of the beginning of the holder's holding period, over

     (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     (1) fails to furnish the trustee with its social security number or taxpayer identification number;

     (2) furnishes the trustee an incorrect social security number or taxpayer identification number;

     (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

     On June 20, 2002 the IRS published proposed regulations, which will, when effective, affect the information reporting obligations of trustees of
"widely-held fixed investment trusts" (that is, any grantor trust that is a
United States person under Code Section 7701(a) (30) (E) an interest in which is held by one or more "middlemen") and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street). These regulations were proposed to be effective on January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

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TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be
"effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments.
These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities,
including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The
Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest
Securities that do not have significant value. Under the REMIC Regulations, if a
Residual Interest Security has tax avoidance potential, a transfer of a Residual
Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual
Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign person transfers a Residual
Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of

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the withholding tax provisions of the Code. See "--Taxation of Holders of
Residual Interest Securities--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that

     (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation, and

     (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an
IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation,

then assuming compliance with the related agreement and related documents and applicable law, Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham & Taft
LLP, Dewey Ballantine LLP and Mayer, Brown, Rowe & Maw LLP, each special counsel to the depositor, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for
United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.

     OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities.
Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their

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principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the
Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest,"
and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the

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conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of
30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

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TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

     (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

     (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (3) prepayment premium payable to the holders of certificates for that month; and

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     (4) any other amounts of income payable to the holders of certificates for that month.

     The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

     Discount and Premium. It is believed that the loans were not issued with
OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

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     Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a
12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

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     Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

     Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes the name, address and taxpayer identification number of the nominee and as to each beneficial owner the name, address and identification number of that person, whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following
January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

                                       146

     The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to
non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.
Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business. Subsequent adoption of
Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS
Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of
Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for
U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a
U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a

                                       147

rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

REPORTABLE TRANSACTIONS

     Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these
Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that
Plan, subject to exceptions not here relevant.

     Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to

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use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section
4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

     Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

     Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies.
Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes--for example,

     o    Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

     o    PTCE 95-60, which exempts certain transactions by insurance company general accounts;

     o    PTCE 91-38, which exempts certain transactions by bank collective investment funds;

     o    PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

     o    PTCE 84-14, which exempts certain transactions effected on behalf of a
          Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

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PLAN ASSET REGULATION

     The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. Section 2510.3-101.) The Plan
Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan
Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities
Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund.
In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those
Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the
DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the
Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the
Plan Asset Regulation.

EXEMPTION 83-1

     In Prohibited Transaction Class Exemption 83-1, the DOL exempted from
ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in
Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of

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mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family
Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities.
Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

     The discussion in this and the next succeeding paragraph applies only to
Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See
"Description of the Securities" in this

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prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

     Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold
Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

     The DOL has granted to Morgan Stanley & Co. Incorporated an administrative underwriter's exemption (Prohibited Transaction Exemption 90-24, 55 Fed. Reg.
20548 (1990)) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Morgan Stanley Exemption.

     Among the conditions that must be satisfied for the underwriter's exemption to apply are the following:

     (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated
     Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

     (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories
     (four, in a Designated Transaction) from at least one Rating Agency;

     (4) the trustee must not be an affiliate of any other member of the
     Restricted Group other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

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     (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities
     Act of 1933.

     The trust fund must also meet the following requirements:

     (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

     (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a
     Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

     (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

     (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a
     Rating Agency;

     (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the
     Morgan Stanley Exemption receiving a lower credit rating from a Rating
     Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

     (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than
     100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

     (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

          (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

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          (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating
          Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;

     (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

     (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

     (8) the related prospectus or prospectus supplement must describe:

          (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          (b) the duration of the pre-funding period;

          (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

          (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

     (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust, provided that, among other requirements:

     (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

     (2) the Plan is not a plan with respect to which any member of the
     Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of
     ERISA;

                                       154

     (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which
     Plans have invested is acquired by persons independent of the Restricted
     Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

     (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This relief under the Morgan Stanley Exemption does not apply to Plans sponsored by any member of the Restricted Group with respect to the related series.

     The Morgan Stanley Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Morgan
Stanley Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

     Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class
Exemption 95-60, regarding transactions by insurance company general accounts.
In addition to any exemption that may be available under PTE 95-60 for the purchase and holding of securities by an insurance company general account, the
Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of
ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a
Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     There can be no assurance that the Morgan Stanley Exemption or any other
DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all

                                       155

transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

     Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code to the proposed investment and the Morgan
Stanley Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered securities which will qualify as
"mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities", will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in or secured by a trust fund consisting, in whole or in part,

                                       156

of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of
SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented, thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the
Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning
"safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities,"
for investment by national banks. The National Credit Union Administration (the
"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. sec. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision
(the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the offered securities should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by

                                       157

the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the offered securities as
"mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor

                                       158

or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe the nature and amount of the compensation paid to the underwriters for each class of securities offered and in total.

     Alternatively, the prospectus supplement may specify that securities will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of securities, Morgan Stanley will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley elects to purchase securities as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     The depositor will indemnify Morgan Stanley and any other underwriters against civil liabilities, including liabilities under the Securities Act of
1933, or will contribute to payments Morgan Stanley and any other underwriters may be required to make in respect of those civil liabilities.

     The securities will be sold primarily to institutional investors.
Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

     As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters with respect to each series of securities and the material federal income tax consequences with respect to that series will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, Cadwalader,
Wickersham & Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP. For
each series of notes, either Sidley Austin Brown & Wood LLP, Cadwalader,
Wickersham & Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP will opine to the effect that the notes are binding obligations of the related trust and Richards Layton & Finger, P.A. will opine to the effect that the notes are duly authorized and validly issued by the trust. For each series of certificates, either Sidley Austin Brown & Wood LLP, Cadwalader, Wickersham &
Taft LLP, Dewey Ballantine LLP or Mayer, Brown, Rowe & Maw LLP or, if the
certificates are issued by a Delaware trust, Richards Layton & Finger, P.A., will opine to the effect that the certificates are validly issued, fully paid and non-assessable.

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                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class.
There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of

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delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

     The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-121914, under the Securities Act of
1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W.,
Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the
SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

     Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the
Securities Exchange Act of 1934. Those reports will be filed under the name of the trust that issued the related series of securities. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find
More Information" for information on where you can obtain these reports.

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                                    GLOSSARY

     Whenever used in this prospectus, the following terms have the following meanings:

     "401(c) Regulations" means the final regulations published by DOL pursuant to Section 401(c) of ERISA.

     "Clearstream" is Clearstream Banking, societe anonyme.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

     "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

     "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are
Regular Interest Securities.

     "DTC" is The Depository Trust Company.

     "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

     "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear
System.

     "FHA Loan" means a mortgage loan insured by the FHA under the National
Housing Act or Title V of the National Housing Act of 1949.

     "Interest Weighted Security" means, for federal income tax purposes and any
REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the
REMIC or on loans underlying the Pass-Through Securities.

     "Morgan Stanley Exemption" or "Exemption" means the prohibited Transaction
Exemption 90-24, 55 Fed. Reg. 20548 (1990), as amended by prohibited transaction
Exemption 97-34, 62 Fed. Reg. 39021 (1997) and 2000-58, 65 Fed. Reg. 67765
(2000) the administrative exemption that has granted to Morgan Stanley & Co.
Incorporated.

     "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

     "Participants" are participating organizations through which a security owner can hold its book-entry security.

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     "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the
Code.

     "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

     "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

     "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

     "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3-101).

     "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

     "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

     "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

     "Regular Security" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

     "Regular Securityholder" is a holder of a Regular Security.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the
Code.

     "Restricted Group" means, for any series, the seller, the depositor, Morgan
Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the

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trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of those parties.

     "Securities Intermediary" is an entity that maintains the security owner's account and records the security owner's ownership of securities on that account.

     "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

     "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

     "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

     "VA Loan" means a mortgage loan partially guaranteed by the VA under the
Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38,
United States Code.

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